                                                                  EXECUTION COPY

                                                                     EXHIBIT 4.4










===============================================================================


                                 PPL CORPORATION


                                       and


                            THE CHASE MANHATTAN BANK,

                           as Purchase Contract Agent





                           PURCHASE CONTRACT AGREEMENT


                             Dated as of May 9, 2001



===============================================================================

                                TABLE OF CONTENTS


                                                                                     PAGE
                                                                                     ----


   RECITALS...........................................................................1

ARTICLE 1           Definitions and Other Provisions of
                    General Applications..............................................1
   SECTION 1.01.    Definitions.......................................................1
   SECTION 1.02.    Compliance Certificates and Opinions.............................17
   SECTION 1.03.    Form of Documents Delivered to Purchase Contract Agent...........18
   SECTION 1.04.    Acts of Holders; Record Dates....................................18
   SECTION 1.05.    Notices..........................................................20
   SECTION 1.06.    Notice to Holders; Waiver........................................21
   SECTION 1.07.    Effect of Headings and Table of Contents.........................21
   SECTION 1.08.    Successors and Assigns...........................................21
   SECTION 1.09.    Separability Clause..............................................21
   SECTION 1.10.    Benefits of Agreement............................................22
   SECTION 1.11.    Governing Law....................................................22
   SECTION 1.12.    Legal Holidays...................................................22
   SECTION 1.13.    Counterparts.....................................................22
   SECTION 1.14.    Inspection of Agreement..........................................23
   SECTION 1.15.    Appointment of Financial Institution as Agent for the Company....23

ARTICLE 2           Certificate Forms................................................23
   SECTION 2.01.    Forms of Certificates Generally..................................23
   SECTION 2.02.    Form of Purchase Contract Agent's Certificate of Authentication..24

ARTICLE 3           The Securities...................................................24
   SECTION 3.01.    Amount; Form and Denominations...................................24
   SECTION 3.02.    Rights and Obligations Evidenced by the Certificates.............25
   SECTION 3.03.    Execution, Authentication, Delivery and Dating...................26
   SECTION 3.04.    Temporary Certificates...........................................26
   SECTION 3.05.    Registration; Registration of Transfer and Exchange..............27
   SECTION 3.06.    Book-entry Interests.............................................28
   SECTION 3.07.    Notices to Holders...............................................29
   SECTION 3.08.    Appointment of Successor Depositary..............................29
   SECTION 3.09.    Definitive Certificates..........................................29
   SECTION 3.10.    Mutilated, Destroyed, Lost and Stolen Certificates...............30
   SECTION 3.11.    Persons Deemed Owners............................................31
   SECTION 3.12.    Cancellation.....................................................32
   SECTION 3.13.    Creation of Treasury PEPS Units by
                    Substitution of Treasury Securities..............................32
   SECTION 3.14.    Reestablishment of PEPS Units....................................34
   SECTION 3.15.    Transfer of Collateral upon Occurrence of Termination Event......35
   SECTION 3.16.    No Consent to Assumption.........................................36

                                       i
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
   SECTION 3.17.    CUSIP Numbers....................................................37

ARTICLE 4           The Preferred Securities, Subordinated Notes and
                    Applicable Ownership Interest of the Treasury Portfolio..........37
   SECTION 4.01.    Distributions and Interest Payments; Rights to
                    Distributions and Interest Payments Preserved....................37
   SECTION 4.02.    Notice and Voting................................................39
   SECTION 4.03.    Distribution of Subordinated Notes; Tax Event Redemption.........40

ARTICLE 5           The Purchase Contracts...........................................41
   SECTION 5.01.    Purchase of Shares of Common Stock...............................41
   SECTION 5.02.    Initial and Additional Remarketing...............................43
   SECTION 5.02.A.  Contract Adjustment Payments.....................................46
   SECTION 5.03.    Payment of Purchase Price; Final Remarketing.....................51
   SECTION 5.03.A.  Failed Final Remarketing.........................................56
   SECTION 5.04.    Issuance of Shares of Common Stock...............................56
   SECTION 5.05.    Adjustment of Settlement Rate....................................57
   SECTION 5.06.    Notice of Adjustments and Certain Other Events...................63
   SECTION 5.07.    Termination Event; Notice........................................64
   SECTION 5.08.    Early Settlement.................................................64
   SECTION 5.09.    No Fractional Shares.............................................66
   SECTION 5.10.    Charges and Taxes................................................67

ARTICLE 6           Remedies.........................................................67
   SECTION 6.01.    Unconditional Right of Holders to Receive Contract
                    Adjustment Payments and to Purchase Shares of Common Stock.......67
   SECTION 6.02.    Restoration of Rights and Remedies...............................67
   SECTION 6.03.    Rights and Remedies Cumulative...................................68
   SECTION 6.04.    Delay or Omission Not Waiver.....................................68
   SECTION 6.05.    Undertaking for Costs............................................68
   SECTION 6.06.    Waiver of Stay or Extension Laws.................................68

ARTICLE 7           The Purchase Contract Agent......................................69
   SECTION 7.01.    Certain Duties and Responsibilities..............................69
   SECTION 7.02.    Notice of Default................................................70
   SECTION 7.03.    Certain Rights of Purchase Contract Agent........................70
   SECTION 7.04.    Not Responsible for Recitals or Issuance of Securities...........72
   SECTION 7.05.    May Hold Securities..............................................72
   SECTION 7.06.    Money Held in Custody............................................72
   SECTION 7.07.    Compensation and Reimbursement...................................72
   SECTION 7.08.    Corporate Purchase Contract Agent Required; Eligibility..........73
   SECTION 7.09.    Resignation and Removal; Appointment of Successor................73
   SECTION 7.10.    Acceptance of Appointment by Successor...........................75
   SECTION 7.11.    Merger, Conversion, Consolidation or Succession to Business......75
   SECTION 7.12.    Preservation of Information; Communications to Holders...........76
   SECTION 7.13.    No Obligations of Purchase Contract Agent........................76
   SECTION 7.14.    Tax Compliance...................................................76

                                       ii
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
ARTICLE 8           Supplemental Agreements..........................................77
   SECTION 8.01.    Supplemental Agreements Without Consent of Holders...............77
   SECTION 8.02.    Supplemental Agreements with Consent of Holders..................78
   SECTION 8.03.    Execution of Supplemental Agreements.............................79
   SECTION 8.04.    Effect of Supplemental Agreements................................79
   SECTION 8.05.    Reference to Supplemental Agreements.............................79

ARTICLE 9           Merger, Consolidation, Share Exchange, Sale or Conveyance........80
   SECTION 9.01.    Covenant Not to Merge, Consolidate, Enter into a Share
                    Exchange, Sell or Convey Property Except Under Certain
                      Conditions.....................................................80
   SECTION 9.02.    Rights and Duties of Successor Corporation.......................80
   SECTION 9.03.    Officers' Certificate and Opinion of Counsel Given to
                    Purchase Contract Agent..........................................81

ARTICLE 10          Covenants........................................................81
   SECTION 10.01.   Performance under Purchase Contracts.............................81
   SECTION 10.02.   Maintenance of Office or Agency..................................81
   SECTION 10.03.   Company to Reserve Common Stock..................................82
   SECTION 10.04.   Covenants as to Common Stock.....................................82
   SECTION 10.05.   Statements of Officers of the Company as to Default..............82
   SECTION 10.06.   ERISA............................................................83


Exhibit A      Face of PEPS Units Certificate
Exhibit B      Face of Treasury PEPS Certificate
Exhibit C      Instruction to Purchase Contract Agent
Exhibit D      Notice from Purchase Contract Agent to Holders
Exhibit E      Notice to Settle by Cash
Exhibit F      Notice from Purchase Contract Agent to Remarketing Agent, Collateral Agent and
               Indenture Trustee and the Company

        PURCHASE CONTRACT AGREEMENT, dated as of May 9, 2001, (the "AGREEMENT") between PPL CORPORATION, a Pennsylvania corporation (the "COMPANY"), and THE CHASE MANHATTAN BANK, a New York banking corporation, acting as purchase contract agent for the Holders of Securities (as defined herein) from time to time (the "PURCHASE CONTRACT AGENT").

                                   RECITALS

        The Company has duly authorized the execution and delivery of this Agreement and the Certificates evidencing the Securities.

        All things necessary to make the Purchase Contracts, when the Certificates are executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent, as provided in this Agreement, the valid obligations of the Company, and to constitute these presents a valid agreement of the Company, in accordance with its terms, have been done. For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed as follows:

                                   ARTICLE 1
                   DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATIONS

        SECTION 1.01. Definitions.

        For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

        (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, and nouns and pronouns of the masculine gender include the feminine and neuter genders;

        (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States;

        (c) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Exhibit or other subdivision;

        (d) the following terms have the meanings given to them in the Trust
Agreement: (a) Tax Event Redemption; (b) Tax Event; (c)Trust; (d)Trust
Agreement;

        (e) the following term has the meaning given to it in the Remarketing
Agreement: (a) Remarketing; and (b) Remarketing Procedures;

        (f) the following terms have the meanings given to them in this Section 1.01(f):

        "ACT" has the meaning, with respect to any Holder, set forth in Section 1.04.

        "ADDITIONAL REMARKETING" has the meaning set forth in Section 5.02.

        "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "AGREEMENT" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

        "APPLICABLE AMOUNT" means the aggregate liquidation amount of the Preferred Securities or the aggregate principal amount of the Subordinated Notes which are components of PEPS Units on the Initial Remarketing Date.

        "APPLICABLE MARKET VALUE" has the meaning set forth in Section 5.01.

        "APPLICABLE OWNERSHIP INTEREST" means, with respect to a PEPS Unit and the U.S. Treasury securities in the Treasury Portfolio, (A) a 1/40, or 2.5%, undivided beneficial ownership interest in a $1,000 principal or interest amount of a principal or interest strip in a U.S. Treasury security included in such Treasury Portfolio which matures on or prior to May 17, 2004 and (B) for the scheduled interest payment date on the Preferred Securities or Subordinated Notes, as the case may be, that occurs on the Purchase Contract Settlement Date, in the case of a Successful Initial Remarketing, or for each scheduled interest payment date on the Preferred Securities or Subordinated Notes, as the case may be, that occurs after the Tax Event Redemption Date and on or before the Purchase Contract Settlement Date, in the case of a Tax Event Redemption, a 0.0456% undivided beneficial ownership interest in a $1,000 principal or interest amount of a principal or interest strip in a U.S. Treasury security included in the Treasury Portfolio that matures on or prior to that interest payment date.

        "APPLICABLE SPREAD" means the spread determined as set forth below, based on the Prevailing Rating of the Subordinated Notes in effect at the close of business on the Business Day immediately preceding the date of a Failed Final Remarketing.

        PREVAILING RATING OF THE SUBORDINATED NOTES            SPREAD
        -------------------------------------------            ------
        AA/"Aa"..........................................       3.00%
        A/"a"............................................       4.00%
        BBB/"Baa"........................................       5.00%
        Below BBB/"Baa"..................................       7.00%

        "APPLICANTS" has the meaning set forth in Section 7.12(b).

        "AUTHORIZED NEWSPAPER" means a daily newspaper, in the English language, customarily published on each day that is a Business Day in The City of New York, whether or not published on days that are legal holidays, and of general circulation in The City of New York. The Authorized Newspaper for the purposes of the Reset Announcement Date is currently anticipated to be The Wall Street Journal.

        "BANKRUPTCY CODE" means title 11 of the United States Code, or any other law of the United States that from time to time provides a uniform system of bankruptcy laws.

        "BENCHMARK TREASURY" means direct obligations of the United States (which may be obligations traded on a when-issued basis only) having a maturity comparable to the remaining term to maturity of the Subordinated Notes, as agreed upon by the Company and the Reset Agent. The rate for the Benchmark Treasury will be the bid side rate displayed at 10:00 A.M., New York City time,
(i) in case of the first Initial Remarketing on the third Business Day immediately preceding February 18, 2004 and in the case of the Final Remarketing on the third Business day immediately preceding May 18, 2004, on the seventh Business Day immediately preceding the date of such remarketing, and (ii) and in the case of any Additional Remarketing on the fourth Business Day immediately preceding the date on which the Preferred Securities will be remarketed, in the Telerate system (or if the Telerate system is (a) no longer available on that date or (b) in the opinion of the Reset Agent (after consultation with the Company) no longer an appropriate system from which to obtain such rate, such other nationally recognized quotation system as, in the opinion of the Reset Agent (after consultation with the Company) is appropriate). If such rate is not so displayed, the rate for the Benchmark Treasury shall be, as calculated by the Reset Agent, the yield to maturity for the Benchmark Treasury, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 A.M., New York City time, (i) in case of the first Initial Remarketing on the third Business Day immediately preceding February 18, 2004 and in the case of the Final Remarketing on the third Business Day immediately preceding May 18, 2004, on the seventh Business Day immediately preceding the date of such remarketing, and (ii) in the case of any Additional Remarketing, on the fourth Business Day immediately preceding the date of such Remarketing, as applicable, of three leading United States government securities dealers selected by the Reset Agent (after consultation with the Company) (which may include the Reset Agent or an Affiliate thereof).

        "BENEFICIAL OWNER" means, with respect to a Book-Entry Interest, a Person who is the beneficial owner of such Book-Entry Interest as reflected on the books of the Depositary or on the books of a Person maintaining an account with such Depositary (directly as a Depositary Participant or as an indirect participant, in each case in accordance with the rules of such Depositary).

        "BOARD OF DIRECTORS" means the board of directors of the Company or a duly authorized committee of that board.

        "BOARD RESOLUTION" means one or more resolutions of the Board of Directors, a copy of which has been certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Purchase Contract Agent.

        "BOOK-ENTRY INTEREST" means a beneficial interest in a Global Certificate, registered in the name of a Depositary or a nominee thereof, ownership and transfers of which shall be maintained and made through book entries by such Depositary as described in Section 3.06.

        "BUSINESS DAY" means any day other than a Saturday or Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to remain closed or a day on which the Indenture Trustee or the Property Trustee is closed for business; provided that for purposes of the second paragraph of Section 1.12 only, the term "Business Day" shall also be deemed to exclude any day on which trading on the New York Stock Exchange, Inc. is closed or suspended.

        "CASH" shall have the meaning set forth in Section 1.0 of the Pledge Agreement.

        "CASH SETTLEMENT" has the meaning set forth in Section 5.03(a)(i).

        "CERTIFICATE" means a PEPS Units Certificate or a Treasury PEPS Units Certificate.

        "CLEARING AGENCY" means an organization registered as a "Clearing Agency" pursuant to Section 17A of the Exchange Act that is acting as a depositary for the Securities and in whose name, or in the name of a nominee of that organization, shall be registered a Global Certificate and which shall undertake to effect book-entry transfers and pledges of the Securities.

        "CLOSING PRICE" has the meaning set forth in Section 5.01.

        "CODE" means the Internal Revenue Code of 1986, as amended.

        "COLLATERAL" has the meaning set forth in Section 1.01 of the Pledge Agreement.

        "COLLATERAL ACCOUNT" has the meaning set forth in Section 1.01 of the Pledge Agreement.

        "COLLATERAL AGENT" means The Bank of New York, as Collateral Agent under the Pledge Agreement until a successor Collateral Agent shall have become such pursuant to the applicable provisions of the Pledge Agreement, and thereafter "Collateral Agent" shall mean the Person who is then the Collateral Agent thereunder.

        "COLLATERAL SUBSTITUTION" has the meaning set forth in Section 3.13.

        "COMMON STOCK" means the PPL Corporation common stock, par value $0.01 per share.

        "COMPANY" means the Person named as the "Company" in the first paragraph of this instrument until a successor shall have become such pursuant to the applicable provision of this Agreement, and thereafter "Company" shall mean such successor.

        "CONSTITUENT PERSON" has the meaning set forth in Section 5.05(b).

        "CONTRACT ADJUSTMENT PAYMENTS" means in the case of PEPS Units and Treasury PEPS Units the amount payable by the Company in respect of each Purchase Contract constituting a part of a PEPS Unit or Treasury PEPS Unit, equal to 0.46 % per annum of the Stated Amount, or $0.1150 per annum, in each case computed on the basis of a 360-day year of twelve 30-day months.

        "CORPORATE TRUST OFFICE" means the principal corporate trust office of the Purchase Contract Agent at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at 450 West 33rd Street, New York, New York 10001, Attention: Institutional Trust Services.

        "COUPON RATE" means the percentage rate per annum at which distributions are payable for each Preferred Security initially, or the percentage rate per annum at which each Subordinated Note will bear interest initially and, following a Successful Initial Remarketing or a Successful Final Remarketing, as the case may be, on and after the Reset Effective Date, the Reset Rate as calculated by the Reset Agent, or following a Failed Final Remarketing, on and after May 18, 2004, the Reset Rate that will be equal to the Two-Year Benchmark Treasury in effect on the Final Remarketing Date plus the Applicable Spread.

        "CURRENT MARKET PRICE" has the meaning set forth in Section 5.05(a)(8).

         "DEPOSITARY" means a clearing agency registered under the Exchange Act that is designated to act as Depositary for the Securities as contemplated by Sections 3.06, 3.07, 3.08 and 3.09.

        "DEPOSITARY PARTICIPANT" means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Depositary effects book entry transfers and pledges of securities deposited with the Depositary.

        "DTC" means The Depository Trust Company.

        "EARLY SETTLEMENT" has the meaning set forth in Section 5.08(a).

        "EARLY SETTLEMENT AMOUNT" has the meaning set forth in Section 5.08(a).

        "EARLY SETTLEMENT DATE" has the meaning set forth in Section 5.08(a).

        "EARLY SETTLEMENT RATE" has the meaning set forth in Section 5.08(b).

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

        "EXPIRATION DATE" has the meaning set forth in Section 1.04(e).

        "EXPIRATION TIME" has the meaning set forth in Section 5.05(a)(6).

        "FAILED FINAL REMARKETING" has the meaning set forth in Section 5.03(b).

        "FAILED INITIAL REMARKETING" has the meaning set forth in Section 5.02.

        "FINAL REMARKETING" has the meaning set forth in Section 5.03(b).

        "FINAL REMARKETING DATE" has the meaning set forth in Section 5.03(b).

        "GLOBAL CERTIFICATE" means a Certificate that evidences all or part of the Securities and is registered in the name of a Clearing Agency or a nominee thereof.

        "HOLDER" means, with respect to a Security, the Person in whose name the Security evidenced by a Certificate is registered in the Security Register; provided, however, that in determining whether the Holders of the requisite number of Securities have voted on any matter, then for the purpose of such determination only (and not for any other purpose hereunder), if the Security remains in the form of one or more Global Certificates and if the Depositary which is the registered holder of such Global Certificate has sent an omnibus proxy assigning voting rights to the Depositary Participants to whose accounts the Securities are credited on the record date, the term "Holder" shall mean such Depositary Participant acting at the direction of the Beneficial Owners.

        "INDENTURE" means the Subordinated Indenture, dated as of May 9, 2001, between the Company and the Indenture Trustee (including any provisions of the TIA that are deemed incorporated therein), as supplemented by the Supplemental Indenture No. 1 dated as of May 9, 2001, pursuant to which the Subordinated Notes will be issued.

        "INDENTURE TRUSTEE" means The Chase Manhattan Bank, a New York banking corporation, as trustee under the Indenture, or any successor thereto in such capacity.

        "INITIAL REMARKETING" has the meaning set forth in Section 5.02.

        "INITIAL REMARKETING DATE" has the meaning set forth in Section 5.02.

        "ISSUER ORDER" or "ISSUER REQUEST" means a written order or request signed in the name of the Company by its Chairman of the Board, its President or one of its Vice Presidents, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Purchase Contract Agent.

        "New York Office" shall have the meaning set forth in Section 10.02.

        "NON-ELECTING SHARE" has the meaning set forth in Section 5.05(b).

        "NYSE" means the New York Stock Exchange, Inc.

        "OFFICERS' CERTIFICATE" means a certificate signed by the Chairman of the Board, its President or one of its Vice Presidents, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Purchase Contract Agent. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Agreement shall include:

                (i) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

                (ii) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

                (iii) a statement that, in the opinion of each such officer, each such officer has made such examination or investigation as is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                (iv) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

        "OPINION OF COUNSEL" means a written opinion of counsel, who may be counsel to the Company (and who may be an employee of the Company), and who shall be reasonably acceptable to the Purchase Contract Agent or in the case of an Opinion of

Counsel delivered under the Pledge Agreement, reasonably acceptable to the Collateral Agent, Securities Intermediary or Custodial Agent, as the case may be. An opinion of counsel may rely on certificates as to matters of fact.

        "OUTSTANDING SECURITIES" means, with respect to any Security and as of the date of determination, all Securities evidenced by Certificates theretofore authenticated, executed and delivered under this Agreement, except:

                (iii) If a Termination Event has occurred, (i) Treasury PEPS Units and (ii) PEPS Units for which the underlying Subordinated Notes have been theretofore deposited with the Purchase Contract Agent in trust for the Holders of such PEPS Units;

                (iv) Securities evidenced by Certificates theretofore cancelled by the Purchase Contract Agent or delivered to the Purchase Contract Agent for cancellation or deemed cancelled pursuant to the provisions of this Agreement; and

                (v) Securities evidenced by Certificates in exchange for or in lieu of which other Certificates have been authenticated, executed on behalf of the Holder and delivered pursuant to this Agreement, other than any such Certificate in respect of which there shall have been presented to the Purchase Contract Agent proof satisfactory to it that such Certificate is held by a protected purchaser in whose hands the Securities evidenced by such Certificate are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite number of the Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding Securities, except that, in determining whether the Purchase Contract Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities that a Responsible Officer of the Purchase Contract Agent knows to be so owned shall be so disregarded. Securities so owned that have been pledged in good faith may be regarded as Outstanding Securities if the pledgee establishes to the satisfaction of the Purchase Contract Agent the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any Affiliate of the Company.

        "PAYMENT DATE" means for each year February 18, May 18, August 18, and November 18, commencing August 18, 2001.

        "PEPS UNIT" means the collective rights and obligations of a Holder of a PEPS Units Certificate in respect of a Preferred Security, the Subordinated Notes or an appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, subject in each case to the Pledge thereof, and the related Purchase Contract; provided, that the appropriate Applicable Ownership Interest (as specified in clause (B) of the definition of such term) of the Treasury Portfolio shall not be subject to the Pledge.

        "PEPS UNITS CERTIFICATE" means a certificate evidencing the rights and obligations of a Holder in respect of the number of PEPS Units specified on such certificate.

        "PERMITTED INVESTMENTS" has the meaning set forth in Section 1.01 of the Pledge Agreement.

        "PERSON" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity of whatever nature.

        "PLAN" means an employee benefit plan that is subject to ERISA, a plan or individual retirement account that is subject to Section 4975 of the Code or any entity whose assets are considered assets of any such plan.

        "PLEDGE" means the pledge under the Pledge Agreement of the Preferred Securities, the Subordinated Notes, the Treasury Securities or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, in each case constituting a part of the Securities.

        "PLEDGE AGREEMENT" means the Pledge Agreement, dated as of May 9, 2001, among the Company, the Collateral Agent, the Securities Intermediary and the Purchase Contract Agent, on its own behalf and as attorney-in-fact for the Holders from time to time of the Securities.

        "PLEDGED PREFERRED SECURITIES" has the meaning set forth in the Pledge Agreement.

        "PLEDGED SUBORDINATED NOTES" has the meaning set forth in the Pledge Agreement.

        "PPL CAPITAL FUNDING" means PPL Capital Funding, Inc., a Delaware corporation and the issuer of the Subordinated Notes, and its successors.

        "PREDECESSOR CERTIFICATE" means a Predecessor PEPS Units Certificate or a Predecessor Treasury PEPS Units Certificate.

        "PREDECESSOR PEPS UNITS CERTIFICATE" of any particular PEPS Units Certificate means every previous PEPS Units Certificate evidencing all or a portion of the rights and obligations of the Company and the Holder under the PEPS Units evidenced thereby; and, for the purposes of this definition, any PEPS Units Certificate authenticated and delivered under Section 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen PEPS Units Certificate shall be deemed to evidence the same rights and obligations of the Company and the Holder as the mutilated, destroyed, lost or stolen PEPS Units Certificate.

        "PREDECESSOR TREASURY PEPS UNITS CERTIFICATE" of any particular Treasury PEPS Units Certificate means every previous Treasury PEPS Units Certificate evidencing all or a portion of the rights and obligations of the Company and the Holder under the Treasury PEPS Units evidenced thereby; and, for the purposes of this definition, any Treasury PEPS Units Certificate authenticated and delivered under Section 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Treasury PEPS Units Certificate shall be deemed to evidence the same rights and obligations of the Company and the Holder as the mutilated, destroyed, lost or stolen Treasury PEPS Units Certificate.

        "PREFERRED SECURITIES" means the Preferred Securities of the Trust, each having a stated liquidation amount of $25, representing undivided beneficial interests in the assets of the Trust.

        "PREVAILING RATING" with respect to the Subordinated Notes means:

        (1) AA/"Aa" if the Subordinated Notes have a credit rating of AA- or better by Standard & Poor's Ratings Services and "Aa3" or better by Moody's Investors Service Investors Service, Inc. or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected by the Remarketing Agent (after consultation with the Company);

        (2) if not under clause (1) above, then A/"a" if the Subordinated Notes have a credit rating of A- or better by Standard & Poor's Rating Services and "A3" or better by Moody's Investors Service or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected by the Remarketing Agent (after consultation with the Company);

        (3) if not under clauses (1) or (2) above, then BBB/"Baa" if the Subordinated Notes have a credit rating of BBB- or better by Standard & Poor's Rating Services and "Baa3" or better by Moody's Investors Service or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected by the Remarketing Agent (after consultation with the Company); or

        (4)     if not under clauses (1) through (3) above, then Below
BBB/"Baa."

        Notwithstanding the foregoing, (A) if (i) the credit rating of the Subordinated Notes by Standard & Poor's Rating Services shall be on the "Credit Watch" of Standard & Poor's Rating Services with a designation of "negative implications" or "developing", or (ii) the credit rating of the Subordinated Notes by Moody's Investors Service shall be on the "Corporate Credit Watch List" of Moody's Investors Service with a designation of "downgrade" or "uncertain", or, in each case, on any successor list of Standard & Poor's

Rating Services or Moody's Investors Service with a comparable designation, the prevailing ratings of the Subordinated Notes shall be deemed to be within a range one full level lower in the above table than those actually assigned to the Subordinated Notes by Moody's Investors Service and Standard & Poor's Rating Services and (B) if the Subordinated Notes are rated by only one rating agency on or before the Remarketing Date, the prevailing rating will at all times be determined without reference to the rating of any other rating agency; provided that if no such rating agency shall have in effect a rating of the Subordinated Notes and the Remarketing Agent is unable to identify a substitute rating agency or rating agencies, the prevailing rating shall be Below BBB/"Baa."

        "PRIMARY TREASURY DEALER" means a primary U.S. government securities dealer in New York City.

        "PROCEEDS" has the meaning set forth in Section 1.01 of the Pledge Agreement.

        "PROPERTY TRUSTEE" means The Chase Manhattan Bank, as initial property trustee under the Trust Agreement, or any successors thereto in such capacity that is a financial institution unaffiliated with the Company.

        "PURCHASE CONTRACT" means, with respect to any Security, the contract forming a part of such Security and obligating the Company to (i) sell, and the Holder of such Security to purchase, shares of Common Stock and (ii) pay the Holder Contract Adjustment Payments, if any, on the terms and subject to the conditions set forth in Article Five hereof.

        "PURCHASE CONTRACT AGENT" means the Person named as the "Purchase Contract Agent" in the first paragraph of this Agreement until a successor Purchase Contract Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Purchase Contract Agent" shall mean such Person.

        "PURCHASE CONTRACT SETTLEMENT DATE" means May 18, 2004.

        "PURCHASE CONTRACT SETTLEMENT FUND" has the meaning set forth in Section 5.04.

        "PURCHASE PRICE" has the meaning set forth in Section 5.01.

        "PURCHASED SHARES" has the meaning set forth in Section 5.05(a)(6).

        "QUOTATION AGENT" means (i) Morgan Stanley & Co. Incorporated and its respective successors, provided, however, that if the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefore another Primary Treasury Dealer or (ii) any other Primary Treasury Dealer selected by the Company.

        "RECORD DATE" for the interest payable on any Payment Date means, as to any Global Certificate, the Business Day next preceding such Payment Date, and as to any other Certificate, the fifteenth day prior to such Payment Date.

        "REDEMPTION AMOUNT" means, for each Subordinated Note, the product of
(i) the principal amount of such Subordinated Note and (ii) a fraction whose numerator is the applicable Treasury Portfolio Purchase Price and whose denominator is the applicable Tax Event Redemption Amount.

        "REDEMPTION PRICE" means the redemption price per Subordinated Note equal to the Redemption Amount plus any accrued and unpaid interest on such Subordinated Note to the date of redemption.

        "REFERENCE DEALER" means a dealer engaged in trading of convertible securities.

        "REFERENCE PRICE" has the meaning set forth in Section 5.01.

        "REMARKETING AGENT" has the meaning set forth in Section 5.02.

        "REMARKETING AGREEMENT" means the Remarketing Agreement, dated as of May 9, 2001, among the Company, PPL Capital Funding, the Trust and the Remarketing Agent.

        "REMARKETING FEE" has the meaning set forth in Section 5.02.

        "REORGANIZATION EVENT" has the meaning set forth in Section 5.05(b).

        "RESET AGENT" means Morgan Stanley & Co. Incorporated or, if Morgan Stanley & Co. Incorporated is unwilling or unable to act, another nationally recognized investment banking firm chosen by the Company to determine the Reset Rate.

        "RESET ANNOUNCEMENT DATE" means, in the case of the Reset Rate to be determined on the first Initial Remarketing Date on the third Business Day immediately preceding February 18, 2004, the tenth Business Day immediately preceding the applicable Reset Effective Date and, in the case of the Reset Rate to be determined on the Final Remarketing Date, the tenth Business Day immediately preceding the Purchase Contract Settlement Date, and in the case of the Reset Rate to be determined on the date of any Additional Remarketing, the third Business Day immediately preceding the date of any such remarketing.

        "RESET EFFECTIVE DATE" means the third Business Day following a Successful Initial Remarketing or May 18, 2004.

        "RESET RATE" means the interest rate per annum (to be determined by the Reset Agent), rounded to the nearest one-thousandth (0.001) of one percent per annum, equal to the sum of (X) the Reset Spread and (Y) the rate of interest on
(1) in the case of the Reset

Rate to be determined on the Initial Remarketing Date, the Benchmark Treasury in effect on the Initial Remarketing Date or (2) in the case of the Reset Rate to be determined on the Final Remarketing Date, (i) in the case of a Successful Final Remarketing, the Two-Year Benchmark Treasury in effect on the Final Remarketing Date, and (ii) in the case of a Failed Final Remarketing, the Two-Year Benchmark Treasury in effect on the Final Remarketing Date plus the Applicable Spread; provided, however, that the Reset Rate shall not exceed the maximum rate permitted by applicable law and provided further that the Reset Rate shall not be below the initial Coupon Rate.

        "RESET SPREAD" means (a) in the case of the Reset Rate to be determined on the Initial Remarketing Date, a spread amount to be determined by the Reset Agent on the applicable Reset Announcement Date as the appropriate spread so that the Reset Rate will be the distribution rate that the Preferred Securities should bear, or the interest rate that the Subordinated Notes should bear, in each case, in order for the Applicable Amount of Preferred Securities or Subordinated Notes, as the case may be, to have an approximate aggregate market value of 100.25% of the Treasury Portfolio Purchase Price on the Initial Remarketing Date, (b) in the case of the Reset Rate to be determined on the Initial Remarketing Date after a Successful Initial Remarketing, a spread amount determined by the Reset Agent on the applicable Reset Announcement Date as the appropriate spread so that the Reset Rate will be the distribution rate that the Preferred Securities should bear, or the interest rate that the Subordinated Notes should bear, in each case, in order for the Preferred Securities or Subordinated Notes, as the case may be, to have an approximate market value of 100.25% of their liquidation amount, or principal amount, as the case may be, on the Final Remarketing Date, and (c) in the case of the Reset Rate to be determined on the Final Remarketing Date after a Failed Final Remarketing, the Applicable Spread.

        "RESPONSIBLE OFFICER" means, with respect to the Purchase Contract Agent, any officer of the Purchase Contract Agent assigned by the Purchase Contract Agent to administer this Purchase Contract Agreement.

        "SECURITIES INTERMEDIARY" means The Bank of New York, as Securities Intermediary under the Pledge Agreement until a successor Securities Intermediary shall have become such pursuant to the applicable provisions of the Pledge Agreement, and thereafter "Securities Intermediary" shall mean such successor.

        "SECURITY" means a PEPS Unit or a Treasury PEPS Unit, as the case may be.

        "SECURITY REGISTER" and "SECURITIES REGISTRAR" have the respective meanings set forth in Section 3.05.

        "SENIOR INDEBTEDNESS" means indebtedness of any kind of the Company unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity in right of payment with or subordinate in right of payment to the Contract Adjustment Payments; provided, however, that Senior Indebtedness does not include obligations to subsidiaries, obligations to employees or trade accounts payable.

        "SETTLEMENT RATE" has the meaning set forth in Section 5.01.

        "STATED AMOUNT" means $25.

        "SUBORDINATED NOTES" means the series of Subordinated Notes issued by PPL Capital Funding under the Indenture and held by the Property Trustee.

        "SUCCESSFUL FINAL REMARKETING" has the meaning set forth in Section 5.03(b).

        "SUCCESSFUL INITIAL REMARKETING" has the meaning set forth in Section 5.02.

        "SUPPLEMENTAL REMARKETING AGREEMENT" means the Supplemental Remarketing Agreement between the Company and the Purchase Contract Agent in connection with the remarketing.

        "TAX EVENT REDEMPTION AMOUNT" means either (i) if the Tax Event Redemption Date occurs prior to a Successful Initial Remarketing, or , in the event of a Failed Initial Remarketing, prior to the Purchase Contract Settlement Date, the aggregate liquidation amount of the Preferred Securities, or the aggregate principal amount of the Subordinated Notes, as the case may be, which are components of PEPS Units on the Tax Event Redemption Date or (ii) if the Tax Event Redemption Date occurs on or after a Successful Initial Remarketing or, in the event of a Failed Initial Remarketing, on or after the Purchase Contract Settlement Date, the aggregate liquidation amount of the Preferred Securities or the aggregate principal amount of Subordinated Notes, as the case may be, outstanding on such Tax Event Redemption Date.

        "TERMINATION DATE" means the date, if any, on which a Termination Event occurs.

        "TERMINATION EVENT" means the occurrence of any of the following events:

                (i) at any time on or prior to the Purchase Contract Settlement Date, a judgment, decree or court order shall have been entered granting relief under the Bankruptcy Code, adjudicating the Company to be insolvent, or approving as properly filed a petition seeking reorganization or liquidation of the Company or any other similar applicable Federal or State law, and, unless such judgment, decree or order shall have been entered within 60 days prior to the Purchase Contract Settlement Date, such decree or order shall have continued undischarged and unstayed for a period of 60 days;

                (ii) a judgment, decree or court order for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of its property, or for the termination or liquidation of its affairs, shall have been entered, and, unless such judgment, decree or order shall have been entered within 60 days prior to the Purchase Contract Settlement Date, such judgment, decree or order shall have continued undischarged and unstayed for a period of 60 days; or

                (iii) at any time on or prior to the Purchase Contract Settlement Date, the Company shall file a petition for relief under the Bankruptcy Code, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization or liquidation under the Bankruptcy Code or any other similar applicable Federal or State law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

        "THRESHOLD APPRECIATION PRICE" has the meaning set forth in Section
5.01.

        "TIA" means the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.

        "TRADING DAY" has the meaning set forth in Section 5.01.

        "TRANSFER AGENT" shall mean The Chase Manhattan Bank.

        "TREASURY PEPS UNIT" means, following the substitution of Treasury Securities for Preferred Securities or Subordinated Notes as collateral to secure a Holder's obligations under the Purchase Contract, the collective rights and obligations of a Holder of a Treasury PEPS Units Certificate in respect of such Treasury Securities, subject to the Pledge thereof, and the related Purchase Contract.

        "TREASURY PEPS UNITS CERTIFICATE" means a certificate evidencing the rights and obligations of a Holder in respect of the number of Treasury PEPS Units specified on such certificate.

        "TREASURY PORTFOLIO" means (1) in connection with the Initial Remarketing, a portfolio of zero-coupon U.S. Treasury securities consisting of
(a) principal or interest strips of U.S. Treasury securities that mature on or prior to May 17, 2004 in an aggregate amount equal to the Applicable Amount and
(b) with respect to the scheduled interest payment date on the Subordinated Notes that occurs on the Purchase Contract Settlement Date, principal or interest strips in U.S. Treasury securities that mature on or prior to such date in an aggregate amount equal to the aggregate interest payment that would be due on the Applicable Amount of the Subordinated Notes on such date if the applicable Coupon Rate on the Subordinated Notes were not reset to the Reset Rate as described in Section 4.1 and (2) in connection with a Tax Event Redemption, (a) if the Tax Event Redemption Date occurs prior to February 18, 2004 or prior to the date of any Additional Remarketing or, in the event of a Failed Initial Remarketing, prior to the Purchase Contract Settlement Date, a portfolio of zero-coupon U.S. Treasury securities consisting of (i) principal or interest strips of U.S. Treasury securities that mature on or prior to May 17, 2004 in an aggregate amount equal to the applicable Tax Event Redemption Amount and (ii) with respect to each scheduled interest payment date on the Subordinated Notes that occurs after the Tax Event Redemption Date and on or before the Purchase Contract Settlement

Date, principal or interest strips of U.S. Treasury securities that mature on or prior to such date in an aggregate amount equal to the aggregate interest payment that would be due on the applicable Tax Event Redemption Amount of the Subordinated Notes on such date, and (b) if the Tax Event Redemption Date occurs on or after February 18, 2004 or prior to the date of any Additional Remarketing in the case of a Successful Initial Remarketing or, in the event of a Failed Initial Remarketing, on or after the Purchase Contract Settlement Date, a portfolio of zero-coupon U.S. Treasury securities consisting of (i) principal or interest strips of U.S. Treasury securities that mature on or prior to May 17, 2006 in an aggregate amount equal to the applicable Tax Event Redemption Amount and (ii) with respect to each scheduled interest payment date on the Subordinated Notes that occurs after the Tax Event Redemption Date, principal or interest strips of such U.S. Treasury securities that mature on or prior to such date in an aggregate amount equal to the aggregate interest payment that would be due on the applicable Tax Event Redemption Amount of the Subordinated Notes on such date.

        "TREASURY PORTFOLIO CASH PAYMENT" shall have the meaning set forth in
Section 7.4 of the Pledge Agreement.

        "TREASURY PORTFOLIO PURCHASE PRICE" means the lowest aggregate price quoted by the Primary Treasury Dealer to the Quotation Agent (a) in the case of a Tax Event Redemption, on the third Business Day immediately preceding the Tax Event Redemption Date for the purchase of the applicable Treasury Portfolio for settlement on the Tax Event Redemption Date and (b) in the case of any Initial Remarketing, on the Initial Remarketing Date for the purchase of the applicable Treasury Portfolio for settlement on February 18, 2004 or from time to time thereafter on the third Business Day immediately following the date of an Additional Remarketing that is successful.

        "TREASURY SECURITIES" means zero-coupon U.S. Treasury Securities (CUSIP No. 912820BJ5) which mature on May 17, 2004.

         "TRUST" means PPL Capital Funding Trust I, a statutory business trust formed under the laws of the State of Delaware, or any successor thereto by merger or consolidation.

        "TRUST AGREEMENT" means the Amended and Restated Trust Agreement of PPL Capital Funding Trust I, dated as of May 9, 2001, among the Company, as sponsor, the trustees named therein and the holders from time to time of individual beneficial interests in the assets of the Trust.

        "TWO-YEAR BENCHMARK TREASURY" means direct obligations of the United States (which may be obligations traded on a when-issued basis only) having a maturity comparable to the remaining term to maturity of the Subordinated Notes, as agreed upon by the Company and the Reset Agent. The rate for the Two-Year Benchmark Treasury will be the bid side rate displayed at 10:00 A.M., New York City time, on the Final Remarketing Date in the Telerate system (or if the Telerate system is (a) no longer available on the Final Remarketing Date or (b) in the opinion of the Reset Agent (after consultation with the Company) no longer an appropriate system from which to obtain such rate, such other nationally recognized quotation system as, in the opinion of the Reset Agent (after consultation with the Company) is appropriate). If such rate is not so displayed, the rate for the Two-Year Benchmark Treasury shall be, as calculated by the Reset Agent, the yield to maturity for the Two-Year Benchmark Treasury, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 A.M., New York City time, on the Final Remarketing Date of three leading United States government securities dealers selected by the Reset Agent (after consultation with the Company) (which may include the Reset Agent or an Affiliate thereof).

        "UNDERWRITING AGREEMENT" means, the Underwriting Agreement, dated as of May 9, 2001, between the Company, the Trust, PPL Capital Funding and the Underwriters identified in Schedule 1 thereto.

        "VICE PRESIDENT" means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

        SECTION 1.02. Compliance Certificates and Opinions.

        Except as otherwise expressly provided by this Agreement, upon any application or request by the Company to the Purchase Contract Agent to take any action in accordance with any provision of this Agreement, the Company shall furnish to the Purchase Contract Agent an Officers' Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and, if requested by the Purchase Contract Agent, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

        Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

                (i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                (iii) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

        SECTION 1.03. Form of Documents Delivered to Purchase Contract Agent.

        In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

        Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

        Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

        SECTION 1.04. Acts of Holders; Record Dates.

        (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Purchase Contract Agent and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "ACT" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 7.01) conclusive in favor of the Purchase Contract Agent and the Company, if made in the manner provided in this Section.

        (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Purchase Contract Agent deems sufficient.

        (c) The ownership of Securities shall be proved by the PEPS Units Register or the Treasury PEPS Units Register, as the case may be.

        (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Certificate evidencing such Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Purchase Contract Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Certificate.

        (e) The Company may set any date as a record date for the purpose of determining the Holders of Outstanding Securities entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Agreement to be given, made or taken by Holders of Securities. If any record date is set pursuant to this paragraph, the Holders of the Outstanding PEPS Units and the Outstanding Treasury PEPS Units, as the case may be, on such record date, and no other Holders, shall be entitled to take the relevant action with respect to the PEPS Units or the Treasury PEPS Units, as the case may be, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken prior to or on the applicable Expiration Date by Holders of the requisite number of Outstanding Securities on such record date. Nothing contained in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and be of no effect), and nothing contained in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite number of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Purchase Contract Agent in writing and to each Holder of Securities in the manner set forth in Section 1.06.

        With respect to any record date set pursuant to this Section, the Company may designate any date as the "EXPIRATION DATE" and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Purchase Contract Agent in writing, and to each Holder of Securities in the manner set forth in Section 1.06, prior to or on the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the Company shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

        SECTION 1.05. Notices.

        Any notice or communication is duly given if in writing and delivered in Person or mailed by first-class mail (registered or certified, return receipt requested), telecopier (with receipt confirmed) or overnight air courier guaranteeing next day delivery, to the others' address; provided that notice shall be deemed given to the Purchase Contract Agent only upon receipt thereof:

If to the Purchase Contract Agent:

        The Chase Manhattan Bank
        450 West 33rd Street
        New York, New York  10001
        Telecopier No.: (212) 946-8177
        Attention: Institutional Trust Services

If to the Company:

        PPL Corporation
        Two North Ninth Street
        Allentown, Pennsylvania  18101-1179
        Telecopier No.: (610) 774-5106
        Attention: Treasurer

If to the Collateral Agent:

        The Bank of New York
        101 Barclay Street, Floor 21 West
        New York, New York  10286
        Telecopier No.:  (212) 815-5915
        Attention:  Corporate Trust Administration-
                    Corporate Finance Unit

If to the Property Trustee:

        The Chase Manhattan Bank
        450 West 33rd Street
        New York, New York 10001
        Telecopier No.:  (212) 946-8177
        Attention:  Institutional Trust Services

If to the Indenture Trustee:

        The Chase Manhattan Bank
        450 West 33rd Street
        New York, New York 10001
        Telecopier No.:  (212) 946-8177
        Attention:  Institutional Trust Services

        SECTION 1.06. Notice to Holders; Waiver.

        Where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the applicable Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Purchase Contract Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

        In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Purchase Contract Agent shall constitute a sufficient notification for every purpose hereunder.

        SECTION 1.07. Effect of Headings and Table of Contents.

        The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

        SECTION 1.08. Successors and Assigns.

        All covenants and agreements in this Agreement by the Company and the Purchase Contract Agent shall bind their respective successors and assigns, whether so expressed or not.

        SECTION 1.09. Separability Clause.

        In case any provision in this Agreement or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

        SECTION 1.10. Benefits of Agreement.

        Nothing contained in this Agreement or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and, to the extent provided hereby, the Holders, any benefits or any legal or equitable right, remedy or claim under this Agreement. The Holders from time to time shall be beneficiaries of this Agreement and shall be bound by all of the terms and conditions hereof and of the Securities evidenced by their Certificates by their acceptance of delivery of such Certificates.

        SECTION 1.11. Governing Law.

        This Agreement and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

        SECTION 1.12. Legal Holidays.

        In any case where any Payment Date shall not be a Business Day, then (notwithstanding any other provision of this Agreement or the Securities) payment of the Contract Adjustment Payments, if any, shall not be made on such date, but such payments shall be made on the next succeeding Business Day with the same force and effect as if made on such Payment Date, provided that no interest shall accrue or be payable by the Company or any Holder for the period from and after any such Payment Date unless there shall be a default in the payment due on such next succeeding Business Day, except that, if such next succeeding Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day with the same force and effect as if made on such Payment Date.

        In any case where any Purchase Contract Settlement Date or Early Settlement Date shall not be a Business Day (notwithstanding any other provision of this Agreement or the Securities), Purchase Contracts shall not be performed and Early Settlement shall not be effected on such date, but Purchase Contracts shall be performed or Early Settlement effected, as applicable, on the next succeeding Business Day with the same force and effect as if made on such Purchase Contract Settlement Date or Early Settlement Date, as applicable, provided that no interest shall accrue or be payable by the Company or to any Holder for the period from and after any such Purchase Contract Settlement Date or Early Settlement Date, as applicable, except that, if such next succeeding Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day with the same force and effect as if made on such Purchase Contract Settlement Date or Early Settlement Date, as applicable.

        SECTION 1.13. Counterparts.

        This Agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

        SECTION 1.14. Inspection of Agreement.

        A copy of this Agreement shall be available at all reasonable times during normal business hours at the Corporate Trust Office for inspection by any Holder or Beneficial Owner.

        SECTION 1.15. Appointment of Financial Institution as Agent for the Company.

        The Company may appoint a financial institution (which may be the Collateral Agent) to act as its agent in performing its obligations and in accepting and enforcing performance of the obligations of the Purchase Contract Agent and the Holders, under this Agreement and the Purchase Contracts, by giving notice of such appointment in the manner provided in Section 1.05 hereof. Any such appointment shall not relieve the Company in any way from its obligations hereunder.

                                   ARTICLE 2
                                CERTIFICATE FORMS

        SECTION 2.01. Forms of Certificates Generally.

        The Certificates (including the form of Purchase Contract forming part of each Security evidenced thereby) shall be in substantially the form set forth in Exhibit A hereto (in the case of Certificates evidencing PEPS Units) or Exhibit B hereto (in the case of Certificates evidencing Treasury PEPS Units), with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Securities are listed or any depositary therefor, or as may, consistently herewith, be determined by the officers of the Company executing such Certificates, as evidenced by their execution of the Certificates.

        The definitive Certificates shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing the Securities evidenced by such Certificates, consistent with the provisions of this Agreement, as evidenced by their execution thereof.

        Every Global Certificate authenticated, executed on behalf of the Holders and delivered hereunder shall bear a legend in substantially the following form:

                "THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE

                NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY"), OR A NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

                UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REQUESTED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REGISTERED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

        SECTION 2.02. Form of Purchase Contract Agent's Certificate of Authentication.

        The form of the Purchase Contract Agent's certificate of authentication of the Securities shall be in substantially the form set forth on the form of the applicable Certificates.

                                   ARTICLE 3
                                 THE SECURITIES

        SECTION 3.01. Amount; Form and Denominations.

        The aggregate number of Securities evidenced by Certificates authenticated, executed on behalf of the Holders and delivered hereunder is limited to 20,000,000 (subject to increase up to a maximum of 3,000,000 to the extent the over-allotment option granted to the Underwriters in the Underwriting Agreement is exercised), except for Certificates authenticated, executed and delivered upon registration of transfer of, in exchange for, or in lieu of, other Certificates pursuant to Section 3.04, 3.05, 3.10, 3.13, 3.14, 5.08 or 8.05.

        The Certificates shall be issuable only in registered form and only in denominations of a single PEPS Unit or Treasury PEPS Unit and any integral multiple thereof.

        SECTION 3.02. Rights and Obligations Evidenced by the Certificates.

        Each PEPS Units Certificate shall evidence the number of PEPS Units specified therein, with each such PEPS Unit representing (1) the ownership by the Holder thereof of a beneficial interest in a Preferred Security, a Subordinated Note or the Applicable Ownership Interest of the Treasury Portfolio, as the case may be, subject to the Pledge of such Preferred Security, such Subordinated Note or the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, by such Holder pursuant to the Pledge Agreement, and (2) the rights and obligations of the Holder thereof and the Company under one Purchase Contract. The Purchase Contract Agent as attorney-in-fact for, and on behalf of, the Holder of each PEPS Unit shall pledge, pursuant to the Pledge Agreement, the Preferred Security, the Subordinated Note or the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, forming a part of such PEPS Unit, to the Collateral Agent and grant to the Collateral Agent a security interest in the right, title and interest of such Holder in such Preferred Security, such Subordinated Note or the Applicable Ownership Interest (as specified in clause
(A) of the definition of such term) of the Treasury Portfolio, as the case may be, for the benefit of the Company, to secure the obligation of the Holder under each Purchase Contract to purchase shares of Common Stock.

        Upon the formation of a Treasury PEPS Unit pursuant to Section 3.13, each Treasury PEPS Units Certificate shall evidence the number of Treasury PEPS Units specified therein, with each such Treasury PEPS Unit representing (1) the ownership by the Holder thereof of a 1/40 undivided beneficial interest in a Treasury Security with a principal amount at maturity equal to $1,000, subject to the Pledge of such Treasury Security by such Holder pursuant to the Pledge Agreement, and (2) the rights and obligations of the Holder thereof and the Company under one Purchase Contract.

        Prior to the purchase of shares of Common Stock under each Purchase Contract, such Purchase Contracts shall not entitle the Holder of a Security to any of the rights of a holder of shares of Common Stock, including, without limitation, the right to vote or receive any dividends or other payments or to consent or to receive notice as a shareholder in respect of the meetings of shareholders or for the election of directors of the Company or for any other matter, or any other rights whatsoever as a shareholder of the Company.

        SECTION 3.03. Execution, Authentication, Delivery and Dating.

        Subject to the provisions of Sections 3.13 and 3.14 hereof, upon the execution and delivery of this Agreement, and at any time and from time to time thereafter, the Company may deliver Certificates executed by the Company to the Purchase Contract Agent for authentication, execution on behalf of the Holders and delivery, together with its Issuer Order for authentication of such Certificates, and the Purchase Contract Agent in accordance with such Issuer Order shall authenticate, execute on behalf of the Holders and deliver such Certificates.

        The Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President, one of its Vice Presidents or its Treasurer. The signature of any of these officers on the Certificates may be manual or facsimile.

        Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.

        No Purchase Contract evidenced by a Certificate shall be valid until such Certificate has been executed on behalf of the Holder by the manual signature of an authorized signatory of the Purchase Contract Agent, as such Holder's attorney-in-fact. Such signature by an authorized signatory of the Purchase Contract Agent shall be conclusive evidence that the Holder of such Certificate has entered into the Purchase Contracts evidenced by such Certificate.

        Each Certificate shall be dated the date of its authentication.

        No Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by an authorized signatory of the Purchase Contract Agent by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.

        SECTION 3.04. Temporary Certificates.

        Pending the preparation of definitive Certificates, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holders, and deliver, in lieu of such definitive Certificates, temporary Certificates which are in substantially the form set forth in Exhibit A or Exhibit B hereto, as the case may be, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the PEPS Units or Treasury PEPS Units, as the case may be, are listed, or as may, consistently herewith, be determined by the officers of the Company executing such Certificates, as evidenced by their execution of the Certificates.

        If temporary Certificates are issued, the Company will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the Corporate Trust Office, at the expense of the Company and without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, one or more definitive Certificates of like tenor and denominations and evidencing a like number of Securities as the temporary Certificate or Certificates so surrendered. Until so exchanged, the temporary Certificates shall in all respects evidence the same benefits and the same obligations with respect to the Securities, evidenced thereby as definitive Certificates.

        SECTION 3.05. Registration; Registration of Transfer and Exchange.

        The Purchase Contract Agent shall keep at the Corporate Trust Office a register (the "SECURITY REGISTER") in which, subject to such reasonable regulations as it may prescribe, the Purchase Contract Agent shall provide for the registration of Certificates and of transfers of Certificates (the Purchase Contract Agent, in such capacity, the "SECURITY REGISTRAR"). The Security Registrar shall record separately the registration and transfer of the Certificates evidencing PEPS Units and Treasury PEPS Units.

        Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the designated transferee or transferees, and deliver, in the name of the designated transferee or transferees, one or more new Certificates of any authorized denominations, like tenor, and evidencing a like number of PEPS Units or Treasury PEPS Units, as the case may be.

        At the option of the Holder, Certificates may be exchanged for other Certificates, of any authorized denominations and evidencing a like number of PEPS Units or Treasury PEPS Units, as the case may be, upon surrender of the Certificates to be exchanged at the Corporate Trust Office. Whenever any Certificates are so surrendered for exchange, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver the Certificates which the Holder making the exchange is entitled to receive.

        All Certificates issued upon any registration of transfer or exchange of a Certificate shall evidence the ownership of the same number of PEPS Units or Treasury PEPS Units, as the case may be, and be entitled to the same benefits and subject to the same obligations, under this Agreement as the PEPS Units or Treasury PEPS Units, as the case may be, evidenced by the Certificate surrendered upon such registration of transfer or exchange.

        Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Purchase Contract Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Purchase Contract Agent duly executed, by the Holder thereof or its attorney duly authorized in writing.

        No service charge shall be made for any registration of transfer or exchange of a Certificate, but the Company and the Purchase Contract Agent may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates, other than any exchanges pursuant to Sections 3.06 and 8.05 not involving any transfer.

        Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall not be obligated to authenticate, execute on behalf of the Holder and deliver any Certificate in exchange for any other Certificate presented or surrendered for registration of transfer or for exchange on or after the Business Day immediately preceding the earlier of the Purchase Contract Settlement Date or the Termination Date. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Purchase Contract Agent shall:

                (i) if the Purchase Contract Settlement Date has occurred, upon receipt of shares of Common Stock from the Company's Transfer Agent, deliver the shares of Common Stock issuable in respect of the Purchase Contracts forming a part of the Securities evidenced by such other Certificate; or

                (ii) if a Termination Event shall have occurred prior to the Purchase Contract Settlement Date, transfer the Preferred Securities, the Subordinated Notes, the Treasury Securities, or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, evidenced thereby, in each case subject to the applicable conditions and in accordance with the applicable provisions of Article Five hereof.

        SECTION 3.06. Book-entry Interests.

        The Certificates, on original issuance, will be issued in the form of one or more fully registered Global Certificates, to be delivered to the Depositary or its custodian by, or on behalf of, the Company. The Company hereby designates DTC as the initial Depositary. Such Global Certificates shall initially be registered on the books and records of the Company in the name of Cede & Co., the nominee of the Depositary, and no Beneficial Owner will receive a definitive Certificate representing such Beneficial Owner's interest in such Global Certificate, except as provided in Section 3.09. The

Purchase Contract Agent shall enter into an agreement with the Depositary if so requested by the Company. Unless and until definitive, fully registered Certificates have been issued to Beneficial Owners pursuant to Section 3.09:

                (i) the provisions of this Section 3.06 shall be in full force and effect;

                (ii) the Company and the Purchase Contract Agent shall be entitled to deal with the Depositary for all purposes of this Agreement (including the payment of Contract Adjustment Payments, if any, and receiving approvals, votes or consents hereunder) as the Holder of the Securities and the sole holder of the Global Certificates and shall have no obligation to the Beneficial Owners;

                (iii) to the extent that the provisions of this Section 3.06 conflict with any other provisions of this Agreement, the provisions of this Section 3.06 shall control; and

                (iv) the rights of the Beneficial Owners shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such Beneficial Owners and the Depositary or the Depositary Participants. The Depositary will make book-entry transfers among Depositary Participants and receive and transmit payments of Contract Adjustment Payments, if any, to such Depositary Participants.

        SECTION 3.07. Notices to Holders.

        Whenever a notice or other communication to the Holders is required to be given under this Agreement, the Company or the Company's agent shall give such notices and communications to the Holders and, with respect to any Securities registered in the name of the Depositary or the nominee of the Depositary, the Company or the Company's agent shall, except as set forth herein, have no obligations to the Beneficial Owners.

        SECTION 3.08. Appointment of Successor Depositary.

        If the Depositary elects to discontinue its services as securities depositary with respect to the Securities, the Company may, in its sole discretion, appoint a successor Depositary with respect to the Securities.

        SECTION 3.09. Definitive Certificates.

        If:

                (i) the Depositary elects to discontinue its services as securities depositary with respect to the Securities and a successor Depositary is not appointed within 90 days after such discontinuance pursuant to Section 3.08; or

                (ii) the Company elects after consultation with the Purchase Contract Agent to terminate the book-entry system for the Securities,

then (x) definitive Certificates shall be prepared by the Company with respect to such Securities and delivered to the Purchase Contract Agent and (y) upon surrender of the Global Certificates representing the Securities by the Depositary, accompanied by registration instructions, the Company shall cause definitive Certificates to be delivered to Beneficial Owners in accordance with the instructions of the Depositary. The Company shall not be liable for any delay in delivery of such instructions and may conclusively rely on and shall be protected in relying on, such instructions. Each definitive Certificate so delivered shall evidence Securities of the same kind and tenor as the Global Certificate so surrendered in respect thereof.

        SECTION 3.10. Mutilated, Destroyed, Lost and Stolen Certificates.

        If any mutilated Certificate is surrendered to the Purchase Contract Agent, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, a new Certificate, evidencing the same number of PEPS Units or Treasury PEPS Units, as the case may be, and bearing a Certificate number not contemporaneously outstanding.

        If there shall be delivered to the Company and the Purchase Contract Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (ii) such security or indemnity as may be required by them to hold each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Purchase Contract Agent that such Certificate has been acquired by a "protected" purchaser (as defined in Article 8 of the UCC), the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver to the Holder, in lieu of any such destroyed, lost or stolen Certificate, a new Certificate, evidencing the same number of PEPS Units or Treasury PEPS Units, as the case may be, and bearing a Certificate number not contemporaneously outstanding.

        Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall not be obligated to authenticate, execute on behalf of the Holder, and deliver to the Holder, a Certificate on or after the Business Day immediately preceding the earlier of the Purchase Contract Settlement Date or the Termination Date. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Purchase Contract Agent shall:

                (1) if the Purchase Contract Settlement Date has occurred, upon receipt of shares of Common Stock from the Company's Transfer Agent, deliver the shares of Common Stock issuable in respect of the Purchase Contracts forming a part of the Securities evidenced by such Certificate; or

                (2) if a Termination Event shall have occurred prior to the Purchase Contract Settlement Date, transfer the Preferred Securities, the Subordinated Notes, the Treasury Securities or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, evidenced thereby, in each case subject to the applicable conditions and in accordance with the applicable provisions of Article Five hereof.

        Upon the issuance of any new Certificate under this Section, the Company and the Purchase Contract Agent may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Purchase Contract Agent) connected therewith.

        Every new Certificate issued pursuant to this Section in lieu of any destroyed, lost or stolen Certificate shall constitute an original additional contractual obligation of the Company and of the Holder in respect of the Security evidenced thereby, whether or not the destroyed, lost or stolen Certificate (and the Securities evidenced thereby) shall be at any time enforceable by anyone, and shall be entitled to all the benefits and be subject to all the obligations of this Agreement equally and proportionately with any and all other Certificates delivered hereunder.

        The provisions of this Section are exclusive and shall preclude, to the extent lawful, all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

        SECTION 3.11. Persons Deemed Owners.

        Prior to due presentment of a Certificate for registration of transfer, the Company and the Purchase Contract Agent, and any agent of the Company or the Purchase Contract Agent, may treat the Person in whose name such Certificate is registered as the owner of the Security evidenced thereby, for the purpose of receiving distributions on the Preferred Securities, or interest on the Treasury Securities, the Subordinated Notes, or on the maturing quarterly interest strips of the Treasury Portfolio, as applicable, receiving payments of Contract Adjustment Payments, if any, performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any distributions on the Preferred Securities, or interest on the Treasury Securities, the Subordinated Notes, or Treasury Portfolio, as applicable, or the Contract Adjustment Payments, if any, payable in respect of the Purchase Contracts, constituting a part of the Security evidenced thereby, shall be overdue and notwithstanding any notice to the contrary, and neither the Company nor the Purchase Contract Agent, nor any agent of the Company or the Purchase Contract Agent, shall be affected by notice to the contrary.

        Notwithstanding the foregoing, with respect to any Global Certificate, nothing contained herein shall prevent the Company, the Purchase Contract Agent or any agent of the Company or the Purchase Contract Agent, from giving effect to any written certification, proxy or other authorization furnished by the Depositary (or its nominee), as a Holder, with respect to such Global Certificate or impair, as between such Depositary and the related Beneficial Owner, the operation of customary practices governing the exercise of rights of the Depositary (or its nominee) as Holder of such Global Certificate.

        SECTION 3.12. Cancellation.

        All Certificates surrendered for delivery of shares of Common Stock on or after the Purchase Contract Settlement Date, upon the transfer of Preferred Securities, Subordinated Notes, the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of that term) of the Treasury Portfolio or Treasury Securities, as the case may be, after the occurrence of a Termination Event or pursuant to an Early Settlement, or upon the registration of transfer or exchange of a Security, or a Collateral Substitution or the reestablishment of PEPS Units shall, if surrendered to any Person other than the Purchase Contract Agent, be delivered to the Purchase Contract Agent and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Purchase Contract Agent for cancellation any Certificates previously authenticated, executed and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Certificates so delivered shall, upon Issuer Order, be promptly cancelled by the Purchase Contract Agent. No Certificates shall be authenticated, executed on behalf of the Holder and delivered in lieu of or in exchange for any Certificates cancelled as provided in this Section, except as expressly permitted by this Agreement. All cancelled Certificates held by the Purchase Contract Agent shall be disposed of in accordance with its customary practices.

        If the Company or any Affiliate of the Company shall acquire any Certificate, such acquisition shall not operate as a cancellation of such Certificate unless and until such Certificate is delivered to the Purchase Contract Agent cancelled or for cancellation.

        SECTION 3.13. Creation of Treasury PEPS Units by Substitution of Treasury Securities.

        Subject to the conditions set forth in this Agreement, a Holder may separate the Preferred Securities or the Subordinated Notes, as applicable, from the related Purchase Contracts in respect of such Holder's PEPS Units by substituting for such Preferred Securities or the Subordinated Notes, as the case may be, Treasury Securities in an aggregate principal amount equal to the aggregate liquidation amount of such Preferred Securities or the aggregate principal amount of such Subordinated Notes, as applicable (a "COLLATERAL SUBSTITUTION"), at any time from and after the date of this Agreement and prior to or on the fifth Business Day immediately preceding the Purchase Contract Settlement Date. To effect such substitution, the Holder must:

                (i) deposit with the Securities Intermediary Treasury Securities having an aggregate amount at maturity equal to the liquidation amount of the Preferred Securities or the aggregate principal amount of the Subordinated Notes; and

                (ii) transfer the related PEPS Units to the Purchase Contract Agent accompanied by a notice to the Purchase Contract Agent, substantially in the form of Exhibit C hereto, (i) stating that the Holder has transferred the relevant amount of Treasury Securities to the Securities Intermediary and (ii) requesting that the Purchase Contract Agent instruct the Collateral Agent to release the Preferred Securities or the Subordinated Notes, as the case may be, underlying such PEPS Units, whereupon the Purchase Contract Agent shall promptly provide an instruction to such effect to the Collateral Agent, substantially in the form of Exhibit A to the Pledge Agreement.

        Upon receipt of the Treasury Securities described in clause (i) above and the instruction described in clause (ii) above, in accordance with the terms of the Pledge Agreement, the Collateral Agent will cause the Securities Intermediary to effect the release of such Preferred Securities or the Subordinated Notes, as the case may be, from the Pledge, free and clear of the Company's security interest therein, and the transfer of such Preferred Securities or the Subordinated Notes, as the case may be, to the Purchase Contract Agent on behalf of the Holder. Upon receipt thereof, the Purchase Contract Agent shall promptly:

                (i)     cancel the related PEPS Units;

                (ii) transfer the Preferred Securities or the Subordinated Notes, as the case may be, to the Holder; and

                (iii) authenticate, execute on behalf of such Holder and deliver a Treasury PEPS Units Certificate executed by the Company in accordance with Section 3.03 evidencing the same number of Purchase Contracts as were evidenced by the cancelled PEPS Units.

        Holders who elect to separate the Preferred Securities or the Subordinated Notes, as the case may be, from the related Purchase Contracts and to substitute Treasury Securities for such Preferred Securities or the Subordinated Notes, as the case may be, shall be responsible for any fees or expenses payable to the Collateral Agent for its services as Collateral Agent in respect of the substitution, and the Company shall not be responsible for any such fees or expenses.

        Holders may make Collateral Substitutions (i) only in integral multiples of 40 PEPS Units. If a Tax Event Redemption or a Successful Initial Remarketing has occurred, Holders may no longer convert their PEPS Units into Treasury PEPS Units.

        In the event a Holder making a Collateral Substitution pursuant to this
Section 3.13 fails to effect a book-entry transfer of the PEPS Units or fails to deliver PEPS Units

Certificates to the Purchase Contract Agent after depositing Treasury Securities with the Collateral Agent, any distributions on the Preferred Securities or the Subordinated Notes constituting a part of such PEPS Units, as the case may be, shall be held in the name of the Purchase Contract Agent or its nominee in trust for the benefit of such Holder, until such PEPS Units are so transferred or the PEPS Units Certificate is so delivered, as the case may be, or, such Holder provides evidence satisfactory to the Company and the Purchase Contract Agent that such PEPS Units Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Purchase Contract Agent and the Company.

        Except as described in this Section 3.13, for so long as the Purchase Contract underlying a PEPS Unit remains in effect, such PEPS Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder in respect of the Preferred Securities or the Subordinated Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, and the Purchase Contract comprising such PEPS Unit may be acquired, and may be transferred and exchanged, only as a PEPS Unit.

        SECTION 3.14. Reestablishment of PEPS Units.

        Subject to the conditions set forth in this Agreement, a Holder of Treasury PEPS Units may reestablish PEPS Units at any time prior to or on the seventh Business Day immediately preceding the Purchase Contract Settlement Date, unless a Tax Event Redemption or a Successful Initial Remarketing has occurred, by:

                (i) depositing with the Securities Intermediary Preferred Securities or Subordinated Notes, as the case may be, having an aggregate liquidation amount (in the case of Preferred Securities) or aggregate principal amount (in the case of Subordinated Notes), as the case may be, equal to the aggregate principal amount at maturity of the Treasury Securities comprising part of the Treasury PEPS Units; and

                (ii) transferring the related Treasury PEPS Units to the Purchase Contract Agent accompanied by a notice to the Purchase Contract Agent, substantially in the form of Exhibit C hereto, (i) stating that the Holder has transferred the relevant amount of Preferred Securities or Subordinated Notes, as the case may be, to the Securities Intermediary and (ii) requesting that the Purchase Contract Agent instruct the Collateral Agent to release the Treasury Securities underlying such Treasury PEPS Units, whereupon the Purchase Contract Agent shall promptly provide an instruction to such effect to the Collateral Agent, substantially in the form of Exhibit C to the Pledge Agreement.

Upon receipt of the Preferred Securities or the Subordinated Notes, as the case may be, described in clause (i) above and the instruction described in clause
(ii) above, in accordance with the terms of the Pledge Agreement, the Collateral Agent will cause the Securities Intermediary to effect the release of the Treasury Securities having a corresponding aggregate principal amount at maturity from the Pledge, free and clear of the Company's security interest therein, and the transfer to the Purchase Contract Agent on behalf of the Holder. Upon receipt thereof, the Purchase Contract Agent shall promptly:

                (i)     cancel the related Treasury PEPS Units;

                (ii)    transfer the Treasury Securities to the Holder; and

                (iii) authenticate, execute on behalf of such Holder and deliver a PEPS Units Certificate executed by the Company in accordance with Section 3.03 evidencing the same number of PEPS Units as were evidenced by the cancelled Treasury PEPS Units.

        Holders who elect to reestablish PEPS Units shall be responsible for any fees or expenses payable to the Collateral Agent for its services as Collateral Agent in respect of the reestablishment, and the Company shall not be responsible for any such fees or expenses.

        Holders of Treasury PEPS Units may only reestablish PEPS Units in integral multiples of 40 Treasury PEPS Units and only if a Tax Event Redemption or a Successful Initial Remarketing has not occurred.

        In the event a Holder re-establishing PEPS Units pursuant to this
Section 3.14 fails to effect a book-entry transfer of the Treasury PEPS Units or fails to deliver a PEPS Certificate to the Purchase Contract Agent after depositing Preferred Securities or the Subordinated Notes, as the case may be, with the Collateral Agent, the Treasury PEPS Securities constituting a part of such Treasury PEPS Units shall be held in the name of the Purchase Contract Agent or its nominee in trust for the benefit of such Holder, until such Treasury PEPS Units are so transferred or the PEPS Certificate is so delivered, as the case may be, or, with respect to a Certificate for Treasury PEPS Units, such Holder provides evidence satisfactory to the Company and the Purchase Contract Agent that such Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Agent and the Company.

        Except as provided in this Section 3.14, for so long as the Purchase Contract underlying a Treasury PEPS Unit remains in effect, such Treasury PEPS Unit shall not be separable into its constituent parts and the rights and obligations of the Holder of such Treasury PEPS Unit in respect of the 1/40 of a Treasury Security and the Purchase Contract comprising such Treasury PEPS Unit may be acquired, and may be transferred and exchanged, only as a Treasury PEPS Unit.

        SECTION 3.15. Transfer of Collateral upon Occurrence of Termination
Event.

        Upon the occurrence of a Termination Event and the transfer to the Purchase Contract Agent of the Preferred Securities, Subordinated Notes, the appropriate Applicable Ownership Interest of the Treasury Portfolio or the Treasury Securities, as the case may be, underlying the PEPS Units and the Treasury PEPS Units, as the case may be, pursuant to the terms of the Pledge Agreement, the Purchase Contract Agent shall request transfer instructions with respect to such Preferred Securities, Subordinated Notes, the appropriate Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities, as the case may be, from each Holder by written request, substantially in the form of Exhibit D hereto, mailed to such Holder at its address as it appears in the Security Register.

        Upon book-entry transfer of the PEPS Units or the Treasury PEPS Units or delivery of a PEPS Units Certificate or Treasury PEPS Units Certificate to the Purchase Contract Agent with such transfer instructions, the Purchase Contract Agent shall transfer the Preferred Securities, Subordinated Notes, the appropriate Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities, as the case may be, underlying such PEPS Units or Treasury PEPS Units, as the case may be, to such Holder by book-entry transfer, or other appropriate procedures, in accordance with such instructions; provided, however, that, to the extent that a Holder of PEPS Units or Treasury PEPS Units would otherwise be entitled to receive less than $1,000 principal amount at maturity of the Treasury Portfolio or the Treasury Securities, the Purchase Contract Agent shall dispose of such securities for cash using a customary method (and shall have no liability relating to the amount of cash so received, unless any deficiency in the amount of such cash arose from the negligence, willful misconduct or bad faith of the Purchase Contract Agent), and transfer the appropriate amount of such cash to such Holder in accordance with such Holder's instructions. In the event a Holder of PEPS Units or Treasury PEPS Units fails to effect such transfer or delivery, the Preferred Securities, Subordinated Notes, the appropriate Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities, as the case may be, underlying such PEPS Units or Treasury PEPS Units, as the case may be, and any distributions thereon, shall be held in the name of the Purchase Contract Agent or its nominee in trust for the benefit of such Holder, until the earlier to occur of:

                (i) the transfer of such PEPS Units or Treasury PEPS Units or surrender of the PEPS Units Certificate or Treasury PEPS Units Certificate or receipt by the Company and the Purchase Contract Agent from such Holder of satisfactory evidence that such PEPS Units Certificate or Treasury PEPS Units Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Purchase Contract Agent and the Company; and

                (ii) the expiration of the time period specified in the abandoned property laws of the relevant State.

        SECTION 3.16. No Consent to Assumption.

        Each Holder of a Security, by acceptance thereof, shall be deemed expressly to have withheld any consent to the assumption under Section 365 of the Bankruptcy Code or otherwise, of the Purchase Contract by the Company or its trustee, receiver, liquidator or a person or entity performing similar functions in the event that the Company becomes the debtor under the Bankruptcy Code or subject to other similar state or Federal law providing for reorganization or liquidation.

        SECTION 3.17. CUSIP Numbers.

        The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Purchase Contract Agent shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Purchase Contract Agent of any changes in the "CUSIP" numbers.

                                    ARTICLE 4
      THE PREFERRED SECURITIES, SUBORDINATED NOTES AND APPLICABLE OWNERSHIP
                       INTEREST OF THE TREASURY PORTFOLIO

        SECTION 4.01. Distributions and Interest Payments; Rights to Distributions and Interest Payments Preserved.

        Any distribution on any Preferred Security, any interest payment on any Subordinated Note or on the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, which is paid on any Payment Date shall, subject to receipt thereof by the Purchase Contract Agent from the Collateral Agent as provided by the terms of the Pledge Agreement, be paid to the Person in whose name the PEPS Units Certificate (or one or more Predecessor PEPS Units Certificates) of which such Preferred Security, such Subordinated Note or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, is registered at the close of business on the Record Date for such Payment Date; provided, however, that if any such payment is received on a day that is not a Business Day or after 11:00 a.m. (New York City time) on a Business Day, then the Purchase Contract Agent shall use all commercially reasonable efforts to deliver any such payment not later than 10:30 a.m. (New York City time) on the next succeeding Business Day.

        Each PEPS Units Certificate evidencing Preferred Securities, Subordinated Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of any other PEPS Units Certificate shall carry the right to distributions accumulated and unpaid or interest accrued and unpaid, and to accumulate distributions or accrue interest, which were carried by the Preferred Securities, Subordinated Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio underlying such other PEPS Units Certificate.

        In the case of any PEPS Units with respect to which Cash Settlement of the underlying Purchase Contract is properly effected pursuant to Section 5.03 hereof, or with respect to which Early Settlement of the underlying Purchase Contract is properly effected pursuant to Section 5.08 hereof, or with respect to which a Collateral Substitution is effected, in each case on a date that is after any Record Date and prior to or on the next succeeding Payment Date, distributions on the Preferred Securities, Subordinated Notes or on the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, underlying such PEPS Unit otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Cash Settlement or Early Settlement or Collateral Substitution, and such distributions shall, subject to receipt thereof by the Purchase Contract Agent, be payable to the Person in whose name the PEPS Units Certificate (or one or more Predecessor PEPS Units Certificates) was registered at the close of business on the Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any PEPS Unit with respect to which Cash Settlement or Early Settlement of the underlying Purchase Contract is properly effected, or with respect to which a Collateral Substitution has been effected, distributions on the related Preferred Securities, Subordinated Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, that would otherwise be payable after the Purchase Contract Settlement Date or Early Settlement Date or Collateral Substitution shall not be payable hereunder to the Holder of such PEPS Units; provided, however, that to the extent that such Holder continues to hold separated Preferred Securities or Subordinated Notes that formerly comprised a part of such Holder's PEPS Unit, such Holder shall be entitled to receive distributions on such separated Preferred Securities or Subordinated Notes.

        The applicable Coupon Rate on the Subordinated Notes or the Preferred Securities, as the case may be, on and after February 18, 2004 will be reset in the case of a Successful Initial Remarketing or a Successful Final Remarketing to the applicable Reset Rate (such Reset Rate to be in effect on and after the applicable Reset Effective Date). In the event of a Failed Final Remarketing, the applicable Coupon Rate on the Subordinated Notes or the Preferred Securities, as the case may be, outstanding on and after the Purchase Contract Settlement Date will be reset on the Purchase Contract Settlement Date to the Reset Rate that will be equal to the Two-Year Benchmark Treasury plus the Applicable Spread. On the applicable Reset Announcement Date the Reset Spread and the Two-Year Benchmark Treasury or Benchmark Treasury, as applicable, to be used to determine the Reset Rate will be announced by the Company, such announcement to be made by a customary method, as determined by the Company. On the Business Day immediately following the Reset Announcement Date, the holders of the Preferred Securities or the Subordinated Notes, as the case may be, will be notified of such Reset Spread and Two-Year Benchmark Treasury or Benchmark Treasury, as applicable, by the Company. Such notice shall be sufficiently given to holders of the Preferred Securities or the Subordinated Notes, as the case may be, if published in an Authorized Newspaper.

        In the case of (i) the first Initial Remarketing on the third Business Day prior to February 18, 2004 or the Final Remarketing, no later than 7 calendar days nor more than 15 calendar days prior to the Reset Announcement Date, and in the case of (ii) any Additional Remarketing, as soon as practical after the Company has been notified of an Additional Remarketing by the Remarketing Agent, the Company will request the Depositary or its nominee by first-class mail, postage prepaid, to notify the Beneficial Owners or Participants holding PEPS Units or Treasury PEPS Units of such Reset Announcement Date and, in the case of a Final Remarketing, the procedures to be followed by Holders of PEPS Units who intend to effect a Cash Settlement on the fourth Business Day immediately preceding the Purchase Contract Settlement Date.

        SECTION 4.02. Notice and Voting.

        Under the terms of the Pledge Agreement, the Purchase Contract Agent will be entitled to exercise the voting and any other consensual rights pertaining to the Pledged Preferred Securities or Pledged Subordinated Notes, but only to the extent instructed in writing by the Holders as described below. Upon receipt of notice of any meeting at which holders of Preferred Securities or Subordinated Notes are entitled to vote or upon any solicitation of consents, waivers or proxies of holders of Preferred Securities or Subordinated Notes, the Purchase Contract Agent shall, as soon as practicable thereafter, mail, first class, postage pre-paid, to the Holders of PEPS Units a notice:

                (i) containing such information as is contained in the notice or solicitation;

                (ii) stating that each Holder on the record date set by the Purchase Contract Agent therefor (which, to the extent possible, shall be the same date as the record date for determining the holders of Preferred Securities or Subordinated Notes, as the case may be, entitled to vote) shall be entitled to instruct the Purchase Contract Agent as to the exercise of the voting rights pertaining to such Preferred Securities or Subordinated Notes underlying their PEPS Units; and

                (iii) stating the manner in which such instructions may be given.

Upon the written request of the Holders of PEPS Units on such record date received by the Purchase Contract Agent at least six days prior to such meeting, the Purchase Contract Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of Preferred Securities or Subordinated Notes, as the case may be, as to which any particular voting instructions are received. In the absence of specific instructions from the Holder of a PEPS Unit, the Purchase Contract Agent shall abstain from voting the Preferred Securities or Subordinated Notes underlying such PEPS Unit. The Company hereby agrees, if applicable, to solicit Holders of PEPS Units to timely instruct the Purchase Contract Agent in order to enable the Purchase Contract Agent to vote such Preferred

Securities or Subordinated Notes and the Trust shall covenant to this effect in the Trust Agreement.

        SECTION 4.03. Distribution of Subordinated Notes; Tax Event Redemption.

        Upon the dissolution and liquidation of the Trust in accordance with the Trust Agreement prior to the Purchase Contract Settlement Date, a principal amount at maturity of Subordinated Notes constituting the assets of the Trust and underlying the Preferred Securities equal to the aggregate liquidation amount of the Pledged Preferred Securities shall be delivered to the Securities Intermediary in exchange for the Pledged Preferred Securities. Thereafter, the Subordinated Notes will be substituted for the Pledged Preferred Securities as the Collateral, and will be held by the Securities Intermediary in the Collateral Account in accordance with the terms of the Pledge Agreement to secure the obligations of each Holder of a PEPS Unit to purchase the Common Stock of the Company under the Purchase Contracts constituting a part of such PEPS Unit. Following the dissolution and liquidation of the Trust, the Holders and the Collateral Agent shall have such security interests, rights and obligations with respect to the Subordinated Notes as the Holders and the Collateral Agent had in respect of the Preferred Securities subject to the Pledge thereof as provided in the Pledge Agreement. The Company may cause to be made in any PEPS Unit Certificates thereafter to be issued such change in phraseology and form (but not in substance) as may be appropriate to reflect the dissolution and liquidation of the Trust and the substitution of Subordinated Notes for Preferred Securities as Collateral.

        Upon the occurrence of a Tax Event Redemption prior to February 18, 2004 or any Additional Remarketing, or in the event of a Failed Initial Remarketing, prior to the Purchase Contract Settlement Date, the Redemption Price payable on such date with respect to the Applicable Amount shall be deposited in the Collateral Account in exchange for the Pledged Preferred Securities or the Pledged Subordinated Notes. Thereafter, pursuant to the terms of the Pledge Agreement, the Collateral Agent shall cause the Securities Intermediary to apply an amount equal to the Redemption Amount of such Redemption Price to purchase on behalf of the Holders of PEPS Units the Treasury Portfolio and promptly remit the remaining portion of such Redemption Price to the Purchase Contract Agent for payment to the Holders of such PEPS Units. The Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio will be substituted as Collateral for the Pledged Preferred Securities or the Pledged Subordinated Notes, as the case may be, and will be held by the Collateral Agent in accordance with the terms of the Pledge Agreement to secure the obligation of each Holder of a PEPS Unit to purchase the Common Stock of the Company under the Purchase Contract constituting a part of such PEPS Unit. Following the occurrence of a Tax Event Redemption prior to February 18, 2004, or any Additional Remarketing prior to the Purchase Contract Settlement Date, the Holders of PEPS Units and the Collateral

Agent shall have such security interest rights and obligations with respect to the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio as the Holders of PEPS Units and the Collateral Agent had in respect of the Preferred Securities or Subordinated Notes, as the case may be, subject to the Pledge thereof as provided in the Pledge Agreement, and any reference herein to the Preferred Securities or the Subordinated Notes shall be deemed to be reference to such Treasury Portfolio. The Company may cause to be made in any PEPS Unit Certificates thereafter to be issued such change in phraseology and form (but not in substance) as may be appropriate to reflect the liquidation of the Trust and the substitution of the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio for Preferred Securities or Subordinated Notes as Collateral.

                                   ARTICLE 5
                             THE PURCHASE CONTRACTS

        SECTION 5.01. Purchase of Shares of Common Stock.

        Each Purchase Contract shall, unless a Cash Settlement has occurred in accordance with Section 5.03 hereof or an Early Settlement has occurred in accordance with Section 5.08 hereof, obligate the Holder of the related Security to purchase, and the Company to sell, on the Purchase Contract Settlement Date at a price equal to the Stated Amount (the "PURCHASE PRICE"), a number of shares of Common Stock (subject to Section 5.09) equal to the Settlement Rate unless, prior to or on the Purchase Contract Settlement Date, there shall have occurred a Termination Event with respect to the Security of which such Purchase Contract is a part. The "SETTLEMENT RATE" is equal to:

                (i) if the Applicable Market Value (as defined below) is greater than or equal to $65.03 (the "THRESHOLD APPRECIATION PRICE"),
        0.3845 shares of Common Stock per Purchase Contract;

                (ii) if the Applicable Market Value is less than the Threshold Appreciation Price but greater than $53.30 (the "REFERENCE PRICE"), the number of shares of Common Stock per Purchase Contract having a value, based on the Applicable Market Value, equal to the Stated Amount; and

                (iii) if the Applicable Market Value is less than or equal to the Reference Price, 0.4690 shares of Common Stock per Purchase Contract,

in each case subject to adjustment as provided in Section 5.05 (and in each case rounded upward or downward to the nearest 1/10,000th of a share).

        The "APPLICABLE MARKET VALUE" means the average of the Closing Price per share of Common Stock on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Purchase Contract Settlement Date.

        The "CLOSING PRICE" per share of Common Stock on any date of determination means:

                (i) the closing sale price as of the 4:15 p.m. close of trading (or, if no closing price is reported, the last reported sale price) per share on the NYSE on such date;

                (ii) if the Common Stock is not listed for trading on the NYSE on any such date, the closing sale price per share as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed;

                (iii) if the Common Stock is not so listed on a United States national or regional securities exchange, the closing sale price per share as reported by The NASDAQ Stock Market, Inc.;

                (iv) if the Common Stock is not so reported, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization; or

                (v) if such bid price is not available, the average of the mid-point of the last bid and ask prices of the Common Stock on such date from at least three nationally recognized independent investment banking firms retained for this purpose by the Company.

        A "TRADING DAY" means a day on which the Common Stock (1) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (2) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

        Each Holder of a PEPS Unit or a Treasury PEPS Unit, by its acceptance thereof:

                (i) irrevocably authorizes the Purchase Contract Agent to enter into and perform the related Purchase Contract on its behalf as its attorney-in- fact (including the execution of Certificates on behalf of such Holder);

                (ii)    agrees to be bound by the terms and provisions thereof;

                (iii) covenants and agrees to perform its obligations under such Purchase Contracts;

                (iv)    consents to the provisions hereof;

                (v) irrevocably authorizes the Purchase Contract Agent to enter into and perform this Agreement and the Pledge Agreement on its behalf as its attorney-in-fact; and

                (vi) consents to, and agrees to be bound by, the Pledge of the Preferred Securities, Subordinated Notes, the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio or the Treasury Securities pursuant to the Pledge Agreement, provided that upon a Termination Event, the rights of the Holder of such Security under the Purchase Contract may be enforced without regard to any other rights or obligations. Each Holder of a PEPS Unit or a Treasury PEPS Unit, by its acceptance thereof, further covenants and agrees, that to the extent and in the manner provided in Section 5.03 and the Pledge Agreement, but subject to the terms thereof, payments in respect of the Preferred Securities or the Subordinated Notes or the proceeds from the Treasury Securities or the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio at maturity on the Purchase Contract Settlement Date, as the case may be, shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

        Upon registration of transfer of a Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee) by the terms of this Agreement, the Purchase Contracts underlying such Certificate, the Trust Agreement and the Pledge Agreement and the transferor shall be released from the obligations under this Agreement, the Purchase Contracts underlying the Certificate so transferred and the Pledge Agreement. The Company covenants and agrees, and each Holder of a Certificate, by its acceptance thereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

        SECTION 5.02. Initial and Additional Remarketing.

        Unless a Tax Event Redemption has occurred, the Company shall engage a nationally recognized investment bank (the "REMARKETING AGENT") pursuant to the Remarketing Agreement to sell the Preferred Securities or the Subordinated Notes, as the case may be, of the PEPS Unit Holders on the third Business Day immediately preceding February 18, 2004, and, in the event of a failed attempt to remarket on such date, the Remarketing Agent shall use its reasonable efforts in its discretion to remarket all of the Preferred Securities or Subordinated Notes, as the case may be, from time to time thereafter prior to the tenth Business Day preceding the Purchase Contract Settlement Date (each such additional remarketing being referred to as an "ADDITIONAL REMARKETING" and, any such Additional Remarketing and the first Remarketing on the third Business Day preceding February 18, 2004 being referred to as an "INITIAL REMARKETING", and each date on which an Initial Remarketing takes place being referred to as an "INITIAL REMARKETING DATE"). In order to facilitate the remarketing, the Purchase Contract Agent shall notify, by 11:00 a.m., New York City time, on the Business Day immediately preceding any Initial Remarketing Date, the Remarketing Agent and the Company, as the case may be, of the aggregate liquidation amount of Preferred Securities or aggregate principal amount of Subordinated Notes, as the case may be, which constitute part of the PEPS Units to be remarketed. Concurrently, the Collateral Agent, pursuant to the terms of the Pledge Agreement will present for remarketing such Preferred Securities or the Subordinated Notes, as the case may be, to the Remarketing Agent. Upon receipt of the notice from the Purchase Contract Agent and such Preferred Securities or the Subordinated Notes, as the case may be, from the Collateral Agent, the Remarketing Agent will, on any Initial Remarketing Date, use its reasonable efforts to remarket such Preferred Securities or the Subordinated Notes, as the case may be, on such date at a price of approximately 100.25% (but not less than 100%) of the Treasury Portfolio Purchase Price. If the Remarketing Agent is able to remarket the Preferred Securities or the Subordinated Notes, as the case may be, at a price equal to or greater than 100% of the Treasury Portfolio Purchase Price (a "SUCCESSFUL INITIAL REMARKETING"), the portion of the proceeds from such Successful Initial Remarketing equal to the Treasury Portfolio Purchase Price will be applied to purchase the Treasury Portfolio in accordance with Section
7.4 of the Pledge Agreement. In addition, the Remarketing Agent may deduct as a remarketing fee ("REMARKETING FEE") an amount not exceeding 25 basis points (0.25%) of the Treasury Portfolio Purchase Price from any amount of such proceeds in excess of the Treasury Portfolio Purchase Price. Any proceeds in excess of those required to pay the Treasury Portfolio Purchase Price and the Remarketing Fee will be remitted to the Purchase Contract Agent for a prompt payment to the Holders of the related PEPS Units to be made on a pro rata basis. PEPS Units Holders whose Preferred Securities or Subordinated Notes, as the case may be, are so remarketed will not otherwise be responsible for the payment of any Remarketing Fee in connection therewith. The Treasury Portfolio will be substituted for the Preferred Securities or Subordinated Notes, as the case may be, of PEPS Unit Holders and will be pledged to the Collateral Agent to secure the PEPS Unit Holders' obligation to pay the Purchase Price for the Common Stock under the related Purchase Contracts on the Purchase Contract Settlement Date. Following the occurrence of a Successful Initial Remarketing, the Holders of PEPS Units and the Collateral Agent shall have such security interests, rights and obligations with respect to the Treasury Portfolio as the Holder of PEPS Units and the Collateral Agent had in respect of the Preferred Securities or Subordinated Notes, as the case may be, subject to the Pledge thereof as provided in the Pledge Agreement, and any reference herein to the Preferred Securities or Subordinated Notes, as the case may be, shall be deemed to be a reference to such Treasury Portfolio and any reference herein to distributions on the Preferred Securities or interest on the Subordinated Notes, as the case may be, shall be deemed to be a reference to corresponding distributions on the Treasury Portfolio. The Company may cause to be made in any PEPS Units Certificates thereafter to be issued such change in phraseology and form (but not in substance) as may be appropriate to reflect the substitution of the Treasury Portfolio for Preferred Securities or Subordinated Notes, as the case may be, as collateral.

        If, (i) in spite of using its reasonable efforts, the Remarketing Agent cannot remarket the related Preferred Securities or Subordinated Notes, as the case may be (other than to the Company), of such Holders of PEPS Units at a price not less than 100% of the Treasury Portfolio Purchase Price, or (ii) the remarketing has not occurred because a condition precedent to the remarketing has not been fulfilled, the remarketing will be deemed to have failed (a "FAILED INITIAL REMARKETING"). The Company will cause a notice of a Failed Initial Remarketing to be published on the Business Day immediately succeeding any Initial Remarketing Date in the Authorized Newspaper.

        Holders of and the holders of beneficial interest in the Securities shall be hereby deemed to agree that the obligations of the Remarketing Agent and the Reset Agent under the Remarketing Agreement and the related supplemental remarketing agreement are subject to satisfaction of conditions set forth in or incorporated by reference into any such agreement.

        Instead of participating in the first Initial Remarketing on the third Business Day immediately preceding February 18, 2004, the Holders of PEPS Units can deliver sufficient cash to the Remarketing Agent or its designated entity to make the Treasury Portfolio Cash Payment to purchase the Treasury Portfolio on their behalf on the fifth Business Day prior to such Remarketing as further described in Section 7.4 of the Pledge Agreement. In addition, instead of participating in an Additional Remarketing, the Holders of PEPS Units can deliver sufficient cash to the Remarketing Agent or its designated entity to make the Treasury Portfolio Cash Payment to purchase the Treasury Portfolio on their behalf on the second Business Day prior to any Additional Remarketing as further described in Section 7.4 of the Pledge Agreement.

        To effect a collateral substitution in connection with the Treasury Portfolio Cash Payment, a Holder shall give a notice to the Purchase Contract Agent, substantially in the form of Exhibit I to the Pledge Agreement, stating that the Holder has transferred the Treasury Portfolio Cash Payment to purchase the Applicable Ownership Interest in the Treasury consideration in respect of their PEPS Units to the Remarketing Agent, on or prior to 11:00 a.m., New York City time, on the second Business Day immediately preceding the date of any Additional Remarketing, and requesting that the Purchase Contract Agent instruct the Collateral Agent to release the Preferred Securities or the Subordinated Notes, as the case may be, underlying such PEPS Units, whereupon the Purchase Contract Agent shall give such instruction to the Collateral Agent substantially in the form of Exhibit J to the Pledge Agreement. If a Holder fails to deliver the Treasury Portfolio Cash Payment on or prior to 11:00 a.m., New York City time, on the fifth Business Day prior to February 18, 2004, on or prior to 11:00 a.m., New York City time, on the second Business Day immediately preceding the date of any Additional Remarketing, such Holder will be deemed to have consented to the remarketing and such Holder's Preferred Securities or the Subordinated Notes, as the case may be, will be remarketed by the Remarketing Agent.

        In the event of a Collateral substitution as described in this Section 5.02, the Preferred Securities or the Subordinated Notes, as the case may be, shall be released by the Securities Intermediary to the Purchase Contract Agent who shall deliver the Pledged Securities to the Holder upon satisfaction of the conditions precedent described in this

Section 5.02. The date of such release shall not be prior to the applicable Reset Effective Date.

        SECTION 5.02.A.      Contract Adjustment Payments.

        (b) The Company shall pay, on each Payment Date, the Contract Adjustment Payments, if any, payable in respect of each Purchase Contract to the Person in whose name a Certificate (or one or more Predecessor Certificates) is registered at the close of business on the Record Date next preceding such Payment Date in such coin or currency of the United States as at the time of payment shall be legal tender for payments. The Contract Adjustment Payments, if any, will be payable at the New York Office maintained for that purpose or, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person's address as it appears on the Securities Register or by wire transfer to the account designated by written notice by such Person delivered to the Purchase Contract Agent at least 15 days prior to the applicable Payment Date.

        Upon the occurrence of a Termination Event, the Company's obligation to pay Contract Adjustment Payments, if any, shall cease.

        Each Certificate delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of (including as a result of a Collateral Substitution or the re-establishment of a PEPS Unit) any other Certificate shall carry the rights to Contract Adjustment Payments, if any, accrued and unpaid, and to accrue Contract Adjustment Payments, if any, which were carried by the Purchase Contracts underlying such other Certificates.

        Subject to Section 5.08, in the case of any Security with respect to which Early Settlement of the underlying Purchase Contract is effected on an Early Settlement Date, or in respect of which Cash Settlement of the underlying Purchase Contract is effected on the Business Day immediately preceding the Purchase Contract Settlement Date, or with respect to which a Collateral Substitution or a reestablishment of PEPS Units pursuant to Section 3.14 is effected, in each case on a date that is after any Record Date and on or prior to the next succeeding Payment Date, Contract Adjustment Payments on the Purchase Contracts underlying such Securities otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Cash Settlement, Early Settlement, Collateral Substitution or establishment or reestablishment of PEPS Units, and such Contract Adjustment Payments shall be paid to the Person in whose name the Certificate evidencing such Security (or one or more Predecessor Certificates) is registered at the close of business on such Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Security with respect to which Cash Settlement or Early Settlement of the underlying Purchase Contract is effected on the Business Day immediately preceding the Purchase Contract Settlement Date or on an Early Settlement Date, as the case may be, or with respect to which a Collateral Substitution or an establishment or a reestablishment of PEPS Units has been effected, Contract Adjustment Payments, if any, that would otherwise be payable after the Purchase Contract Settlement Date or Early Settlement Date, Collateral Substitution or such establishment or reestablishment with respect to such Purchase Contract shall not be payable.

        (c) The Company's obligations with respect to Contract Adjustment Payments, if any, will be subordinated and junior in right of payment to the Company's obligations under any Senior Indebtedness.

        (d) In the event (a) of any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, or (b) subject to the provisions of Subsection 5.02.A(e) below, that (i) a default shall have occurred and be continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Senior Indebtedness and such default shall have continued beyond the period of grace, if any, specified in the instrument evidencing such Senior Indebtedness (and the Purchase Contract Agent shall have received written notice thereof from the Company or one or more holders of Senior Indebtedness or their representative or representatives or the trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued), or (ii) the maturity of any Senior Indebtedness shall have been accelerated because of a default in respect of such Senior Indebtedness (and the Purchase Contract Agent shall have received written notice thereof from the Company or one or more holders of Senior Indebtedness or their representative or representatives or the trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued), then:

                (i) the holders of all Senior Indebtedness shall first be entitled to receive, in the case of (a) above, payment of all amounts due or to become due upon all Senior Indebtedness and, in the case of subclauses (i) and (ii) of clause (b) above, payment of all amounts due thereon, or provision shall be made for such payment in money or money's worth, before the Holders of any of the Securities are entitled to receive any Contract Adjustment Payments on the Purchase Contracts underlying the Securities;

                (ii) any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, to which the Holders of any of the Securities would be entitled except for the provisions of Subsections 5.02.A(b) through (n), including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of such Contract Adjustment Payments on the Purchase Contracts underlying the Securities, shall be paid or delivered by the Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness, before any payment or distribution is made of such Contract Adjustment Payments to the Holders of such Securities; and

                (iii) in the event that, notwithstanding the foregoing, any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of Contract Adjustment Payments on the Purchase Contracts underlying the Securities, shall be received by the Purchase Contract Agent or the Holders of any of the Securities when such payment or distribution is prohibited pursuant to Subsections 5.02.A(b) through
        (n), such payment or distribution shall be paid over to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any such Senior Indebtedness may have been issued, ratably as aforesaid, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness.

        (e) For purposes of Subsections 5.02.A(b) through (n), the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other Person provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in Subsections 5.02.A(b) through (n) with respect to such Contract Adjustment Payments on the Securities to the payment of all Senior Indebtedness which may at the time be outstanding; provided that (i) the indebtedness or guarantee of indebtedness, as the case may be, that constitutes Senior Indebtedness is assumed by the Person, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of the Senior Indebtedness are not, without the consent of each such holder adversely affected thereby, altered by such reorganization or readjustment;

        (f) Any failure by the Company to make any payment on or perform any other obligation under Senior Indebtedness, other than any indebtedness incurred by the Company or assumed or guaranteed, directly or indirectly, by the Company for money borrowed (or any deferral, renewal, extension or refunding thereof) or any indebtedness or obligation as to which the provisions of this subsection (e) shall have been waived by the Company in the instrument or instruments by which the Company incurred, assumed, guaranteed or otherwise created such indebtedness or obligation, shall not be deemed a default or event of default if (i) the Company shall be disputing its obligation to make such payment or perform such obligation and (ii) either (A) no final judgment relating to such dispute shall have been issued against the Company which is in full force and effect and is not subject to further review, including a judgment that has become final by reason of the expiration of the time within which a party may seek further appeal or review, and (B) in the event of a judgment that is subject to further review or appeal has been issued, the Company shall in good faith be prosecuting an appeal or other proceeding for review and a stay of execution shall have been obtained pending such appeal or review.

        (g) Subject to the payment in full of all Senior Indebtedness, the Holders of the Securities shall be subrogated (equally and ratably with the holders of all obligations of the Company which by their express terms are subordinated to Senior Indebtedness of the Company to the same extent as payment of the Contract Adjustment Payments in respect of the Purchase Contracts underlying the Securities is subordinated and which are entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until all such Contract Adjustment Payments owing on the Securities shall be paid in full, and as between the Company, its creditors other than holders of such Senior Indebtedness and the Holders, no such payment or distribution made to the holders of Senior Indebtedness by virtue of Subsections 5.02.A(b) through (n) that otherwise would have been made to the Holders shall be deemed to be a payment by the Company on account of such Senior Indebtedness, it being understood that the provisions of Subsections 5.02.A(b) through (n) are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

        (h) Nothing contained in Subsections 5.02.A(b) through (n) or elsewhere in this Agreement or in the Securities is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders such Contract Adjustment Payments on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Agent or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under these Subsections 5.02.A(b) through (n), of the Holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

        (i) Upon payment or distribution of assets of the Company referred to in these Subsections 5.02.A(b) through (n), the Purchase Contract Agent and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or agent or other person making any payment or distribution, delivered to the Purchase Contract Agent or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to these Subsections 5.02.A(b) through (n).

        (j) The Purchase Contract Agent shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee or representative on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a trustee or representative on behalf of any such holder or holders. In the event that the Purchase Contract Agent determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to Subsections 5.02.A(b) through (n), the Purchase Contract Agent may request such Person to furnish evidence to the reasonable satisfaction of the Purchase Contract Agent as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under Subsections 5.02.A(b) through (n), and, if such evidence is not furnished, the Purchase Contract Agent may defer payment to such Person pending judicial determination as to the right of such Person to receive such payment.

        (k) Nothing contained in Subsections 5.02.A(b) through (n) shall affect the obligations of the Company to make, or prevent the Company from making, payment of the Contract Adjustment Payments, except as otherwise provided in these Subsections 5.02.A(b) through (n).

        (l) Each Holder of Securities, by his acceptance thereof, authorizes and directs the Purchase Contract Agent in his, her or its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in Subsections 5.02.A(b) through (n) and appoints the Purchase Contract Agent his, her or its attorney-in-fact, as the case may be, for any and all such purposes.

        (m) The Company shall give prompt written notice to the Purchase Contract Agent of any fact known to the Company which would prohibit the making of any payment of moneys to or by the Purchase Contract Agent in respect of the Securities pursuant to the provisions of this Section. Notwithstanding the provisions of Subsections 5.02.A(b) through (e) or any other provisions of this Agreement, the Purchase Contract Agent shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of moneys to or by the Agent, or the taking of any other action by the Purchase Contract Agent, unless and until the Purchase Contract Agent shall have received written notice thereof mailed or delivered to the Purchase Contract Agent at its Institutional Trust Services department from the Company, any Holder, any paying agent or the holder or representative of any Senior Indebtedness; provided that if at least two Business Days prior to the date upon which by the terms hereof any such moneys may become payable for any purpose, the Purchase Contract Agent shall not have received with respect to such moneys the notice provided for in this Section, then, anything herein contained to the contrary notwithstanding, the Purchase Contract Agent shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to or on or after such date.

        (n) The Purchase Contract Agent in its individual capacity shall be entitled to all the rights set forth in this Section with respect to any Senior Indebtedness at the time held by it, to the same extent as any other holder of Senior Indebtedness and nothing in this Agreement shall deprive the Purchase Contract Agent of any of its rights as such holder.

        (o) No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

        Nothing in this Section 5.02.A shall apply to claims of, or payments to, the Purchase Contract Agent under or pursuant to Section 7.7.

        With respect to the holders of Senior Indebtedness, (i) the duties and obligations of the Purchase Contract Agent shall be determined solely by the express provisions of this Agreement; (ii) the Purchase Contract Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement; (iii) no implied covenants or obligations shall be read into this Agreement against the Agent; and (iv) the Purchase Contract Agent shall not be deemed to be a fiduciary as to such holders.

        SECTION 5.03. Payment of Purchase Price; Final Remarketing.

        (a) (i) Unless a Tax Event Redemption, Successful Initial Remarketing or Termination Event has occurred or a Holder of a PEPS Unit effects an Early Settlement of the underlying Purchase Contract in the manner described in
Section 5.08, each Holder who intends to pay in cash to satisfy such Holder's obligations under the Purchase Contract shall notify the Purchase Contract Agent by use of a notice in substantially the form of Exhibit E hereto of his intention to pay in cash ("CASH SETTLEMENT") the Purchase Price for the shares of Common Stock to be purchased pursuant to the related Purchase Contract. Such notice shall be given prior to 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the Purchase Contract Settlement Date. Prior to 11:00 a.m. (New York City time) on the next succeeding Business Day, the Purchase Contract Agent shall notify the Collateral Agent and the Indenture Trustee of the receipt of such notices from Holders intending to make a Cash Settlement.

        (ii) A Holder of a PEPS Unit who has so notified the Purchase Contract Agent of his intention to effect a Cash Settlement in accordance with paragraph 5.03(a)(i) above shall pay the Purchase Price to the Securities Intermediary for deposit in the Collateral Account prior to 11:00 a.m. (New York City time) on the fourth Business Day immediately preceding the Purchase Contract Settlement Date, in lawful money of the United States by certified or cashiers' check or wire transfer, in each case in immediately available funds payable to or upon the order of the Securities Intermediary. Any cash received by the Collateral Agent shall be invested promptly by the Securities Intermediary in Permitted Investments and paid to the Company on the Purchase Contract Settlement Date in settlement of the Purchase Contracts in accordance with the terms of this Agreement and the Pledge Agreement. Any funds received by the Securities Intermediary in respect of the investment earnings from such Permitted Investments in excess of the Purchase Price for the shares of Common Stock to be purchased by such Holder shall be distributed to the Purchase Contract Agent when received for payment to the Holder.

        (iii) If a Holder of a PEPS Unit fails to notify the Purchase Contract Agent of his intention to make a Cash Settlement in accordance with paragraph 5.03(a)(i) above, or has notified the Purchase Contract Agent but fails to pay the Purchase Price to the Securities Intermediary in accordance with paragraph 5.03(a)(ii) above, such Holder shall be deemed to have consented to the disposition of the Pledged Preferred Securities or the Pledged Subordinated Notes pursuant to the Remarketing as described in paragraph 5.03(b) below.

        (b) Unless a Tax Event Redemption or a Successful Initial Remarketing has occurred, the Preferred Securities or Subordinated Notes, as the case may be, of PEPS Unit Holders who have not notified the Purchase Contract Agent of their intention to effect a Cash Settlement as provided in paragraph (a)(i) above or have failed to pay the Purchase Price to the Securities Intermediary in accordance with paragraph 5.03 (a)(ii) above will be sold by the Remarketing Agent (the "FINAL REMARKETING") on the third Business Day immediately preceding the Purchase Contract Settlement Date (the "FINAL REMARKETING DATE"). The Purchase Contract Agent shall notify, by 11:00 a.m., New York City time, on the Business Day immediately preceding the Final Remarketing Date, the Remarketing Agent, the Collateral Agent, the Indenture Trustee and the Company of the liquidation amount of Preferred Securities or the aggregate principal amount of Subordinated Notes, as the case may be, that are part of PEPS Units to be remarketed. Concurrently, the Collateral Agent, pursuant to the terms of the Pledge Agreement, will present for remarketing such Preferred Securities or Subordinated Notes, as the case may be, to the Remarketing Agent. Upon receipt of such notice from the Collateral Agent and such Preferred Securities or Subordinated Notes from the Collateral Agent, the Remarketing Agent will, on the Final Remarketing Date, use its reasonable efforts to remarket such Preferred Securities or Subordinated Notes, as the case may be, on such date at a price of approximately 100.25% (but not less than 100%) of the aggregate liquidation amount of such Preferred Securities or the aggregate principal amount of Subordinated Notes, as the case may be. If the Remarketing Agent is able to remarket the Preferred Securities or Subordinated Notes at a price equal to or greater than 100% of the aggregate liquidation amount of Preferred Securities or the aggregate principal amount of the Subordinated Notes (a "SUCCESSFUL FINAL REMARKETING"), the Remarketing Agent will remit the entire amount of the proceeds from such Successful Final Remarketing to the Collateral Agent; provided, however, that the Remarketing Agent may deduct as the Remarketing Fee an amount not exceeding 25 basis points (0.25%) of the aggregate liquidation amount of the remarketed Preferred Securities or the aggregate principal amount of the remarketed Subordinated Notes from any amount of the proceeds of a Successful Final Remarketing in excess of the aggregate liquidation amount of the remarketed Preferred Securities or the aggregate principal amount of the remarketed Subordinated Notes. The portion of the proceeds equal to the aggregate principal amount of Preferred Securities or the aggregate principal amount of Subordinated Notes will automatically be applied by the Collateral Agent, in accordance with the Pledge Agreement, to satisfy in full such PEPS Units Holders' obligations to pay the Purchase Price for the Common Stock under the related Purchase Contracts on the Purchase Contract Settlement Date. Any proceeds in excess of those required to pay the Purchase Price and the Remarketing Fee will be remitted to the Purchase Contract Agent for payment to the Holders of the related PEPS Units. PEPS Units Holders whose Preferred Securities or Subordinated Notes, as the case may be, are so remarketed will not otherwise be responsible for the payment of any Remarketing Fee in connection therewith. If, (i) in spite of using its reasonable efforts, the Remarketing Agent cannot remarket the related Preferred Securities or Subordinated Notes, as the case may be (other than to the Company), of such Holders of PEPS Units at a price not less than 100% of the aggregate liquidation amount of the Preferred Securities or the aggregate principal amount of the Subordinated Notes, as the case may be, or (ii) the remarketing has not occurred because a condition precedent to the remarketing has not been fulfilled, the remarketing will be deemed to have failed (a "FAILED FINAL REMARKETING") and in accordance with the terms of the Pledge Agreement the Collateral Agent for the benefit of the Company will exercise its rights as a secured party with respect to such Preferred Securities or Subordinated Notes, as the case may be, including those actions specified in paragraph (c) below. The Company will cause a notice of such Failed Final Remarketing to be published on the second Business Day immediately preceding the Purchase Contract Settlement Date in the Authorized Newspaper.

        (c) With respect to Preferred Securities or Subordinated Notes, which are subject to a Failed Final Remarketing, the Collateral Agent for the benefit of the Company reserves all of its rights as a secured party with respect thereto and, subject to applicable law and paragraph (h) below, may, among other things, (i) retain the Preferred Securities or Subordinated Notes, as the case may be, or (ii) sell the Preferred Securities or Subordinated Notes, as the case may be, in one or more public or private sales, each in full satisfaction of the Holders' obligations under the Purchase Contracts.

        (d) Unless a Termination Event or an Early Settlement has occurred, the Purchase Contract underlying each Treasury Unit and, if a Tax Event Redemption or a Successful Initial Remarketing has occurred, each PEPS Unit will be settled with the Proceeds at maturity of the Treasury Security or the Applicable Ownership Interest (as defined in clause (A) of the definition of such term) of the Treasury Portfolio, as applicable. Upon receipt of such Proceeds, the Collateral Agent will invest the Proceeds promptly in Permitted Investments and pay the Proceeds to the Company on the Purchase Contract Settlement Date in accordance with the terms of this Agreement and the Pledge Agreement. Any such Proceeds received by the Collateral Agent in excess of the Purchase Price and any funds received by the Collateral Agent in respect of the investment earnings from the investment in such Permitted Investments will be distributed to the Purchase Contract Agent when received for payment to the Holder.

        (e) Any distribution to Holders of excess funds and interest described above, shall be payable at the New York Office maintained for that purpose or, at the option of the Holder, by check mailed to the address of the Person entitled thereto at such address as it appears on the Security Register or, at the option of the Company, by wire transfer to the bank account designated by such Holder in writing, such payments to be made to the same Persons entitled to receive Common Stock with respect to Purchase Contracts referred to in Subsection (d) above.

        (f) (i) Unless a Holder of a Treasury PEPS Units or PEPS Units effects an Early Settlement of the underlying Purchase Contract through the early delivery of cash to the Purchase Contract Agent in the manner described in
Section 5.08, each Holder of a Treasury PEPS Unit who intends to pay in cash shall notify the Purchase Contract Agent by use of a notice in substantially the form of Exhibit E hereto of his intention to pay in cash the Purchase Price for the shares of Common Stock to be purchased pursuant to the related Purchase Contract. Such notice shall be given prior to 5:00 p.m. (New York City time) on the second Business Day immediately preceding the Purchase Contract Settlement Date. Prior to 11:00 a.m. (New York City time) on the next succeeding Business Day, the Purchase Contract Agent shall notify the Collateral Agent of the receipt of such notices from such Holders intending to make a Cash Settlement. Treasury PEPS Unit holders may make Cash Settlements only in integral multiples of 40 Treasury PEPS Units.

            (ii) A Holder of a Treasury PEPS Unit who has so notified the Purchase Contract Agent of his intention to make a Cash Settlement in accordance with paragraph 5.03(f)(i) above shall pay the Purchase Price to the Securities Intermediary for deposit in the Collateral Account prior to 11:00 a.m. (New York City time) on the Business Day immediately preceding May 18, 2004, in lawful money of the United States by certified or cashiers' check or wire transfer, in each case in immediately available funds payable to or upon the order of the Securities Intermediary. Any cash received by the Collateral Agent shall be invested promptly by the Securities Intermediary in Permitted Investments and paid to the Company on the Purchase Contract Settlement Date in settlement of the Purchase Contract in accordance with the terms of this Agreement and the Pledge Agreement. Any funds received by the Securities Intermediary in respect of the investment earnings from the investment in such Permitted Investments in excess of the Purchase Price for the shares of common stock to be purchased by such Holder shall be distributed to the Purchase Contract Agent when received for payment to the Holder.

                (iii) If a Holder of a Treasury PEPS Unit fails to notify the Purchase Contract Agent of his intention to make a Cash Settlement in accordance with paragraph 5.03(f)(i) above, or does notify the Purchase Contract Agent as provided in paragraph 5.03(f)(i) above of his intention to pay the Purchase Price in cash, but fails to make such payment as required by paragraph 5.03(f)(ii) above, then upon the maturity of the Pledged Treasury Securities held by the Securities Intermediary on the Business Day immediately preceding the Purchase Contract Settlement Date, the principal amount of the Treasury Securities received by the Securities Intermediary shall be invested promptly in Permitted Investments. On the Purchase Contract Settlement Date, an amount equal to the Purchase Price shall be remitted to the Company as payment thereof without receiving any instructions from the Holder. In the event the sum of the proceeds from the related Pledged Treasury Securities and the investment earnings earned from such investments is in excess of the aggregate Purchase Price of the Purchase Contracts being settled thereby, the Collateral Agent shall cause the Securities Intermediary to distribute such excess to the Purchase Contract Agent for the benefit of the Holder of the related Treasury PEPS Unit or PEPS Unit when received.

                (iv) If a Tax Event Redemption or a Successful Initial Remarketing has occurred, a Holder of a PEPS Unit may not make a Cash Settlement.

                (v) A holder of a Preferred Security or Subordinated Note that is no longer part of a PEPS Unit may elect to have such Preferred Security or Subordinated Note, as the case may be, remarketed pursuant to Section 5.7(c) of the Pledge Agreement.

        (g) Upon Cash Settlement of any Purchase Contract:

                (i) the Collateral Agent will in accordance with the terms of the Pledge Agreement cause the Pledged Preferred Securities, Pledged Subordinated Notes, the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio or the Pledged Treasury Securities, as the case may be, underlying the relevant Security to be released from the Pledge, free and clear of any security interest of the Company, and transferred to the Purchase Contract Agent for delivery to the Holder thereof or its designee as soon as practicable; and

                (ii) subject to the receipt thereof, the Purchase Contract Agent shall, by book-entry transfer or other appropriate procedures, in accordance with written instructions provided by the Holder thereof, transfer such Preferred Securities, Subordinated Notes, or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio or such Treasury Securities, as the case may be (or, if no such instructions are given to the Purchase Contract Agent by the Holder, the Purchase Contract Agent shall hold such Preferred Securities, Subordinated Notes, or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio or such Treasury Securities, as the case may be, and any interest payment thereon, in the name of the Purchase Contract Agent or its nominee in trust for the benefit of such Holder until the expiration of the time period specified in the abandoned property laws of the relevant state).

        (h) The obligations of the Holders to pay the Purchase Price are non-recourse obligations and, except to the extent satisfied by Early Settlement or Cash Settlement, are payable solely out of the proceeds of any Collateral pledged to secure the obligations of the Holders and in no event will Holders be liable for any deficiency between the proceeds of the disposition of Collateral and the Purchase Price.

        SECTION 5.03.A.      Failed Final Remarketing.

        If a Failed Final Remarketing occurs Holders of Preferred Securities or Subordinated Notes, as the case may be, that are not part of a PEPS Unit will retain possession of their Preferred Securities, and the Reset Rate will be reset on the Purchase Contract Settlement Date as described in the definition of Reset Rate in Section 1.01 and in Section 4.01 of this Agreement.

        SECTION 5.04. Issuance of Shares of Common Stock.

        Unless a Termination Event or an Early Settlement shall have occurred, subject to Section 5.05(b), on the Purchase Contract Settlement Date upon receipt of the aggregate Purchase Price payable on all Outstanding Securities, the Company shall issue and deposit with the Purchase Contract Agent, for the benefit of the Holders of the Outstanding Securities, one or more certificates representing the shares of Common Stock registered in the name of the Purchase Contract Agent (or its nominee) as custodian for the Holders (such certificates for shares of Common Stock, together with any dividends or distributions for which a record date and payment date for such dividend or distribution has occurred after the Purchase Contract Settlement Date, being hereinafter referred to as the "PURCHASE CONTRACT SETTLEMENT FUND") to which the Holders are entitled hereunder.

        Subject to the foregoing, upon surrender of a Certificate to the Purchase Contract Agent on or after the Purchase Contract Settlement Date, together with settlement instructions thereon duly completed and executed, the Holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Common Stock which such Holder is entitled to receive pursuant to the provisions of this Article Five (after taking into account all Securities then held by such Holder), together with cash in lieu of fractional shares as provided in Section 5.09 and any dividends or distributions with respect to such shares constituting part of the Purchase Contract Settlement Fund, but without any interest thereon, and the Certificate so surrendered shall be cancelled. Such shares shall be registered in the name of the Holder or the Holder's designee as specified in the settlement instructions provided by the Holder to the Purchase Contract Agent. If any shares of Common Stock issued in respect of a Purchase Contract are to be registered to a Person other than the Person in whose name the Certificate evidencing such Purchase Contract is registered, no such



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

registration shall be made unless the Person requesting such registration has paid any transfer and other taxes required by reason of such registration in a name other than that of the registered Holder of the Certificate evidencing such Purchase Contract or has established to the satisfaction of the Company that such tax either has been paid or is not payable.

        SECTION 5.05. Adjustment of Settlement Rate.

        (a) Adjustments for Dividends, Distributions, Stock Splits, Etc.

        (1) In case the Company shall pay or make a dividend or other distribution on Common Stock in Common Stock, the Settlement Rate in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be increased by dividing such Settlement Rate by a fraction of which:

                (i) the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination; and

                (ii) the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution,

such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

        (2) In case the Company shall issue rights, warrants or options to all holders of its Common Stock (not being available on an equivalent basis to Holders of the Securities upon settlement of the Purchase Contracts underlying such Securities) entitling them, for a period expiring within 45 days after the record date for the determination of shareholders entitled to receive such rights, warrants or options, to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share of Common Stock on the date fixed for the determination of shareholders entitled to receive such rights, warrants or options the Settlement Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Settlement Rate by a fraction of which:

                (i) the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price; and

                (ii) the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Company agrees that it shall not issue any such rights, warrants or options in respect of shares of Common Stock held in the treasury of the Company.

        (3) In case outstanding shares of Common Stock shall be subdivided or split into a greater number of shares of Common Stock, the Settlement Rate in effect at the opening of business on the day following the day upon which such subdivision or split becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Settlement Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision, split or combination becomes effective.

        (4) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding any rights, warrants or options referred to in paragraph (2) of this Section 5.05(a), any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in paragraph
(1) of this Section 5.05(a)), the Settlement Rate shall be adjusted so that the same shall equal the rate determined by dividing the Settlement Rate in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by a fraction of which:

                (i) the numerator shall be the Current Market Price per share of Common Stock on the date fixed for such determination less the then fair market value (as reasonably determined by the Board of Directors, whose determination shall be conclusive and the basis for which shall be described in a Board Resolution) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock; and

                (ii) the denominator shall be such Current Market Price per share of Common Stock,

such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such distribution. In any case in which this paragraph (4) is applicable, paragraph (2) of this Section 5.05(a) shall not be applicable. In the event that such dividend or distribution is not so paid or made, the Settlement Rate shall again be adjusted to be the Settlement Rate which would then be in effect if such dividend or distribution had not been declared.

        (5) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding:

                (i) any quarterly cash dividend on Common Stock to the extent that the aggregate cash dividend per share of Common Stock in any fiscal quarter does not exceed $.265 per share (the "DIVIDEND THRESHOLD"), and

                (ii) any dividend or distribution in connection with the liquidation, dissolution or termination of the Company, whether voluntary or involuntary),

then, in such case, the Settlement Rate shall be increased so that the same shall equal the rate determined by dividing the Settlement Rate in effect immediately prior to the close of business on such record date by a fraction of which:

                (iii) the numerator shall be the Current Market Price of Common Stock on the record date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Common Stock; and

                (iv) the denominator shall be the Current Market Price of Common Stock,

such increase to be effective immediately prior to the opening of business on the day following the record date; provided, however, that in the event the portion of cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of Common Stock on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of a Security shall have the right to receive upon settlement of the Securities the amount of cash such Holder would have received had such Holder settled each Security on the record date. In the event that such dividend or distribution is not so paid or made, the Settlement Rate shall again be adjusted to be the Settlement Rate which would then be in effect if such dividend or distribution had not been declared. If any adjustment is required to be made as set forth in this Section 5.05(a)(5) as a result of a distribution that is a quarterly dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the Dividend Threshold. If an adjustment is required to be made as set forth in this Section 5.05(a)(5) above as a result of a distribution that is not a quarterly dividend, such adjustment shall be based upon the full amount of the distribution.

        (6) In case a tender or exchange offer made by the Company or any subsidiary of the Company for all or any portion of Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares as herein defined) of an aggregate consideration having a fair market value (as reasonably determined by the Board of Directors, whose determination shall be conclusive and the basis for which shall be described in a Board Resolution) that combined together with the aggregate of the cash plus the fair market value (as reasonably determined by the Board of Directors, whose determination shall be conclusive and the basis for which shall be described in a Board Resolution), as of the expiration of such tender or exchange offer, of consideration payable in respect of any other tender or exchange offer, by the Company or any subsidiary of the Company for all or any portion of Common Stock expiring within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to this paragraph (6) has been made, and (II) the aggregate amount of any distributions to all holders of Common Stock made exclusively in cash within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to paragraph (6) has been made, exceeds 15% of the product of the Current Market Price per share of Common Stock as of the last time (the "EXPIRATION TIME") tenders could have been made pursuant to such tender or exchange offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Settlement Rate shall be adjusted so that the same shall equal the rate determined by dividing the Settlement Rate immediately prior to the close of business on the date of the Expiration Time by a fraction:

                (i) the numerator of which shall be equal to (A) the product of (I) the Current Market Price per share of Common Stock on the date of the Expiration Time and (II) the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time less
        (B) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the transactions described in clauses (I) and (II) above (assuming in the case of clause (I) the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares); and

                (ii) the denominator of which shall be equal to the product of (A) the Current Market Price per share of Common Stock as of the Expiration Time and (B) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "PURCHASED SHARES").

        (7) The reclassification of Common Stock into securities including securities other than Common Stock (other than any reclassification upon a Reorganization Event to which Section 5.05(b) applies) shall be deemed to involve:

                (i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of shareholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of paragraph (4) of this Section); and

                (ii) a subdivision, split or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision or split becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision, split or combination becomes effective" within the meaning of paragraph (3) of this Section).

        (8) The "CURRENT MARKET PRICE" per share of Common Stock on any date of determination means the average of the daily Closing Prices for the five consecutive Trading Days selected by the Company commencing not more than 30 Trading Days before, and ending not later than, the earlier of such date of determination and the day before the "ex date" with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "ex date," when used with respect to any issuance or distribution, shall mean the first date on which Common Stock trades on such exchange or in such market without the right to receive such issuance or distribution.

        (9) All adjustments to the Settlement Rate shall be calculated to the nearest 1/10,000th of a share of Common Stock (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share). No adjustment in the Settlement Rate shall be required unless such adjustment would require an increase or decrease of at least one percent thereof; provided, however, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. If an adjustment is made to the Settlement Rate pursuant to paragraph (1), (2),
(3), (4), (5), (6), (7) or (10) of this Section 5.05(a), an adjustment shall also be made to the Applicable Market Value solely to determine which of clauses
(i), (ii) or (iii) of the definition of Settlement Rate in Section 5.01 will apply on the Purchase Contract Settlement Date. Such adjustment shall be made by multiplying the Applicable Market Value by a fraction of which the numerator shall be the Settlement Rate immediately after such adjustment pursuant to paragraph (1), (2), (3), (4), (5), (6), (7) or (10) of this Section 5.05(a) and the denominator shall be the Settlement Rate immediately prior to such adjustment; provided, however, that if such adjustment to the Settlement Rate is required to be made pursuant to the occurrence of any of the events contemplated by paragraph (1), (2), (3), (4), (5), (6), (7) or (10) of this Section 5.05(a)
during the period taken into consideration for determining the Applicable Market Value, appropriate and customary adjustments shall be made to the Settlement Rate.

        (10) The Company may, but shall not be required to, make such increases in the Settlement Rate, in addition to those required by this Section, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of

Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reason.

        (b) Adjustment for Consolidation, Merger or Other Reorganization Event.

        (1) In the event of:

                (i) any consolidation or merger of the Company with or into another Person (other than a merger or consolidation in which the Company is the continuing corporation and in which the shares of Common Stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of the Company or another Person);

                (ii) any sale, transfer, lease or conveyance to another Person of the property of the Company as an entirety or substantially as an entirety;

                (iii) any statutory share exchange of the Company with another Person (other than in connection with a merger or acquisition);

                (iv) any liquidation, dissolution or termination of the Company other than as a result of or after the occurrence of a Termination Event (any such event, a "REORGANIZATION EVENT"),

the Settlement Rate will be adjusted to provide that each Holder of Securities will receive on the Purchase Contract Settlement Date with respect to each Purchase Contract forming a part thereof, the kind and amount of securities, cash and other property receivable upon such Reorganization Event (without any interest thereon, and without any right to dividends or distribution thereon which have a record date that is prior to the Purchase Contract Settlement Date) by a Holder of the number of shares of Common Stock issuable on account of each Purchase Contract if the Purchase Contract Settlement Date had occurred immediately prior to such Reorganization Event, assuming such Holder of Common Stock is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (any such Person, a "CONSTITUENT PERSON"), or an Affiliate of a Constituent Person to the extent such Reorganization Event provides for different treatment of Common Stock held by Affiliates of the Company and non-affiliates and such Holder failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Reorganization Event (provided that if the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then for the purpose of this Section the kind and amount of securities, cash and other property receivable upon such Reorganization Event by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares).

In the event of such a Reorganization Event, the Person formed by such consolidation, merger or exchange or the Person which acquires the assets of the Company or, in the event of a liquidation, dissolution or termination of the Company, the Company or a liquidating trust created in connection therewith, shall execute and deliver to the Purchase Contract Agent an agreement supplemental hereto providing that each Holder of an Outstanding Security shall have the rights provided by this Section 5.05(b). Such supplemental agreement shall provide for adjustments which, for events subsequent to the effective date of such supplemental agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section. The above provisions of this Section shall similarly apply to successive Reorganization Events.

        (2) In the event of a consolidation or merger of the Company with or into another Person, any merger of another Person into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) in which 30% or more of the total consideration paid to the Company's shareholders consists of cash or cash equivalents, then a Holder of a Security may settle his Purchase Contract for cash as described in Section 5.03(a)(i) or 5.03(f)(i) hereof, as applicable, during the one week period beginning on the twenty-third Trading Day following the closing date of such merger (the "EARLY SETTLEMENT WEEK"), at the applicable Settlement Rate. For the purposes of this Section, the twenty-third Trading Day after the closing of the merger or consolidation shall be deemed to be the Purchase Contract Settlement Date for the purpose of determining the Applicable Market Value and the deadline for submitting the notice to settle early and the related cash payment shall be 5:00 p.m. (New York City time) of the last Business Day of the Early Settlement Week.

        (c) All calculations and determinations pursuant to this Section 5.05 shall be made by the Company or its agent and the Purchase Contract Agent shall have no responsibility with respect thereto.

        SECTION 5.06. Notice of Adjustments and Certain Other Events.

        (a) Whenever the Settlement Rate is adjusted as herein provided, the Company shall:

                (i) forthwith compute the adjusted Settlement Rate in accordance with Section 5.05 and prepare and transmit to the Purchase Contract Agent an Officers' Certificate setting forth the Settlement Rate, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and

                (ii) within 10 Business Days following the occurrence of an event that requires an adjustment to the Settlement Rate pursuant to
        Section 5.05 (or if the

        Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide a written notice to the Holders of the Securities of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the Settlement Rate was determined and setting forth the adjusted Settlement Rate.

        (b) The Purchase Contract Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Settlement Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Purchase Contract Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at the time be issued or delivered with respect to any Purchase Contract; and the Purchase Contract Agent makes no representation with respect thereto. The Purchase Contract Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock pursuant to a Purchase Contract or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.

        SECTION 5.07. Termination Event; Notice.

        The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay Contract Adjustment Payments, if any, if the Company shall have such obligation, and the rights and obligations of Holders to purchase Common Stock, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Purchase Contract Agent or the Company, if, prior to or on the Purchase Contract Settlement Date, a Termination Event shall have occurred.

        Upon and after the occurrence of a Termination Event, the Securities shall thereafter represent the right to receive the Preferred Securities, the Subordinated Notes, the Treasury Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, forming part of such Securities, in accordance with the provisions of Section 5.02 and 5.03 of the Pledge Agreement. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Purchase Contract Agent, the Collateral Agent and the Holders, at their addresses as they appear in the Security Register.

        SECTION 5.08. Early Settlement.

        (a) Subject to and upon compliance with the provisions of this Section 5.08, at the option of the Holder thereof, Purchase Contracts underlying Securities may be settled early ("EARLY SETTLEMENT") in the case of PEPS Units (unless a Tax Event Redemption or a Successful Initial Remarketing has occurred) on or prior to 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the Purchase Contract Settlement

Date, and in the case of Treasury PEPS Units on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date, in each case, as provided herein; provided however, that if a Tax Event Redemption or a Successful Initial Remarketing has occurred and the Treasury Portfolio has become a component of the PEPS Units, Purchase Contracts underlying such PEPS Units may not be settled early. Holders of Treasury PEPS Units may only settle the related Purchase Contracts in integral multiples of 40 Purchase Contracts. In order to exercise the right to effect Early Settlement with respect to any Purchase Contracts, the Holder of the Certificate evidencing Securities shall deliver to the Purchase Contract Agent at the Corporate Trust Office an Election to Settle Early form (on the reverse side of the Certificate) and any other documents requested by the Purchase Contract Agent and accompanied by payment (payable to the Company in immediately available funds) in an amount (the "EARLY SETTLEMENT AMOUNT") equal to (i) the product of (a) the Stated Amount times (b) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement, plus (ii) if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record Date next preceding any Payment Date to the opening of business on such Payment Date, an amount equal to the Contract Adjustment Payments, if any, payable on such Payment Date with respect to such Purchase Contracts.

        Except as provided in the immediately preceding sentence, and subject to the second to last paragraph of Section 5.2, no payment or adjustment shall be made upon Early Settlement of any Purchase Contract on account of any Contract Adjustment Payments accrued on such Purchase Contract or on account of dividends on the Common Stock issued upon such Early Settlement. If the foregoing requirements are first satisfied with respect to Purchase Contracts underlying any Securities prior to or at 5:00 p.m. (New York City time) on a Business Day, such day shall be the "EARLY SETTLEMENT DATE" with respect to such Securities and if such requirements are first satisfied after 5:00 p.m. (New York City time) on a Business Day or on a day that is not a Business Day, the "EARLY SETTLEMENT DATE" with respect to such Securities shall be the next succeeding Business Day.

        (b) Upon Early Settlement of Purchase Contracts by a Holder of the related Securities, the Company shall issue, and the Holder shall be entitled to receive 0.3845 shares of Common Stock on account of each Purchase Contract as to which Early Settlement is effected (the "EARLY SETTLEMENT RATE"); provided, however, that upon the Early Settlement of the Purchase Contracts, the Holder of such related Securities will forfeit the right to receive any future Contract Adjustment Payments, if any, except to the extent that the Early Settlement Date is after the close of business on a Record Date and prior to the opening of business on the corresponding Payment Date. The Early Settlement Rate shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted.

                (i) No later than the third Business Day after the applicable Early Settlement Date, the Company shall cause:



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

                (ii) Upon receipt of the shares of Common Stock from the Company's Transfer Agent, the shares of Common Stock issuable upon Early Settlement of Purchase Contracts to be issued and delivered, together with payment in lieu of any fraction of a share, as provided in Section 5.09; and

                (iii) the related Preferred Securities or Subordinated Notes, in the case of PEPS Units, or the related Treasury Securities of the Treasury Portfolio, in the case of Treasury PEPS Units, to be released from the Pledge by the Collateral Agent and transferred, in each case, to the Purchase Contract Agent for delivery to the Holder thereof or its designee.

        (c) Upon Early Settlement of any Purchase Contracts, and subject to receipt of shares of Common Stock from the Company and the Preferred Securities or Subordinated Notes of the Treasury Portfolio, or Treasury Securities, as the case may be, from the Securities Intermediary, as applicable, the Purchase Contract Agent shall, in accordance with the instructions provided by the Holder thereof on the Election to Settle Early form (on the reverse of the Certificate evidencing the related Securities):

                (i) transfer to the Holder the Preferred Securities or Subordinated Notes, or Treasury Securities, as the case may be, forming a part of such Securities; and

                (ii) deliver to the Holder a certificate or certificates for the full number of shares of Common Stock issuable upon such Early Settlement, together with payment in lieu of any fraction of a share, as provided in Section 5.09.

        (d) In the event that Early Settlement is effected with respect to Purchase Contracts underlying less than all the Securities evidenced by a Certificate, upon such Early Settlement the Company shall execute and the Purchase Contract Agent shall authenticate, countersign and deliver to the Holder thereof, at the expense of the Company, a Certificate evidencing the Securities as to which Early Settlement was not effected.

        (e) A Holder of a Security who effects Early Settlement may elect to have the Preferred Securities or Subordinated Notes, as the case may be, no longer a part of a PEPS Unit, or Treasury PEPS Unit, as the case may be, remarketed pursuant to Section 5.7(c) of the Pledge Agreement.

        SECTION 5.09. No Fractional Shares.

        No fractional shares or scrip representing fractional shares of Common Stock shall be issued or delivered upon settlement on the Purchase Contract Settlement Date or upon Early Settlement of any Purchase Contracts. If Certificates evidencing more than one Purchase Contract shall be surrendered for settlement at one time by the same Holder, the number of full shares of Common Stock which shall be delivered upon settlement shall be computed on the basis of the aggregate number of Purchase Contracts evidenced by the Certificates so surrendered. Instead of any fractional share of Common Stock which would otherwise be deliverable upon settlement of any Purchase Contracts on the Purchase Contract Settlement Date or upon Early Settlement, the Company, through the Purchase Contract Agent, shall make a cash payment in respect of such fractional interest in an amount equal to the value of such fractional shares times the Applicable Market Value. The Company shall provide the Purchase Contract Agent from time to time with sufficient funds to permit the Purchase Contract Agent to make all cash payments required by this
Section 5.09 in a timely manner.

        SECTION 5.10. Charges and Taxes.

        The Company will pay all stock transfer and similar taxes attributable to the initial issuance and delivery of the shares of Common Stock pursuant to the Purchase Contracts; provided, however, that the Company shall not be required to pay any such tax or taxes which may be payable in respect of any exchange of or substitution for a Certificate evidencing a Security or any issuance of a share of Common Stock in a name other than that of the registered Holder of a Certificate surrendered in respect of the Securities evidenced thereby, other than in the name of the Purchase Contract Agent, as custodian for such Holder, and the Company shall not be required to issue or deliver such share certificates or Certificates unless or until the Person or Persons requesting the transfer or issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                                   ARTICLE 6
                                    REMEDIES

        SECTION 6.01. Unconditional Right of Holders to Receive Contract Adjustment Payments and to Purchase Shares of Common Stock.

        Each Holder of a Security shall have the right, which is absolute and unconditional (i) to receive payment of each installment of the Contract Adjustment Payments, if any, with respect to the Purchase Contract constituting a part of such Security on the respective Payment Date for such Security, and
(ii) to purchase shares of Common Stock pursuant to such Purchase Contract and, in each such case, to institute suit for the enforcement of such payment and the right to purchase shares of Common Stock, and such rights shall not be impaired without the consent of such Holder.

        SECTION 6.02. Restoration of Rights and Remedies.

        If any Holder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case, subject to any determination in such proceeding, the Company and such Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of such Holder shall continue as though no such proceeding had been instituted.

        SECTION 6.03. Rights and Remedies Cumulative.

        Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates in the last paragraph of
Section 3.10, no right or remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

        SECTION 6.04. Delay or Omission Not Waiver.

        No delay or omission of any Holder to exercise any right or remedy upon a default shall impair any such right or remedy or constitute a waiver of any such right. Every right and remedy given by this Article or by law to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Holders.

        SECTION 6.05. Undertaking for Costs.

        All parties to this Agreement agree, and each Holder of a Security, by its acceptance of such Security shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Purchase Contract Agent for any action taken, suffered or omitted by it as Purchase Contract Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and costs against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section shall not apply to any suit instituted by the Purchase Contract Agent, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of distributions on any Preferred Securities or interest on any Subordinated Notes or Contract Adjustment Payments, if any, on any Purchase Contract on or after the respective Payment Date therefor in respect of any Security held by such Holder, or for enforcement of the right to purchase shares of Common Stock under the Purchase Contracts constituting part of any Security held by such Holder.

        SECTION 6.06. Waiver of Stay or Extension Laws.

        The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the



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

execution of any power herein granted to the Purchase Contract Agent or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 7
                           THE PURCHASE CONTRACT AGENT

        SECTION 7.01. Certain Duties and Responsibilities.

        (a) The Purchase Contract Agent:

                (i) undertakes to perform, with respect to the Securities, such duties and only such duties as are specifically set forth in this Agreement and the Pledge Agreement, and no implied covenants or obligations shall be read into this Agreement or the Pledge Agreement against the Purchase Contract Agent; and

                (ii) in the absence of bad faith or gross negligence on its part, may, with respect to the Securities, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Purchase Contract Agent and conforming to the requirements of this Agreement or the Pledge Agreement, as applicable, but in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Purchase Contract Agent, the Purchase Contract Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement or the Pledge Agreement, as applicable (but need not confirm or investigate the accuracy of the mathematical calculations or other facts stated therein).

        (b) No provision of this Agreement or the Pledge Agreement shall be construed to relieve the Purchase Contract Agent from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

                (i) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

                (ii) the Purchase Contract Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Purchase Contract Agent was grossly negligent in ascertaining the pertinent facts; and

                (iii) no provision of this Agreement or the Pledge Agreement shall require the Purchase Contract Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if indemnity satisfactory to the Purchase Contract Agent is not provided to it.

                (iv) the Purchase Contract Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in liquidation amount or principal amount, as the case may be, of the Outstanding Securities.

        (c) Whether or not therein expressly so provided, every provision of this Agreement and the Pledge Agreement relating to the conduct or affecting the liability of or affording protection to the Purchase Contract Agent shall be subject to the provisions of this Section.

        (d) The Purchase Contract Agent is authorized to execute and deliver the Pledge Agreement in its capacity as Purchase Contract Agent.

        SECTION 7.02. Notice of Default.

        Within 30 days after the occurrence of any default by the Company hereunder of which a Responsible Officer of the Purchase Contract Agent has actual knowledge, the Purchase Contract Agent shall transmit by mail to the Company and the Holders of Securities, as their names and addresses appear in the Security Register, notice of such default hereunder, unless such default shall have been cured or waived.

        SECTION 7.03. Certain Rights of Purchase Contract Agent.

        Subject to the provisions of Section 7.01:

                (i) the Purchase Contract Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, Subordinated Note, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                (ii) any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate, Issuer Order or Issuer Request, and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

                (iii) whenever in the administration of this Agreement or the Pledge Agreement the Purchase Contract Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Purchase Contract Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate of the Company;

                (iv) the Purchase Contract Agent may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full



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

        and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                (v) the Purchase Contract Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Purchase Contract Agent, in its discretion, and at the expense of the Company, may make reasonable further inquiry or investigation into such facts or matters related to the execution, delivery and performance of the Purchase Contracts as it may see fit, and, if the Purchase Contract Agent shall determine to make such further inquiry or investigation, it shall be given a reasonable opportunity to examine the relevant books, records and premises of the Company, personally or by agent or attorney and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

                (vi) the Purchase Contract Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or an Affiliate and the Purchase Contract Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney or an Affiliate appointed with due care by it hereunder;

                (vii) the Purchase Contract Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Holders pursuant to this Agreement, unless such Holders shall have offered to the Purchase Contract Agent security or indemnity satisfactory to the Purchase Contract Agent against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                (viii) the Purchase Contract Agent shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                (ix) the Purchase Contract Agent shall not be deemed to have notice of any default or event of default unless a Responsible Officer of the Purchase Contract Agent has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Purchase Contract Agent at the Corporate Trust Office of the Purchase Contract Agent, and such notice references the Securities and this Agreement;

                (x) the Purchase Contract Agent may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement, which Officers' Certificate may be signed by any person authorized



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

        to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

                (xi) the rights, privileges, protections, immunities and benefits given to the Purchase Contract Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Purchase Contract Agent in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

        SECTION 7.04. Not Responsible for Recitals or Issuance of Securities.

        The recitals contained herein and in the Certificates shall be taken as the statements of the Company, and the Purchase Contract Agent assumes no responsibility for their accuracy. The Purchase Contract Agent makes no representations as to the validity or sufficiency of either this Agreement or of the Securities, or of the Pledge Agreement or the Pledge. The Purchase Contract Agent shall not be accountable for the use or application by the Company of the proceeds in respect of the Purchase Contracts.

        SECTION 7.05. May Hold Securities.

        Any Security Registrar or any other agent of the Company, or the Purchase Contract Agent and its Affiliates, in their individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, the Collateral Agent or any other Person with the same rights it would have if it were not Security Registrar or such other agent, or the Purchase Contract Agent. The Company may become the owner or pledgee of Securities.

        SECTION 7.06. Money Held in Custody.

        Money held by the Purchase Contract Agent in custody hereunder need not be segregated from the other funds except to the extent required by law or provided herein. The Purchase Contract Agent shall be under no obligation to invest or pay interest on any money received by it hereunder except as otherwise provided hereunder agreed in writing with the Company.

        SECTION 7.07. Compensation and Reimbursement.

        The Company agrees:

                (i) to pay to the Purchase Contract Agent compensation for all services rendered by it hereunder and under the Pledge Agreement as the Company and the Purchase Contract Agent shall from time to time agree in writing;

                (ii) except as otherwise expressly provided for herein, to reimburse the Purchase Contract Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Purchase Contract Agent in accordance with any provision of this Agreement or the Pledge Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct; and

                (iii) to indemnify the Purchase Contract Agent and any predecessor Purchase Contract Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of its duties hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, a Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

        SECTION 7.08. Corporate Purchase Contract Agent Required; Eligibility.

        There shall at all times be a Purchase Contract Agent hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having (or being a member of a bank holding company having) a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority and having a corporate trust office in the Borough of Manhattan, New York City, if there be such a corporation in the Borough of Manhattan, New York City, qualified and eligible under this Article and willing to act on reasonable terms. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Purchase Contract Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

        SECTION 7.09. Resignation and Removal; Appointment of Successor.

        (a) No resignation or removal of the Purchase Contract Agent and no appointment of a successor Purchase Contract Agent pursuant to this Article shall become effective until the acceptance of appointment by the successor Purchase Contract Agent in accordance with the applicable requirements of
Section 7.10.

        (b) The Purchase Contract Agent may resign at any time by giving written notice thereof to the Company 60 days prior to the effective date of such resignation. If the instrument of acceptance by a successor Purchase Contract Agent required by Section 7.10 shall not have been delivered to the Purchase Contract Agent within 30 days after the giving of such notice of resignation, the resigning Purchase Contract Agent may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

        (c) The Purchase Contract Agent may be removed at any time by Act of the Holders of a majority in number of the Outstanding Securities delivered to the Purchase Contract Agent and the Company.

        (d) If at any time:

                (i) the Purchase Contract Agent fails to comply with Section 310(b) of the TIA, as if the Purchase Contract Agent were an indenture trustee under an indenture qualified under the TIA, after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months;

                (ii) the Purchase Contract Agent shall cease to be eligible under Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder; or

                (iii) the Purchase Contract Agent shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Purchase Contract Agent or of its property shall be appointed or any public officer shall take charge or control of the Purchase Contract Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Purchase Contract Agent, or (ii) any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Purchase Contract Agent and the appointment of a successor Purchase Contract Agent.

        (e) If the Purchase Contract Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Purchase Contract Agent for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Purchase Contract Agent and shall comply with the applicable requirements of Section 7.10. If no successor Purchase Contract Agent shall have been so appointed by the Company and accepted appointment in the manner required by Section 7.10, any Holder who has been a bona fide Holder of a Security for at least six months, on behalf of itself and all others similarly situated, or the Purchase Contract Agent may petition at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

        (f) The Company shall give, or shall cause such successor Purchase Contract Agent to give, notice of each resignation and each removal of the Purchase Contract Agent and each appointment of a successor Purchase Contract Agent by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the applicable Register. Each notice shall include the name of the successor Purchase Contract Agent and the address of its Corporate Trust Office.

        SECTION 7.10. Acceptance of Appointment by Successor.

        (a) In case of the appointment hereunder of a successor Purchase Contract Agent, every such successor Purchase Contract Agent so appointed shall execute, acknowledge and deliver to the Company and to the retiring Purchase Contract Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Purchase Contract Agent shall become effective and such successor Purchase Contract Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Purchase Contract Agent; but, on the request of the Company or the successor Purchase Contract Agent, such retiring Purchase Contract Agent shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Purchase Contract Agent all the rights, powers and trusts of the retiring Purchase Contract Agent and shall duly assign, transfer and deliver to such successor Purchase Contract Agent all property and money held by such retiring Purchase Contract Agent hereunder.

        (b) Upon request of any such successor Purchase Contract Agent, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Purchase Contract Agent all such rights, powers and agencies referred to in paragraph 7.10(a) of this Section.

        (c) No successor Purchase Contract Agent shall accept its appointment unless at the time of such acceptance such successor Purchase Contract Agent shall be qualified and eligible under this Article.

        SECTION 7.11. Merger, Conversion, Consolidation or Succession to
Business.

        Any corporation into which the Purchase Contract Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Purchase Contract Agent shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Purchase Contract Agent, shall be the successor of the Purchase Contract Agent hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, with the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Certificates shall have been authenticated and executed on behalf of the Holders, but not delivered, by the Purchase Contract Agent then in office, any successor by merger, conversion or consolidation to such Purchase Contract Agent may adopt such authentication and execution and deliver the Certificates so authenticated and executed with the same effect as if such successor Purchase Contract Agent had itself authenticated and executed such Securities.

        SECTION 7.12. Preservation of Information; Communications to Holders.

        (a) The Purchase Contract Agent shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders received by the Purchase Contract Agent in its capacity as Security Registrar.

        (b) If three or more Holders (herein referred to as "APPLICANTS") apply in writing to the Purchase Contract Agent, and furnish to the Purchase Contract Agent reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Purchase Contract Agent shall mail to all the Holders copies of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Purchase Contract Agent of the materials to be mailed and of payment, or provision for the payment, of the reasonable expenses of such mailing.

        SECTION 7.13. No Obligations of Purchase Contract Agent.

        Except to the extent otherwise expressly provided in this Agreement, the Purchase Contract Agent assumes no obligations and shall not be subject to any liability under this Agreement, the Pledge Agreement or any Purchase Contract in respect of the obligations of the Holder of any Security thereunder. The Company agrees, and each Holder of a Certificate, by his acceptance thereof, shall be deemed to have agreed, that the Purchase Contract Agent's execution of the Certificates on behalf of the Holders shall be solely as agent and attorney-in-fact for the Holders, and that the Purchase Contract Agent shall have no obligation to perform such Purchase Contracts on behalf of the Holders, except to the extent expressly provided in Article Five hereof. Anything contained in this Agreement to the contrary notwithstanding, in no event shall the Purchase Contract Agent or its officers, employees or agents be liable under this Agreement to any third party for indirect, special, punitive, or consequential loss or damage of any kind whatsoever, including lost profits, whether or not the likelihood of such loss or damage was known to the Purchase Contract Agent, incurred without any act or deed that is found to be attributable to gross negligence or willful misconduct on the part of the Purchase Contract Agent.

        SECTION 7.14. Tax Compliance.

        (a) The Company and the Purchase Contract Agent will comply with all applicable certification, information reporting and withholding (including "backup" withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (1) any payments made with respect to the Securities or (2) the issuance, delivery, holding, transfer, redemption or exercise of rights under the Securities. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.

        (b) The Purchase Contract Agent shall comply in accordance with the terms hereof with any written direction received from the Company with respect to the execution or certification of any required documentation and the application of such requirements to particular payments or Holders or in other particular circumstances, and may for purposes of this Agreement conclusively rely on any such direction in accordance with the provisions of Section 7.01(a)(2) hereof.

        (c) The Purchase Contract Agent shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available, on written request, to the Company or its authorized representative within a reasonable period of time after receipt of such request.


                                   ARTICLE 8
                             SUPPLEMENTAL AGREEMENTS

        SECTION 8.01. Supplemental Agreements Without Consent of Holders.

        Without the consent of any Holders, the Company and the Purchase Contract Agent, at any time and from time to time, may enter into one or more agreements supplemental hereto, in form satisfactory to the Company and the Purchase Contract Agent, to:

                (i) evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Certificates;

                (ii) evidence and provide for the acceptance of appointment hereunder by a successor Purchase Contract Agent;

                (iii) add to the covenants of the Company for the benefit of the Holders, or surrender any right or power herein conferred upon the Company;

                (iv) make provision with respect to the rights of Holders pursuant to the requirements of Section 5.05(b); or

                (v) except as provided for in Section 5.05, cure any ambiguity, correct or supplement any provisions herein which may be inconsistent with any other provisions herein, or make any other provisions with respect to such matters or questions arising under this Agreement, provided such action shall not adversely affect the interests of the Holders.

        SECTION 8.02. Supplemental Agreements with Consent of Holders.

        With the consent of the Holders of not less than a majority of the outstanding Securities voting together as one class, by Act of said Holders delivered to the Company and the Purchase Contract Agent, the Company, when authorized by a Board Resolution, and the Purchase Contract Agent may enter into an agreement or agreements supplemental hereto for the purpose of modifying in any manner the terms of the Purchase Contracts, or the provisions of this Agreement or the rights of the Holders in respect of the Securities; provided, however, that, except as contemplated herein, no such supplemental agreement shall, without the unanimous consent of the Holders of each outstanding Purchase Contract affected thereby:

                (i)     change any Payment Date;

                (ii) change the amount or the type of Collateral required to be Pledged to secure a Holder's obligations under the Purchase Contract, impair the right of the Holder of any Purchase Contract to receive distributions on the related Collateral (except for the rights of Holders of PEPS Units to substitute Treasury Securities for the Pledged Preferred Securities or Pledged Subordinated Notes or the Applicable Ownership Interest of the Treasury Portfolio or the rights of Holders or Treasury PEPS Units to substitute Preferred Securities, Subordinated Notes or the Applicable Ownership Interest of the Treasury Portfolio for the Pledged Treasury Securities) or otherwise adversely affect the Holder's rights in or to such Collateral or adversely alter the rights in or to such Collateral;

                (iii) reduce any Contract Adjustment Payments, if any, or change any place where, or the coin or currency in which, any Contract Adjustment Payment is payable;

                (iv) impair the right to institute suit for the enforcement of any Purchase Contract or any Contract Adjustment Payment, if any;

                (v) reduce the number of shares of Common Stock to be purchased pursuant to any Purchase Contract, increase the price to purchase shares of Common Stock upon settlement of any Purchase Contract or change the Purchase Contract Settlement Date or otherwise adversely affect the Holder's rights under a Purchase Contract; or

                (vi) reduce the percentage of the outstanding Purchase Contracts the consent of whose Holders is required for any such supplemental agreement;

provided that if any amendment or proposal referred to above would adversely affect only the PEPS Units or only the Treasury PEPS Units, then only the affected class of Holders as of the record date for the Holders entitled to vote thereon will be entitled to vote on such amendment or proposal, and such amendment or proposal shall not be effective except with the consent of Holders of not less than a majority of such class; and provided, further, that the unanimous consent of the Holders of each outstanding Purchase Contract of such class affected thereby shall be required to approve any amendment or proposal specified in clauses (1) through (6) above.

        It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.

        SECTION 8.03. Execution of Supplemental Agreements.

        In executing, or accepting the additional agencies created by, any supplemental agreement permitted by this Article or the modifications thereby of the agencies created by this Agreement, the Purchase Contract Agent shall be provided, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such supplemental agreement have been satisfied. The Purchase Contract Agent may, but shall not be obligated to, enter into any such supplemental agreement which affects the Purchase Contract Agent's own rights, duties or immunities under this Agreement or otherwise.

        SECTION 8.04. Effect of Supplemental Agreements.

        Upon the execution of any supplemental agreement under this Article, this Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered hereunder, shall be bound thereby.

        SECTION 8.05. Reference to Supplemental Agreements.

        Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any supplemental agreement pursuant to this Article may, and shall if required by the Purchase Contract Agent, bear a notation in form approved by the Purchase Contract Agent as to any matter provided for in such supplemental agreement. If the Company shall so determine, new Certificates so modified as to conform, in the opinion of the Purchase Contract Agent and the Company, to any such supplemental agreement may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent in exchange for outstanding Certificates.

                                   ARTICLE 9
            MERGER, CONSOLIDATION, SHARE EXCHANGE, SALE OR CONVEYANCE

        SECTION 9.01. Covenant Not to Merge, Consolidate, Enter into a Share Exchange, Sell or Convey Property Except Under Certain Conditions.

        The Company covenants that it will not merge, consolidate or enter into a share exchange with any other Person or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to any Person or group of affiliated Persons in one transaction or a series of related transactions, unless:

                (i) either the Company shall be the continuing corporation, or the successor (if other than the Company) shall be a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation shall expressly assume all the obligations of the Company under the Purchase Contracts, this Agreement, the Remarketing Agreement and the Pledge Agreement by one or more supplemental agreements in form reasonably satisfactory to the Purchase Contract Agent and the Collateral Agent, executed and delivered to the Purchase Contract Agent and the Collateral Agent by such corporation; and

                (ii) the Company or such successor corporation, as the case may be, shall not, immediately after such merger, consolidation or share exchange, or such sale, assignment, transfer, lease or conveyance, be in default in the performance of any covenant or condition hereunder, under any of the Securities or under the Pledge Agreement.

        SECTION 9.02. Rights and Duties of Successor Corporation.

        In case of any such merger, consolidation, share exchange, sale, assignment, transfer, lease or conveyance and upon any such assumption by a successor corporation in accordance with Section 9.01, such successor corporation shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of PPL Corporation, any or all of the Certificates evidencing Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Purchase Contract Agent; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Agreement prescribed, the Purchase Contract Agent shall authenticate and execute on behalf of the Holders and deliver any Certificates which previously shall have been signed and delivered by the officers of the Company to the Purchase Contract Agent for authentication and execution, and any Certificate evidencing Securities which such successor corporation thereafter shall cause to be signed and delivered to the Purchase Contract Agent for that purpose. All the Certificates issued shall in all respects have the same legal rank and benefit under this Agreement as the Certificates theretofore or thereafter issued in accordance with the terms of this

Agreement as though all of such Certificates had been issued at the date of the execution hereof.

        In case of any such merger, consolidation, share exchange, sale, assignment, transfer, lease or conveyance such change in phraseology and form (but not in substance) may be made in the Certificates evidencing Securities thereafter to be issued as may be appropriate.

        SECTION 9.03. Officers' Certificate and Opinion of Counsel Given to Purchase Contract Agent.

        The Purchase Contract Agent, subject to Sections 7.01 and 7.03, shall receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such merger, consolidation, share exchange, sale, assignment, transfer, lease or conveyance, and any such assumption, complies with the provisions of this Article and that all conditions precedent to the consummation of any such merger, consolidation, share exchange, sale, assignment, transfer, lease or conveyance have been met.


                                   ARTICLE 10
                                    COVENANTS

        SECTION 10.01. Performance under Purchase Contracts.

        The Company covenants and agrees for the benefit of the Holders from time to time of the Securities that it will duly and punctually perform its obligations under the Purchase Contracts in accordance with the terms of the Purchase Contracts and this Agreement.

        SECTION 10.02. Maintenance of Office or Agency.

        The Company will maintain in the Borough of Manhattan, New York City an office or agency (a "New York Office") where Certificates may be presented or surrendered for acquisition of shares of Common Stock upon settlement of the Purchase Contracts on the Purchase Contract Settlement Date or Early Settlement and for transfer of Collateral upon occurrence of a Termination Event, where Certificates may be surrendered for registration of transfer or exchange, for a Collateral Substitution or reestablishment of PEPS Units and where notices and demands to or upon the Company in respect of the Securities and this Agreement may be served. The Company will give prompt written notice to the Purchase Contract Agent of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Purchase Contract Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the

Purchase Contract Agent as its agent to receive all such presentations, surrenders, notices and demands.

        The Company may also from time to time designate one or more other offices or agencies where Certificates may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, New York City for such purposes. The Company will give prompt written notice to the Purchase Contract Agent of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates as the place of payment for the Securities the Corporate Trust Office and appoints the Purchase Contract Agent at its Corporate Trust Office as paying agent in such city.

        SECTION 10.03. Company to Reserve Common Stock.

        The Company shall at all times prior to the Purchase Contract Settlement Date reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock the full number of shares of Common Stock issuable against tender of payment in respect of all Purchase Contracts constituting a part of the Securities evidenced by Outstanding Certificates.

        SECTION 10.04. Covenants as to Common Stock.

        The Company covenants that all shares of Common Stock which may be issued against tender of payment in respect of any Purchase Contract constituting a part of the Outstanding Securities will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable. The Company shall comply, in all material respects, with all applicable securities laws regulating the offer, issuance and delivery of shares of Common Stock upon settlement of Purchase Contracts and will endeavor to list such shares on each national securities exchange or automated quotation system on which the Common Stock is then listed.

        SECTION 10.05. Statements of Officers of the Company as to Default.

        The Company will deliver to the Purchase Contract Agent, within 140 days after the end of each fiscal year of the Company (which as of the date hereof is December 31) ending after the date hereof, an Officers' Certificate (one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company), stating whether or not to the knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions hereof, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

        SECTION 10.06. ERISA.

        Each Holder from time to time of the Securities that is a Plan hereby represents that its acquisition of the PEPS Units and the holding of the same satisfies the applicable fiduciary requirements of ERISA and that it is entitled to exemption relief from the prohibited transaction provisions of ERISA and the Code in accordance with one or more prohibited transaction exemptions or otherwise will not result in a nonexempt prohibited transaction.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                 PPL CORPORATION


                                 By:    /s/  James E. Abel
                                        -------------------------
                                        Name:  James E. Abel
                                        Title: Vice President-Finance and
                                               Treasurer

                                 THE CHASE MANHATTAN BANK,
                                 as Purchase Contract Agent


                                 By:    /s/  Annette M. Marsula
                                        --------------------------
                                        Name:  Annette M. Marsula
                                        Title:   Vice President

                                                                       EXHIBIT A

                         FACE OF PEPS UNITS CERTIFICATE

        "THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY"), OR A NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

No. _________                                      Cusip No. 69352F204
Number of PEPS Units ___________

                                 PPL CORPORATION
                           PPL CAPITAL FUNDING TRUST I

                                   PEPS UNITS

        This PEPS Units Certificate certifies that Cede & Co. is the registered Holder of the number of PEPS Units set forth above. Each PEPS Unit consists of
(i) either (a) the beneficial ownership by the Holder of one Preferred Security (the "PREFERRED SECURITY") of PPL Capital Funding Trust I, a Delaware statutory business trust (the "TRUST"), having a stated liquidation amount of $25, subject to the Pledge of such Preferred Security by such Holder pursuant to the Pledge Agreement, or (b) upon the occurrence of a Tax Event Redemption or Successful Initial Remarketing prior to the Purchase Contract Settlement Date, the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio by such Holder pursuant to the Pledge

Agreement, and (ii) the rights and obligations of the Holder under one Purchase Contract with PPL Corporation, a Delaware corporation (the "COMPANY"). All capitalized terms used herein which are defined in the Purchase Contract Agreement (as defined on the reverse hereof) have the meaning set forth therein.

        Pursuant to the Pledge Agreement, the Preferred Securities or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, constituting part of each PEPS Unit evidenced hereby has been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Purchase Contract comprising part of such PEPS Unit.

        The Pledge Agreement provides that all payments of the liquidation amount with respect to any of the Pledged Preferred Securities or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, or cash distributions on any Pledged Preferred Securities (as defined in the Pledge Agreement) or the appropriate Applicable Ownership Interest (as specified in clause (B) of the definition of such term) of the Treasury Portfolio, as the case may be, constituting part of the PEPS Units received by the Securities Intermediary shall be paid by wire transfer in same day funds (i) in the case of
(A) cash distributions with respect to Pledged Preferred Securities or the appropriate Applicable Ownership Interest (as specified in clause (B) of the definition of such term) of the Treasury Portfolio, as the case may be, and (B) any payments of the liquidation amount with respect to any Preferred Securities or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, that have been released from the Pledge pursuant to the Pledge Agreement, to the Purchase Contract Agent to the account designated by the Purchase Contract Agent, no later than 2:00 p.m., New York City time, on the Business Day such payment is received by the Securities Intermediary (provided that in the event such payment is received by the Securities Intermediary on a day that is not a Business Day or after 12:30 p.m., New York City time, on a Business Day, then such payment shall be made no later than 10:30 a.m., New York City time, on the next succeeding Business Day) and (ii) in the case of payments of the liquidation amount with respect to any of the Pledged Preferred Securities or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, to the Company on the Purchase Contract Settlement Date (as described herein) in accordance with the terms of the Pledge Agreement, in full satisfaction of the respective obligations of the Holders of the PEPS Units of which such Pledged Preferred Securities or the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, are a part under the Purchase Contracts forming a part of such PEPS Units. Distributions on any Preferred Security or the appropriate Applicable Ownership Interest (as specified in clause (B) of the definition of such term) of the Treasury Portfolio, as the case may be, forming part of a PEPS Unit evidenced hereby, which are payable quarterly in arrears on February 18, May 18, August 18 and November 18, of each year, commencing August 18, 2001 (a "PAYMENT

DATE"), shall, subject to receipt thereof by the Purchase Contract Agent from the Securities Intermediary, be paid to the Person in whose name this PEPS Unit Certificate (or a Predecessor PEPS Unit Certificate) is registered at the close of business on the Record Date for such Payment Date.

        Each Purchase Contract evidenced hereby obligates the Holder of this PEPS Units Certificate to purchase, and the Company to sell, on May 18, 2004 (the "PURCHASE CONTRACT SETTLEMENT DATE"), at a price equal to $25 (the "STATED AMOUNT"), a number of shares of Common Stock, $0.01 par value ("COMMON STOCK"), of the Company, equal to the Settlement Rate, unless on or prior to the Purchase Contract Settlement Date there shall have such occurred a Termination Event or an Early Settlement with respect to the PEPS Unit of which such Purchase Contract is a part, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. The purchase price (the "PURCHASE PRICE") for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the Purchase Contract Settlement Date by application of payment received in respect of the liquidation amount with respect to any Pledged Preferred Securities pursuant to the Remarketing or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, pledged to secure the obligations under such Purchase Contract of the Holder of the PEPS Unit of which such Purchase Contract is a part.

        Distributions on the Preferred Securities and the Applicable Ownership Interest (as specified in clause (B) of the definition of such term) will be payable at the office of the Purchase Contract Agent in New York City or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address appears on the PEPS Units Register.

        The Company shall pay on each Payment Date in respect of each Purchase Contract forming part of a PEPS Unit evidenced hereby an amount (the "Contract Adjustment Payments") equal to 0.46% per annum of the Stated Amount, or $0.1150 per annum, computed on the basis of a 360-day year of twelve 30 day months. Such Contract Adjustment Payments, if any, shall be payable to the Person in whose name this PEPS Units Certificate (or a Predecessor PEPS Units Certificate) is registered at the close of business on the Record Date for such Payment Date.

        Contract Adjustment Payments, if any, will be payable at the Corporate Trust Office of the Purchase Contract Agent and at the New York Office or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address appears on the Securities Register.

        Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been executed by the Purchase Contract Agent by manual signature, this PEPS Units Certificate shall not be entitled to any benefit under the Pledge Agreement or the Purchase Contract Agreement or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


                                    PPL CORPORATION


                                    By:
                                       -------------------------
                                       Name:
                                       Title:


                                    HOLDER SPECIFIED ABOVE (as to obligations of such Holder under the Purchase Contracts)


                                    By:  THE CHASE MANHATTAN BANK,
                                         not individually but solely as
                                         Attorney-in-Fact of such Holder


                                    By:
                                       -------------------------
                                       Name:
                                       Title:


DATED:

                          CERTIFICATE OF AUTHENTICATION
                           OF PURCHASE CONTRACT AGENT

        This is one of the PEPS Units Certificates referred to in the within mentioned Purchase Contract Agreement.

                                      By:    THE CHASE MANHATTAN
                                             BANK, as Purchase Contract Agent


                                             By:
                                                -------------------------
                                                    Authorized Officer

                   (FORM OF REVERSE OF PEPS UNITS CERTIFICATE)

        Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of May 9, 2001 (as may be supplemented from time to time, the "PURCHASE CONTRACT AGREEMENT"), between the Company and The Chase Manhattan Bank, as Purchase Contract Agent (including its successors hereunder, the "PURCHASE CONTRACT AGENT"), to which Purchase Contract Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Purchase Contract Agent, the Company, and the Holders and of the terms upon which the PEPS Units Certificates are, and are to be, executed and delivered.

        Unless a Cash Settlement or an Early Settlement has occurred, each Purchase Contract evidenced hereby obligates the Holder of this PEPS Units Certificate to purchase, and the Company to sell, on the Purchase Contract Settlement Date at a price equal to the Stated Amount (the "PURCHASE PRICE"), a number of shares of Common Stock equal to the Settlement Rate, unless, prior to or on the Purchase Contract Settlement Date, there shall have occurred a Termination Event with respect to the Security of which such Purchase Contract is a part or an Early Settlement shall have occurred. The "SETTLEMENT RATE" is equal to:

                (1) if the Applicable Market Value (as defined below) is greater than or equal to $65.03 (the "THRESHOLD APPRECIATION PRICE"),
        0.3845 shares of Common Stock per Purchase Contract;

                (2) if the Applicable Market Value is less than the Threshold Appreciation Price but greater than $53.30 (the "REFERENCE PRICE"), the number of shares of Common Stock per Purchase Contract having a value, based on the Applicable Market Value, equal to $25; and

                (3) if the Applicable Market Value is less than or equal to the Reference Price, 0.4690 shares of Common Stock per Purchase Contract,

in each case subject to adjustment as provided in the Purchase Contract Agreement (and in each case rounded upward or downward to the nearest 1/10,000th of a share).

        No fractional shares of Common Stock will be issued upon settlement of Purchase Contracts, as provided in Section 5.09 of the Purchase Contract Agreement.

        Each Purchase Contract evidenced hereby, which is settled either through Early Settlement or Cash Settlement, shall obligate the Holder of the related PEPS Unit to purchase at the Purchase Price, and the Company to sell, a number of shares of Common Stock equal to the Early Settlement Rate or the Settlement Rate, as applicable.

        The "APPLICABLE MARKET VALUE" means the average of the Closing Price per share of Common Stock on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Purchase Contract Settlement Date.

        The "CLOSING PRICE" per share of Common Stock on any date of determination means:

                (1) the closing sale price (or, if no closing price is reported, the last reported sale price) per share on the New York Stock Exchange, Inc. (the "NYSE") on such date;

                (2) if Common Stock is not listed for trading on the NYSE on any such date, the closing sale price per share as reported in the composite transactions for the principal United States securities exchange on which Common Stock is so listed;

                (3) if Common Stock is not so listed on a United States national or regional securities exchange, the closing sale price per share as reported by The NASDAQ Stock Market, Inc.;

                (4) if Common Stock is not so reported, the last quoted bid price for Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization; or

                (5) if such bid price is not available, the average of the mid-point of the last bid and ask prices of Common Stock on such date from at least three nationally recognized independent investment banking firms retained for this purpose by the Company.

        A "TRADING DAY" means a day on which Common Stock (1) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (2) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of Common Stock.

        In accordance with the terms of the Purchase Contract Agreement, the Holder of this PEPS Units Certificate may pay the Purchase Price for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby by effecting a Cash Settlement or an Early Settlement or from the proceeds of the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio or a Remarketing of the related Pledged Preferred Securities. Unless a Tax Event Redemption or a Successful Initial Remarketing has occurred, a Holder of PEPS Units who does not elect to make an effective cash settlement, on or prior to 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the Purchase Contract Settlement Date, or elects to make such Cash Settlement, but fails to pay such cash on the fourth Business Day immediately preceding the Purchase Contract Settlement

Date, or does not elect to make an effective Early Settlement, shall pay the Purchase Price for the shares of Common Stock to be delivered under the related Purchase Contract from the proceeds of the sale of the related Pledged Preferred Securities held by the Collateral Agent. Unless a Tax Event Redemption or a Successful Initial Remarketing has occurred, such sale will be made by the Remarketing Agent pursuant to the terms of the Remarketing Agreement and any supplemental remarketing agreement executed in connection therewith between the parties thereto, on the third Business Day prior to the Purchase Contract Settlement Date.

        The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment of the aggregate purchase price for the shares of Common Stock to be purchased thereunder in the manner herein set forth.

        Each Purchase Contract evidenced hereby and all obligations and rights of the Company and the Holder thereunder shall terminate if a Termination Event shall occur. Upon the occurrence of a Termination Event, the Company shall give written notice to the Purchase Contract Agent and to the Holders, at their addresses as they appear in the Security Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Pledged Preferred Security or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio forming a part of each PEPS Unit from the Pledge. A PEPS Unit shall thereafter represent the right to receive the Preferred Security or the appropriate Applicable Ownership Interest of the Treasury Portfolio forming a part of such PEPS Unit in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement.

        Under the terms of the Pledge Agreement, the Purchase Contract Agent will be entitled to exercise the voting and any other consensual rights pertaining to the Pledged Preferred Securities. Upon receipt of notice of any meeting at which holders of Preferred Securities are entitled to vote or upon the solicitation of consents, waivers or proxies of holders of Preferred Securities, the Purchase Contract Agent shall, as soon as practicable thereafter, mail to the PEPS Units Holders a notice:

                (1) containing such information as is contained in the notice or solicitation;

                (2) stating that each PEPS Unit Holder on the record date set by the Purchase Contract Agent therefor (which, to the extent possible, shall be the same date as the record date for determining the holders of Preferred Securities entitled to vote) shall be entitled to instruct the Purchase Contract Agent as to the exercise of the voting rights pertaining to the Preferred Securities constituting a part of such Holder's PEPS Unit; and

                (3) stating the manner in which such instructions may be given.

        Upon the written request of the PEPS Unit Holders on such record date, the Purchase Contract Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of Preferred Securities as to which any particular voting instructions are received. In the absence of specific instructions from the Holder of a PEPS Unit, the Purchase Contract Agent shall abstain from voting the Preferred Security evidenced by such PEPS Unit.

        Upon the dissolution and liquidation of the Trust, a principal amount of the Subordinated Notes constituting the assets of the Trust and underlying the Preferred Securities equal to the aggregate liquidation amount of the Pledged Preferred Securities shall be delivered to the Securities Intermediary in exchange for the Pledged Preferred Securities. Thereafter, the Subordinated Notes shall be held by the Securities Intermediary to secure the obligations of each Holder of PEPS Units to purchase shares of Common Stock under the Purchase Contracts constituting a part of such PEPS Units. Following the dissolution and liquidation of the Trust, the Holders and the Collateral Agent shall have such security interests, rights and obligations with respect to the Subordinated Notes as the Holders and the Collateral Agent had in respect of the Pledged Preferred Securities, any reference herein to the Preferred Securities shall be deemed to be a reference to the Subordinated Notes and any reference herein to the liquidation amount of the Preferred Securities shall be deemed to be a reference to the principal amount of the Subordinated Notes.

        Upon the occurrence of a Tax Event Redemption prior to the Purchase Contract Settlement Date, the Redemption Price payable on the Tax Event Redemption Date with respect to the Applicable Amount of Subordinated Notes shall be delivered to the Securities Intermediary in exchange for the Pledged Preferred Securities. Thereafter, pursuant to the terms of the Pledge Agreement, the Securities Intermediary will apply an amount equal to the Redemption Amount of such Redemption Price to purchase on behalf of the Holders of PEPS Units, the Treasury Portfolio and promptly (a) transfer the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio to the Collateral Account to secure the obligations of each Holder of PEPS Units to purchase shares of Common Stock under the Purchase Contracts constituting a part of such PEPS Units, (b) transfer the Applicable Ownership Interest (as specified in clause (B) of the definition of such term) of the Treasury Portfolio to the Purchase Contract Agent for the benefit of the Holders of such PEPS Units and (C) remit the remaining portion of such Redemption Price to the Purchase Contract Agent for payment to the Holders of such PEPS Units.

        Upon the occurrence of a Successful Initial Remarketing, pursuant to the terms of the Remarketing Agreement, the Remarketing Agent will apply an amount equal to the Treasury Portfolio Purchase Price to purchase on behalf of the Holders of PEPS Units, the Treasury Portfolio, and, after deducting the Remarketing Fee to the extent permitted under the terms of the Remarketing Agreement, promptly remit the remaining portion of such Proceeds of the Successful Initial Remarketing to the Agent for Payment to the Holders of such PEPS units.

        Following the occurrence of a Tax Event Redemption prior to the Purchase Contract Settlement Date or following a Successful Initial Remarketing, the Holders of PEPS Units and the Collateral Agent shall have such security interest rights and obligations with respect to the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio as the Holder of PEPS Units and the Collateral Agent had in respect of the Preferred Securities or Subordinated Notes, as the case may be, subject to the Pledge thereof as provided in the Pledge Agreement and any reference herein to the Preferred Securities shall be deemed to be a reference to such Treasury Portfolio.

        The PEPS Certificates are issuable only in registered form and only in denominations of a single PEPS Unit and any integral multiple thereof. The transfer of any PEPS Units Certificate will be registered and PEPS Units Certificates may be exchanged as provided in the Purchase Contract Agreement. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Purchase Contract Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. A Holder who elects to substitute a Treasury Security for Preferred Securities, thereby creating Treasury PEPS Units, shall be responsible for any fees or expenses payable in connection therewith. Except as provided in the Purchase Contract Agreement, for so long as the Purchase Contract underlying a PEPS Unit remains in effect, such PEPS Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder of such PEPS Unit in respect of the Preferred Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, and Purchase Contract constituting such PEPS Unit may be transferred and exchanged only as a PEPS Unit.

        The Holder of PEPS Units may substitute for the Pledged Preferred Securities, securing such Holder's obligations under the related Purchase Contracts, Treasury Securities in an aggregate principal amount equal to the aggregate liquidation amount of the Pledged Preferred Securities, in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. From and after such Collateral Substitution, each Security for which such Pledged Treasury Securities secures the Holder's obligation under the Purchase Contract shall be referred to as a "TREASURY PEPS UNIT". A Holder may make such Collateral Substitution only in integral multiples of 40 PEPS Units for 40 Treasury PEPS Units. Such Collateral Substitution may cause the equivalent aggregate Stated Amount of this Certificate to be increased or decreased; provided, however, the equivalent aggregate Stated Amount outstanding under this PEPS Units Certificate shall not exceed $500,000,000. All such adjustments to the equivalent aggregate Stated Amount of this PEPS Units Certificate shall be duly recorded by placing an appropriate notation on the Schedule attached hereto.

        A Holder of Treasury PEPS Units may recreate PEPS Units by delivering to the Securities Intermediary Preferred Securities, equal to the aggregate principal amount of the Pledged Treasury Securities in exchange for the release of such Pledged Treasury Securities in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. A Holder may recreate PEPS Units in integral multiples of 40 Treasury PEPS Units for 40 PEPS Units; provided, however, that if a Tax Event Redemption or a successful Initial Remarketing has occurred and the Treasury Portfolio has become a component of the PEPS Units, a Holder may not make such substitution.

        The Company shall pay, on each Payment Date, the Contract Adjustment Payments, if any, payable in respect of each Purchase Contract to the Person in whose name the PEPS Units Certificate evidencing such Purchase Contract is registered at the close of business on the Record Date for such Payment Date. Contract Adjustment Payments, if any, will be payable at the Corporate Trust Office of the Purchase Contract Agent and the New York Office or, at the option of the Company, by check mailed to the address of the Person entitled thereto at such address as it appears on the Securities Register or by wire transfer to the account designated by such Person in writing.

        The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay Contract Adjustment Payments, if any, and the rights and obligations of Holders to purchase Common Stock, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Purchase Contract Agent or the Company, if, on or prior to the Purchase Contract Settlement Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Purchase Contract Agent, the Collateral Agent and the Holders, at their addresses as they appear in the Security Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Preferred Securities or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, from the Pledge in accordance with the provisions of the Pledge Agreement.

        Subject to and upon compliance with the provisions of the Purchase Contract Agreement, at the option of the Holder thereof, Purchase Contracts underlying Securities may be settled early ("EARLY SETTLEMENT") as provided in the Purchase Contract Agreement; provided, however, that if a Tax Event Redemption or a Successful Initial Remarketing has occurred and the Treasury Portfolio has become a component of the PEPS Units, Holders may not make an Early Settlement of their PEPS Units. In order to exercise the right to effect Early Settlement with respect to any Purchase Contracts evidenced by this PEPS Units Certificate, the Holder of this PEPS Units Certificate shall deliver to the Purchase Contract Agent at the Corporate Trust Office an Election to Settle Early form set forth below and any other documents requested by the Purchase Contract Agent duly completed and accompanied by payment in the form of immediately available funds payable to the order of the Company in an amount (the "EARLY SETTLEMENT

AMOUNT") equal to (i) the product of (A) $25 times (B) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement, plus (ii) if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record Date next preceding any Payment Date to the opening of business on such Payment Date, an amount equal to the Contract Adjustment Payments, if any, payable on such Payment Date with respect to such Purchase Contracts.

        Upon Early Settlement of Purchase Contracts by a Holder of the related Securities, the Pledged Preferred Securities underlying such Securities shall be released from the Pledge as provided in the Pledge Agreement and the Holder shall be entitled to receive a number of shares of Common Stock on account of each Purchase Contract forming part of a PEPS Unit as to which Early Settlement is effected equal to 0.3845 shares of Common Stock per Purchase Contract (the "EARLY SETTLEMENT RATE"); provided, however, that upon the Early Settlement of the Purchase Contracts, the Holder of such related Securities will forfeit the right to receive any future Contract Adjustment Payments, except to the extent that the Early Settlement Date is after the close of business on a Record Date and prior to the opening of business on the corresponding Payment Date. The Early Settlement Rate shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted as provided in the Purchase Contract Agreement.

        Upon registration of transfer of this PEPS Units Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Purchase Contract Agent pursuant to the Purchase Contract Agreement), under the terms of the Purchase Contract Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contracts evidenced by this PEPS Units Certificate. The Company covenants and agrees, and the Holder, by its acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

        The Holder of this PEPS Units Certificate, by its acceptance hereof, authorizes the Purchase Contract Agent to enter into and perform the related Purchase Contracts forming part of the PEPS Units evidenced hereby on its behalf as its attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform his obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract Agreement, authorizes the Purchase Contract Agent to enter into and perform the Purchase Contract Agreement and the Pledge Agreement on its behalf as its attorney-in-fact, and consents to the Pledge of the Preferred Securities or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, underlying this PEPS Units Certificate pursuant to the Pledge Agreement. The Holder further covenants and agrees that, to the extent and in the manner provided in the Purchase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, payments in respect to the aggregate liquidation amount of the Pledged Preferred

Securities or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, on the Purchase Contract Settlement Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

        Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts.

        The Purchase Contracts shall be governed by, and construed in accordance with, the laws of the State of New York.

        The Company, the Purchase Contract Agent and its Affiliates and any agent of the Company or the Purchase Contract Agent may treat the Person in whose name this PEPS Units Certificate is registered as the owner of the PEPS Units evidenced hereby for the purpose of receiving payments of distributions payable quarterly on the Preferred Securities or interest on the maturing quarterly interest strips of the Treasury Portfolio, as applicable, receiving payments of Contract Adjustment Payments, if any, performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Purchase Contract Agent nor any such agent shall be affected by notice to the contrary.

        The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of Common Stock.

        A copy of the Purchase Contract Agreement is available for inspection at the Corporate Trust Office of the Purchase Contract Agent.

                                  ABBREVIATIONS

        The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM:              as tenants in common

UNIF GIFT MIN ACT:                        Custodian
                      -------------------           -------------------
                            (cust)                         (minor)
                      Under Uniform Gifts to Minors Act of
                                                           --------------------

                      ---------------------------------------------------------

TENANT:               as tenants by the entireties

JT TEN: as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

                                -----------------

        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

-------------------------------------------------------------------------------
               (Please insert Social Security or Taxpayer I.D. or
                     other Identifying Number of Assignee)

-------------------------------------------------------------------------------
 (Please Print or Type Name and Address Including Postal Zip Code of Assignee)

the within PEPS Units Certificates and all rights thereunder, hereby irrevocably constituting and appointing attorney __________________, to transfer said PEPS Units Certificates on the books of PPL Corporation and PPL Capital Funding Trust I with full power of substitution in the premises.


Dated:                              Signature
      ---------------------                    ---------------------------

                                    NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within PEPS Units Certificates in every particular, without alteration or enlargement or any change whatsoever.


        Signature Guarantee:
                             -------------------------------

                             SETTLEMENT INSTRUCTIONS

        The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon settlement on or after the Purchase Contract Settlement Date of the Purchase Contracts underlying the number of PEPS Units evidenced by this PEPS Units Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:
      ---------------------                       -------------------------------
                                                  Signature
                                                  Signature Guarantee:______________
                                                  (if assigned to another person)

If shares are to be registered in the name of
and delivered to a Person other than the          REGISTERED HOLDER
Holder, please (i) print such Person's name
and address and (ii) provide a guarantee of       Please print name and address of Registered
your signature:                                   Holder:

------------------------------                    ------------------------------
Name                                              Name

------------------------------                    ------------------------------
Address                                           Address



------------------------------                    ------------------------------

------------------------------                    ------------------------------

------------------------------                    ------------------------------
Social Security or other
Taxpayer Identification
Number, if any
                                                  ------------------------------

                            ELECTION TO SETTLE EARLY

        The undersigned Holder of this PEPS Units Certificate hereby irrevocably exercises the option to effect Early Settlement in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts underlying the number of PEPS Units evidenced by this PEPS Units Certificate specified below. The option to effect Early Settlement may be exercised only with respect to Purchase Contracts underlying PEPS Units with an aggregate Stated Amount equal to $1,000 or an integral multiple thereof; provided, however, that if a Tax Event Redemption or a Successful Initial Remarketing has occurred and the Treasury Portfolio has become a component of the PEPS Units, Holders may not early settle PEPS Units. The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional share and any PEPS Units Certificate representing any PEPS Units evidenced hereby as to which Early Settlement of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Pledged Preferred Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, deliverable upon such Early Settlement will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:
       ---------------------        --------------------------------
                                                Signature

Signature Guarantee:
                     -----------------------------------

        Number of Securities evidenced hereby as to which Early Settlement of the related Purchase Contracts is being elected:



If shares of Common Stock or PEPS               REGISTERED HOLDER
Units Certificates are to be registered
in the name of and delivered to and
Pledged Preferred Securities, or the
Applicable Ownership Interest of the
Treasury Portfolio, as the case may be,
are to be transferred to a Person other
than the Holder, please print such
Person's name and address:

                                                Please print name and address of
                                                Registered Holder:

                                                ------------------------------
------------------------------                  Name
Name
                                                ------------------------------
------------------------------                  Address
Address
                                                ------------------------------

------------------------------                  ------------------------------

------------------------------                  ------------------------------

------------------------------

Social Security or other
Taxpayer Identification

Number, if any                                  ------------------------------

Transfer Instructions for Pledged Preferred Securities or the Applicable Ownership Interest of the Treasury Portfolio, as the case may be, transferable upon Early Settlement or a Termination Event:

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

            SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE


The following increases or decreases in this Global Certificate have been made:


==============================================================================================

                                                          Number of PEPS
                    Amount of          Amount of          Units evidenced   Signature of
                    increase in        decrease in        by this Global    authorized
                    Number of PEPS     Number of PEPS     Certificate       officer of
                    Units evidenced    Units evidenced    following such    Trustee or
                    by the Global      by the Global      decrease or       Securities
Date                Certificate        Certificate        increase          Custodian
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------

                                                                       EXHIBIT B

                        FACE OF TREASURY PEPS CERTIFICATE

        "THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY"), OR A NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

No.                                                       Cusip No. 69352F303
Number of PEPS Units

                                 PPL CORPORATION
                           PPL Capital Funding TRUST I
                               TREASURY PEPS UNITS

        This Treasury PEPS Units Certificate certifies that Cede & Co. is the registered Holder of the number of Treasury PEPS Units set forth above. Each Treasury PEPS Unit consists of (i) a 1/40 undivided beneficial ownership interest of a Treasury Security having a principal amount at maturity equal to $1,000, subject to the Pledge of such Treasury Security by such Holder pursuant to the Pledge Agreement, and (ii) the rights and obligations of the Holder under one Purchase Contract with PPL Corporation, a Delaware corporation (the "COMPANY"). All capitalized terms used herein which are defined in the Purchase Contract Agreement (as defined on the reverse hereof) have the meaning set forth therein.

        Pursuant to the Pledge Agreement, the Treasury Securities constituting part of each Treasury PEPS Unit evidenced hereby have been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Purchase Contract comprising part of such Treasury PEPS Unit. Each Purchase Contract evidenced hereby obligates the Holder of this Treasury PEPS Units Certificate to purchase, and the Company, to sell, on May 18, 2004, at a price equal to $25 (the "STATED AMOUNT"), a number of shares of Common Stock, $0.01 par value ("COMMON STOCK"), of the Company, equal to the Settlement Rate, unless prior to or on the Purchase Contract Settlement Date there shall have occurred a Termination Event or an Early Settlement with respect to the Treasury PEPS Unit of which such Purchase Contract is a part, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. The purchase price (the "PURCHASE PRICE") for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the Purchase Contract Settlement Date by application of the proceeds from the Treasury Securities at maturity pledged to secure the obligations of the Holder under such Purchase Contract of the Treasury PEPS Unit of which such Purchase Contract is a part.

        The Company shall pay on each Payment Date in respect of each Purchase Contract forming part of a Treasury PEPS Unit evidenced hereby an amount (the "Contract Adjustment Payments") equal to 0.46% per annum of the Stated Amount, computed on the basis of a 360-day year of twelve 30 day months. Such Contract Adjustment Payments, if any, shall be payable to the Person in whose name this Treasury PEPS Units Certificate (or a Predecessor Treasury PEPS Units Certificate) is registered at the close of business on the Record Date for such Payment Date.

        Contract Adjustment Payments, if any, will be payable at the Corporate Trust Office of the Purchase Contract Agent and at the New York Office or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address appears on the Securities Register or by wire transfer to the account designated by such Person by prior written notice.

        Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been executed by the Purchase Contract Agent by manual signature, this Treasury PEPS Units Certificate shall not be entitled to any benefit under the Pledge Agreement or the Purchase Contract Agreement or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


                                     PPL CORPORATION


                                     By:
                                        -------------------------
                                        Name:
                                        Title:

                                     HOLDER SPECIFIED ABOVE (as to obligations of such Holder under the Purchase Contracts)


                                     By:  THE CHASE MANHATTAN BANK, not
                                          individually but solely as
                                          Attorney-in-Fact of such Holder


                                     By:
                                        -------------------------
                                        Name:
                                        Title:


DATED:

                        CERTIFICATE OF AUTHENTICATION OF
                             PURCHASE CONTRACT AGENT

        This is one of the Treasury PEPS Units referred to in the within-mentioned Purchase Contract Agreement.

                                     By:    THE CHASE MANHATTAN BANK, as
                                            Purchase Contract Agent


                                     By:
                                            ---------------------------
                                                 Authorized Officer

                  (REVERSE OF TREASURY PEPS UNITS CERTIFICATE)

        Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of May 9, 2001 (as may be supplemented from time to time, the "PURCHASE CONTRACT AGREEMENT") between the Company and The Chase Manhattan Bank, as Purchase Contract Agent (including its successors thereunder, herein called the "PURCHASE CONTRACT AGENT"), to which the Purchase Contract Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Purchase Contract Agent, the Company and the Holders and of the terms upon which the Treasury PEPS Units Certificates are, and are to be, executed and delivered.

        Unless a Cash Settlement or an Early Settlement has occurred, each Purchase Contract evidenced hereby obligates the Holder of this Treasury PEPS Units Certificate to purchase, and the Company to sell, on the Purchase Contract Settlement Date at a price equal to the Stated Amount (the "PURCHASE PRICE") a number of shares of Common Stock equal to the Settlement Rate, unless prior to the Purchase Contract Settlement Date, there shall have occurred a Termination Event with respect to the Security of which such Purchase Contract is a part or an Early Settlement shall have occurred. The "SETTLEMENT RATE" is equal to:

                (1) if the Applicable Market Value (as defined below) is greater than or equal to $65.03 (the "THRESHOLD APPRECIATION PRICE"),
        0.3845 shares of Common Stock per Purchase Contract;

                (2) if the Applicable Market Value is less than the Threshold Appreciation Price but greater than $53.30 (the "REFERENCE PRICE"), the number of shares of Common Stock per Purchase Contract having a value, based on the Applicable Market Value, equal to $25; and

                (3) if the Applicable Market Value is less than or equal to the Reference Price, then 0.4690 shares of Common Stock per Purchase Contract,

in each case subject to adjustment as provided in the Purchase Contract Agreement (and in each case rounded upward or downward to the nearest 1/10,000th of a share).

        No fractional shares of Common Stock will be issued upon settlement of Purchase Contracts, as provided in Section 5.09 of the Purchase Contract Agreement.

        Each Purchase Contract evidenced hereby, which is settled either through Early Settlement or Cash Settlement, shall obligate the Holder of the related Treasury PEPS Unit to purchase at the Purchase Price for cash, and the Company to sell, a number of shares of Common Stock equal to the Early Settlement Rate or the Settlement Rate, as applicable.

        The "APPLICABLE MARKET VALUE" means the average of the Closing Prices per share of Common Stock on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Purchase Contract Settlement Date.

        The "CLOSING PRICE" per share of Common Stock on any date of determination means the:

                (1) closing sale price (or, if no closing price is reported, the last reported sale price) per share on the New York Stock Exchange, Inc. (the "NYSE") on such date;

                (2) if the Common Stock is not listed for trading on the NYSE on any such date, the closing sale price per share as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed;

                (3) if the Common Stock is not so listed on a United States national or regional securities exchange, the closing sale price per share as reported by The NASDAQ Stock Market, Inc.;

                (4) if the Common Stock is not so reported, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization; or

                (5) if such bid price is not available, the average of the mid-point of the last bid and ask prices of the Common Stock on such date from at least three nationally recognized independent investment banking firms retained for this purpose by the Company.

        A "TRADING DAY" means a day on which the Common Stock (1) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (2) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

        In accordance with the terms of the Purchase Contract Agreement, the Holder of this Treasury PEPS Unit shall pay the Purchase Price for the shares of the Common Stock purchased pursuant to each Purchase Contract evidenced hereby either by effecting a Cash Settlement or an Early Settlement of each such Purchase Contract or by applying a principal amount of the Pledged Treasury Securities underlying such Holder's Treasury PEPS Unit equal to the Stated Amount of such Purchase Contract to the purchase of the Common Stock. A Holder of Treasury PEPS Unit who does not effect, prior to 5:00 p.m. (New York City time) on the second Business Day immediately preceding the Purchase Contract Settlement Date, an Early Settlement, shall pay the Purchase Price for the shares of Common Stock to be issued under the related Purchase Contract from the proceeds of the Pledged Treasury Securities.

        The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment of the aggregate purchase price for the shares of Common Stock to be purchased thereunder in the manner herein set forth.

        Each Purchase Contract evidenced hereby and all obligations and rights of the Company and the Holder thereunder shall terminate if a Termination Event shall occur. Upon the occurrence of a Termination Event, the Company shall give written notice to the Purchase Contract Agent and to the Holders, at their addresses as they appear in the Treasury PEPS Units Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Pledged Treasury Securities (as defined in the Pledge Agreement) forming a part of each Treasury PEPS Unit. A Treasury PEPS Unit shall thereafter represent the right to receive the interest in the Treasury Security forming a part of such Treasury PEPS Unit, in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement.

        The Treasury PEPS Units Certificates are issuable only in registered form and only in denominations of a single Treasury PEPS Unit and any integral multiple thereof. The transfer of any Treasury PEPS Certificate will be registered and Treasury PEPS Certificates may be exchanged as provided in the Purchase Contract Agreement. The Treasury PEPS Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Purchase Contract Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. A Holder who elects to substitute Preferred Securities or Subordinated Notes, as the case may be, for Treasury Securities, thereby recreating PEPS Units, shall be responsible for any fees or expenses associated therewith. Except as provided in the Purchase Contract Agreement, for so long as the Purchase Contract underlying a Treasury PEPS Unit remains in effect, such Treasury PEPS Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Treasury PEPS Unit in respect of the Treasury Security and the Purchase Contract constituting such Treasury PEPS Unit may be transferred and exchanged only as a Treasury PEPS Unit.

        A Holder of Treasury PEPS Units may recreate PEPS Units by delivering to the Collateral Agent, Preferred Securities or Subordinated Notes with a liquidation amount, in the case of such Preferred Securities or with a principal amount in the case of such Subordinated Notes, equal to the aggregate principal amount at maturity of the Pledged Treasury Securities in exchange for the release of such Pledged Treasury Securities in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. From and after such substitution, the Holder's Security shall be referred to as a "PEPS UNIT". Any such creation of PEPS Units may be effected in multiples of 40 Treasury PEPS Units for 40 PEPS Units; provided, however, that if a Tax Event Redemption or a Successful Initial Remarketing has occurred and the Treasury Portfolio has become a component of the PEPS Units, a Holder may not make such substitution. Such substitution may cause the equivalent aggregate Stated Amount of this Certificate to be increased or decreased; provided, however, the equivalent aggregate Stated Amount outstanding under this Treasury Units Certificate shall not exceed $500,000,000. All such adjustments to the equivalent aggregate Stated Amount of this PEPS Units Certificate shall be duly recorded by placing an appropriate notation on the Schedule attached hereto.

        A Holder of PEPS Units may recreate Treasury PEPS Units by delivering to the Collateral Agent Treasury Securities in an aggregate principal amount equal to the aggregate liquidation amount of the Pledged Preferred Securities or the aggregate principal amount at maturity of the Pledged Subordinated Notes, as the case may be, in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. Any such recreation of Treasury PEPS Units may be effected only in multiples of 40 PEPS Units for 40 Treasury PEPS Units; provided, however, if a Tax Event Redemption or a Successful Initial Remarketing has occurred and the Treasury Portfolio has become a component of the PEPS Unit, a Holder may not make such Collateral Substitution.

        The Company shall pay, on each Payment Date, the Contract Adjustment Payments, if any, payable in respect of each Purchase Contract to the Person in whose name the Treasury PEPS Units Certificate evidencing such Purchase Contract is registered at the close of business on the Record Date for such Payment Date. Contract Adjustment Payments, if any, will be payable at the Corporate Trust Office of the Purchase Contract Agent and the New York Office or at the option of the Company, by check mailed to the address of the Person entitled thereto at such address as it appears on the Securities Register.

        The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay Contract Adjustment Payments, if any, and the rights and obligations of Holders to purchase Common Stock, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Purchase Contract Agent or the Company, if, on or prior to the Purchase Contract Settlement Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Purchase Contract Agent, the Collateral Agent and the Holders, at their addresses as they appear in the Security Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Treasury Securities from the Pledge in accordance with the provisions of the Pledge Agreement. A Treasury PEPS Unit shall thereafter represent the right to receive the interest in the Treasury Security forming a part of such Treasury PEPS Unit, in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement.

        Subject to and upon compliance with the provisions of the Purchase Contract Agreement, at the option of the Holder thereof, Purchase Contracts underlying Securities may be settled early ("EARLY SETTLEMENT") as provided in the Purchase Contract Agreement. In order to exercise the right to effect Early Settlement with respect to any Purchase Contracts evidenced by this Treasury PEPS Unit, the Holder of this Treasury PEPS Units Certificate shall deliver to the Purchase Contract Agent at the Corporate Trust Office an Election to Settle Early form set forth below and any other documents requested by the Purchase Contract Agent duly completed and accompanied by payment in the form of immediately available funds payable to the order of the Company in an amount (the "EARLY SETTLEMENT AMOUNT") equal to (i) the product of (A) $25 times (B) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement, plus (ii) if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record Date next preceding any Payment Date to the opening of business on such Payment Date, an amount equal to the Contract Adjustment Payments, if any, payable on such Payment Date with respect to such Purchase Contracts.

        Upon Early Settlement of Purchase Contracts by a Holder of the related Securities, the Pledged Treasury Securities underlying such Securities shall be released from the Pledge as provided in the Pledge Agreement and the Holder shall be entitled to receive a number of shares of Common Stock on account of each Purchase Contract forming part of a Treasury PEPS Unit as to which Early Settlement is effected equal to 0.3845 shares of Common Stock per Purchase Contract (the "EARLY SETTLEMENT RATE") ; provided, however, that upon the Early Settlement of the Purchase Contracts, the Holder of such related Securities will forfeit the right to receive any future Contract Adjustment Payments, except to the extent that the Early Settlement Date is after the close of business on a Record Date and prior to the opening of business on the corresponding Payment Date. The Early Settlement Rate shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted as provided in the Purchase Contract Agreement.

        Upon registration of transfer of this Treasury PEPS Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Purchase Contract Agent pursuant to the Purchase Contract Agreement), under the terms of the Purchase Contract Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contracts evidenced by this Treasury PEPS Units Certificate. The Company covenants and agrees, and the Holder, by its acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

        The Holder of this Treasury PEPS Units Certificate, by its acceptance hereof, authorizes the Purchase Contract Agent to enter into and perform the related Purchase Contracts forming part of the Treasury PEPS Units evidenced hereby on its behalf as its attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract Agreement, authorizes the Purchase Contract Agent to enter into and perform the Purchase Contract Agreement and the Pledge Agreement on its behalf as its attorney-in-fact, and consents to the Pledge of the Treasury Securities underlying this Treasury PEPS Units Certificate pursuant to the Pledge Agreement. The Holder further covenants and agrees, that, to the extent and in the manner provided in the Purchase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, payments in respect to the aggregate principal amount of the Pledged Treasury Securities on the Purchase Contract Settlement Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

        Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts.

        The Purchase Contracts shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

        The Company, the Purchase Contract Agent and its Affiliates and any agent of the Company or the Purchase Contract Agent may treat the Person in whose name this Treasury PEPS Units Certificate is registered as the owner of the Treasury PEPS Units evidenced hereby for the purpose of receiving payments of interest on the Treasury Securities, receiving payments of Contract Adjustment Payments, if any, performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Purchase Contract Agent nor any such agent shall be affected by notice to the contrary.

        The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of Common Stock.

        A copy of the Purchase Contract Agreement is available for inspection at the Corporate Trust Office of the Purchase Contract Agent.

                                  ABBREVIATIONS

        The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM:                   as tenants in common

UNIF GIFT MIN ACT:                             Custodian
                           -------------------           ----------------------
                                (cust)                          (minor)
                           Under Uniform Gifts to Minors Act of
                                                                 --------------

                           ----------------------------------------------------

TENANT:                    as tenants by the entireties

JT TEN: as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

                                -----------------

        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


-------------------------------------------------------------------------------
 (Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)

-------------------------------------------------------------------------------
        (Please Print or Type Name and Address Including Postal Zip Code of Assignee)

the within PEPS Units Certificates and all rights thereunder, hereby irrevocably constituting and appointing attorney __________________, to transfer said PEPS Units Certificates on the books of PPL Corporation and PPL Capital Funding Trust I with full power of substitution in the premises.


Dated:                              Signature
      ---------------------                    ---------------------------

                                    NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within PEPS Units Certificates in every particular, without alteration or enlargement or any change whatsoever.


        Signature Guarantee:
                             -------------------------------

                             SETTLEMENT INSTRUCTIONS

        The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon settlement on or after the Purchase Contract Settlement Date of the Purchase Contracts underlying the number of PEPS Units evidenced by this PEPS Units Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:
      ---------------------                       -------------------------------
                                                  Signature
                                                  Signature Guarantee:______________
                                                  (if assigned to another person)

If shares are to be registered in the name of
and delivered to a Person other than the          REGISTERED HOLDER
Holder, please (i) print such Person's name
and address and (ii) provide a guarantee of       Please print name and address of Registered
your signature:                                   Holder:

------------------------------                    ------------------------------
Name                                              Name

------------------------------                    ------------------------------
Address                                           Address



------------------------------                    ------------------------------

------------------------------                    ------------------------------

------------------------------                    ------------------------------
Social Security or other
Taxpayer Identification
Number, if any
                                                  ------------------------------

                            ELECTION TO SETTLE EARLY

        The undersigned Holder of this Treasury PEPS Units Certificate irrevocably exercises the option to effect Early Settlement in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts underlying the number of Treasury PEPS Units evidenced by this Treasury PEPS Units Certificate specified below. The option to effect Early Settlement may be exercised only with respect to Purchase Contracts underlying Treasury PEPS with an aggregate Stated Amount equal to $1,000 or an integral multiple thereof. The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional share and any Treasury PEPS Units Certificate representing any Treasury PEPS Units evidenced hereby as to which Early Settlement of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Pledged Treasury Securities deliverable upon such Early Settlement will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:
      -----------------------       --------------------------------
                                                          Signature

Signature Guarantee:
                    ------------------------

        Number of Securities evidenced hereby as to which Early Settlement of the related Purchase Contracts is being elected:

If shares of Common Stock of Treasury PEPS        REGISTERED HOLDER
Units Certificates are to be registered in
the name of and delivered to and Pledged
Treasury Securities are to be transferred to
a Person other than the Holder, please print
such Person's name and address:

                                                  Please print name and address of Registered
                                                  Holder:

------------------------------                    ------------------------------
Name                                              Name

------------------------------                    ------------------------------
Address                                           Address



------------------------------                    ------------------------------

------------------------------                    ------------------------------

------------------------------                    ------------------------------
Social Security or other
Taxpayer Identification
Number, if any
                                                  ------------------------------

Transfer Instructions for Pledged Preferred Securities or the Applicable Ownership Interest of the Treasury Portfolio, as the case may be, transferable upon Early Settlement or a Termination Event:

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

                        [TO BE ATTACHED TO GLOBAL CERTIFICATES]

               SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE

The following increases or decreases in this Global Certificate have been made:

=================================================================================================

                                    Amount of
                Amount of increase  decrease in        Number of Treasury    Signature of
                in Number of        Number of          PEPS Units evidenced  authorized
                Treasury PEPS       Treasury PEPS      by this Global        officer of
                Units evidenced by  Units evidenced    Certificate           Trustee or
                the Global          by the Global      following such        Securities
Date            Certificate         Certificate        decrease or increase  Custodian
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

                                                                       EXHIBIT C


                     INSTRUCTION TO PURCHASE CONTRACT AGENT


The Chase Manhattan Bank
450 West 33rd Street
New York, New York 10001
Attention:  Institutional Trust Services


        Re:    [_______ PEPS Units] [_______ Treasury PEPS Units] of PPL
Corporation, a Pennsylvania corporation (the "COMPANY"), and PPL Capital Funding Trust I.

        The undersigned Holder hereby notifies you that it has delivered to The Bank of New York, as Securities Intermediary, for credit to the Collateral Account, $______ aggregate [principal] [liquidation] amount of [Preferred Securities] [Subordinated Notes] [Treasury Securities] or security entitlements with respect thereto in exchange for the [Pledged Preferred Securities] [Pledged Subordinated Notes] [Pledged Treasury Securities] held in the Collateral Account, in accordance with the Pledge Agreement, dated as of May 9, 2001 (the "PLEDGE AGREEMENT"; unless otherwise defined herein, terms defined in the Pledge Agreement are used herein as defined therein), between you, the Company, the Collateral Agent and the Securities Intermediary. The undersigned Holder has paid all applicable fees relating to such exchange. The undersigned Holder hereby instructs you to instruct the Collateral Agent to release to you on behalf of the undersigned Holder the [Pledged Preferred Securities] [Pledged Subordinated Notes] [Pledged Treasury Securities] related to such [PEPS Units] [Treasury PEPS Units].


Dated:
      -----------------------       --------------------------------
                                                          Signature

                        Signature Guarantee:
                                            ------------------------


--------------------------------
TRADES Account No. of Holder


                                        ----------------------------
------------------------------
DTC Account No. of Holder

Please print name and address of Registered Holder:


---------------------------                 ---------------------------------
Name                                        Social Security or other Taxpayer
                                            Identification Number, if any


Address

---------------------------

---------------------------

---------------------------

                                                                       EXHIBIT D


                       NOTICE FROM PURCHASE CONTRACT AGENT
                                   TO HOLDERS

            (Transfer of Collateral upon Occurrence of a Termination Event)

[HOLDER]

----------------------------

----------------------------
Attention:
Telecopy:
         -------------------

           Re: [__________ PEPS Units] [______ Treasury PEPS Units] of PPL Corporation, a Pennsylvania corporation (the "COMPANY") and PPL Capital Funding Trust I

        Please refer to the Purchase Contract Agreement, dated as of May 9, 2001 (the "PURCHASE CONTRACT AGREEMENT"; unless otherwise defined herein, terms defined in the Purchase Contract Agreement are used herein as defined therein), between the Company and the undersigned, as Purchase Contract Agent and as attorney-in-fact for the holders of PEPS Units and Treasury PEPS Units from time to time.

        We hereby notify you that a Termination Event has occurred and that [the Subordinated Notes][the Treasury Securities] [Applicable Ownership Interest in the Treasury Portfolio] underlying your ownership interest in _____ [PEPS Units] [Treasury PEPS Units] have been released and are being held by us for your account pending receipt of transfer instructions with respect to such [Subordinated Notes][Treasury Securities] [Applicable Ownership Interest in the Treasury Portfolio] (the "RELEASED SECURITIES").

        Pursuant to Section 3.15 of the Purchase Contract Agreement, we hereby request written transfer instructions with respect to the Released Securities. Upon receipt of your instructions and upon transfer to us of your [PEPS Units][Treasury PEPS Units] effected through book-entry or by delivery to us of your [PEPS Units Certificate][Treasury PEPS Units Certificate], we shall transfer the Released Securities by book-entry transfer or other appropriate procedures, in accordance with your instructions. In the event you fail to effect such transfer or delivery, the Released Securities and any distributions thereon, shall be held in our name, or a nominee in trust for your benefit, until such time as such [PEPS Units][Treasury PEPS Units] are transferred or your [PEPS Units Certificate] [Treasury PEPS Units Certificate] is surrendered or satisfactory evidence is provided that such [PEPS Units Certificate][Treasury PEPS Units Certificate] has been destroyed, lost or stolen, together with any indemnification that we or the Company may require.

     Date:                           By:  THE CHASE MANHATTAN BANK, as
                                          Purchase Contract
                                          Agent


                                     ------------------------------
                                     Name:
                                     Title:   Authorized Signatory

                                                                       EXHIBIT E


                            NOTICE TO SETTLE BY CASH


The Chase Manhattan Bank
450 West 33rd Street
New York, New York 10001
Attention:  Institutional Trust Services

Re: [_______ PEPS Units] [_______ Treasury PEPS Units] of PPL Corporation, a Pennsylvania corporation (the "COMPANY") and PPL Capital Funding Trust I

        The undersigned Holder hereby irrevocably notifies you in accordance with Section of the Purchase Contract Agreement, dated as of May __, 2001 (the "PURCHASE CONTRACT AGREEMENT"; unless otherwise defined herein, terms defined in the Purchase Contract Agreement are used herein as defined therein), between the Company and you, as Purchase Contract Agent and as Attorney-in-Fact for the Holders of the Purchase Contracts, that such Holder has elected to pay to the Securities Intermediary for deposit in the Collateral Account, prior to or on 11:00 a.m. (New York City time) on the fourth Business Day immediately preceding the Purchase Contract Settlement Date (in lawful money of the United States wire transfer, in immediately available funds), $______ as the Purchase Price for the shares of Common Stock issuable to such Holder by the Company under the related Purchase Contracts on the Purchase Contract Settlement Date. The undersigned Holder hereby instructs you to notify promptly the Collateral Agent of the undersigned Holders' election to make such cash settlement with respect to the Purchase Contracts related to such Holder's [PEPS Units] [Treasury PEPS Units].

Dated:
      -----------------------       --------------------------------
                                                          Signature

                        Signature Guarantee:
                                            -----------------------------

Please print name and address of Registered Holder:

                                                                       EXHIBIT F

                       NOTICE FROM PURCHASE CONTRACT AGENT
                     TO REMARKETING AGENT, COLLATERAL AGENT
                         AND INDENTURE TRUSTEE AND THE COMPANY
                 (Settlement of Purchase Contract through Remarketing)


Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036
Attention:
Telecopy:

The Bank of New York
101 Barclay Street
New York, New York 10004
Attention:
Telecopy:

PPL Corporation
Two North Ninth Street
Allentown, Pennsylvania  18101-1179
Attention:  Treasurer
Telecopy:  (610) 774-5106

The Chase Manhattan Bank
450 West 33rd Street
New York, New York 10001
Attention:  Institutional Trust Services
Telecopy: (212) 946-8177

               Re:    __________ PEPS Units of PPL Corporation, a Pennsylvania
               corporation (the "COMPANY") and PPL Capital Funding Trust I, a Delaware statutory business trust

        Please refer to the Purchase Contract Agreement, dated as of May 9, 2001 (the "PURCHASE CONTRACT AGREEMENT"; unless otherwise defined herein, terms defined in the Purchase Contract Agreement are used herein as defined therein), between the Company and the undersigned, as Purchase Contract Agent and as attorney-in-fact for the Holders of PEPS Units from time to time.

        In accordance with Section 5.03(b) of the Purchase Contract Agreement and, based on instructions received from Holders of PEPS Units as of 11:00 a.m. (New York City time), on the fifth Business Day preceding the Purchase Contract Settlement Date, we hereby notify you that ______ [Preferred Securities] [Subordinated Notes] are to be tendered for purchase in the Remarketing.


Date:                                By:  THE CHASE MANHATTAN
                                          BANK, as Purchase Contract Agent


                                          ------------------------------
                                          Name:
                                          Title:   Authorized Officer


                                      F-2